   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 27, 2001


                                                      REGISTRATION NO. 333-61386
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------


                               AMENDMENT NO. 2 TO
                                    FORM S-1


                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                                ADVANSTAR, INC.

             (Exact name of registrant as specified in its charter)

              DELAWARE                                7389                               94-3243499
  (State or other jurisdiction of         (Primary Standard Industrial                (I.R.S. Employer
   incorporation or organization)         Classification Code Number)               Identification No.)

                         ------------------------------

                         545 BOYLSTON STREET, 9TH FLOOR
                                BOSTON, MA 02116
                                 (617) 267-6500

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              DAVID W. MONTGOMERY
          VICE PRESIDENT-FINANCE, CHIEF FINANCIAL OFFICER & SECRETARY
                                ADVANSTAR, INC.
                             131 WEST FIRST STREET
                                DULUTH, MN 55802
                                 (218) 723-9200

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:
                          RICHARD TRUESDELL, JR., ESQ.
                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 450-4000
                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

    TITLE OF EACH CLASS OF                            PROPOSED MAXIMUM     PROPOSED MAXIMUM
           SECURITIES              AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING        AMOUNT OF
       TO BE REGISTERED             REGISTERED             UNIT(1)            PRICE(1)(2)       REGISTRATION FEE
15% Series B Senior Discount
  Notes Due 2011..............     $171,792,000           52.9834%            $91,021,215          $22,755(3)

(1) Estimated solely for the purpose of calculating the amount of the registration fee.

(2) Calculated pursuant to Rule 457(f).

(3) Previously paid on May 22, 2001.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

    This Registration Statement covers the registration of an aggregate principal amount at maturity of $171,792,000 of new 15% Series B Senior Discount Notes due 2011 of Advanstar, Inc. that may be exchanged for equal principal amounts at maturity of Advanstar's outstanding 15% Series A Senior Discount Notes due 2011. This Registration Statement also covers the registration of the new notes for resale by Credit Suisse First Boston Corporation in market-making transactions and by DLJ Investment Partners II, L.P. and related funds, who are affiliates of Advanstar and therefore cannot participate in the exchange offer. The complete prospectus relating to the exchange offer follows immediately after this Explanatory Note. Following the prospectus are certain pages of the prospectus relating solely to resales and market-making transactions (the "market making prospectus"), including an alternate front cover page, Table of Contents, a section entitled "Risk Factors--There is no existing trading market for the notes, which could make it difficult for you to sell your notes at an acceptable price or at all." to be used in lieu of the section entitled "Risk Factors--Risks Relating to the Notes--No public trading market for the notes exists which could result in an illiquid trading market and/or lower sales price for your notes," an alternate "Use of Proceeds" section, a section entitled "Material U.S. Tax Consequences to the Holders of the Notes" and an alternate "Plan of Distribution" section. In addition, the market-making prospectus will not include the following captions (or the information set forth under those captions) in the exchange offer prospectus: "Summary--The Exchange Offer" and "Material United States Tax Consequences of the Exchange Offer." All other sections of the exchange offer prospectus will be included in the market-making prospectus.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS (SUBJECT TO COMPLETION)
DATED SEPTEMBER 27, 2001


                                     [LOGO]

                               OFFER TO EXCHANGE
                  15% SERIES A SENIOR DISCOUNT NOTES DUE 2011
                                      FOR
                  15% SERIES B SENIOR DISCOUNT NOTES DUE 2011

                               ------------------

    We are offering to exchange up to $171,792,000 principal amount at maturity of our new 15% Series B Senior Discount Notes Due 2011 for up to $171,792,000 principal amount at maturity of our existing 15% Series A Senior Discount Notes Due 2011. The terms of the new notes are identical in all material respects to the terms of the old notes, except that the new notes have been registered under the Securities Act, and the transfer restrictions and registration rights relating to the old notes do not apply to the new notes.

    To exchange your old notes for new notes:


    - you are required to make the representations described on page 116 to us;


    - you must complete and send the letter of transmittal that accompanies this prospectus to the exchange agent, Wells Fargo Bank Minnesota, N.A., by
      5:00 p.m., New York time, on         , 2001; and

    - you should read the section called "The Exchange Offer" for further information on how to exchange your old notes for new notes

    SEE "RISK FACTORS" BEGINNING ON PAGE 9 FOR A DISCUSSION OF RISK FACTORS THAT SHOULD BE CONSIDERED BY YOU PRIOR TO TENDERING YOUR OLD NOTES IN THE EXCHANGE OFFER.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED IN THE EXCHANGE OFFER OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            , 2001

                               TABLE OF CONTENTS


                                          PAGE
                                        --------
PROSPECTUS SUMMARY.....................      1
RISK FACTORS...........................      9
THE ACQUISITION AND RELATED
  FINANCINGS...........................     18
USE OF PROCEEDS........................     22
CAPITALIZATION.........................     22
NOTE ON INDUSTRY AND MARKET DATA.......     23
SELECTED HISTORICAL CONSOLIDATED
  FINANCIAL DATA.......................     24
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS...........................     26
BUSINESS...............................     41
MANAGEMENT.............................     57
EXECUTIVE COMPENSATION.................     59
SECURITY OWNERSHIP OF CERTAIN
  BENEFICIAL OWNERS AND MANAGEMENT.....     65
                                          PAGE
                                          ----
CERTAIN RELATIONSHIPS AND RELATED PARTY
  TRANSACTIONS.........................     66
DESCRIPTION OF CERTAIN INDEBTEDNESS....     68
DESCRIPTION OF NOTES...................     72
THE EXCHANGE OFFER.....................    111
MATERIAL UNITED STATES TAX CONSEQUENCES
  OF THE EXCHANGE OFFER................    118
PLAN OF DISTRIBUTION...................    118
LEGAL MATTERS..........................    119
EXPERTS................................    119
AVAILABLE INFORMATION..................    119
INDEX TO UNAUDITED PRO FORMA CONDENSED
  CONSOLIDATED FINANCIAL STATEMENTS....    P-1
INDEX TO FINANCIAL STATEMENTS..........    F-1


                            ------------------------

    The names of events, publications and services used in this prospectus are trademarks, trade names and service marks of Advanstar, Inc., its subsidiaries or its joint ventures. Names of companies and associations used in this prospectus are trademarks or trade names of the respective organizations.

    In this prospectus, "Advanstar," the "Company," "we," "us" or "our" refer to Advanstar, Inc. and its subsidiaries, except where the context makes clear that the reference is only to Advanstar, Inc. itself and not its subsidiaries.

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS THE MORE DETAILED INFORMATION IN THIS PROSPECTUS AND YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY. WHEN WE REFER TO "PRO FORMA" FINANCIAL RESULTS OR "ADJUSTED" FINANCIAL RESULTS, WE MEAN THE FINANCIAL RESULTS OF ADVANSTAR AND ITS SUBSIDIARIES ON A CONSOLIDATED BASIS AS IF THE TRANSACTIONS DESCRIBED IN THE PRO FORMA FINANCIAL STATEMENTS INCLUDED IN THIS PROSPECTUS, INCLUDING THE ACQUISITION AND THE RELATED FINANCINGS, HAD OCCURRED AT THE BEGINNING OF THE RELEVANT TIME PERIOD OR AS OF THE RELEVANT DATE. WHEN WE REFER TO "COMBINED" FINANCIAL RESULTS, WE MEAN THE CONSOLIDATED FINANCIAL DATA FOR THE PERIOD JANUARY 1, 2000 TO OCTOBER 11, 2000 COMBINED WITH THE CONSOLIDATED FINANCIAL DATA FOR THE PERIOD OCTOBER 12, 2000 THROUGH DECEMBER 31, 2000. THE CONSOLIDATED FINANCIAL DATA FOR THE COMBINED YEAR ENDED DECEMBER 31, 2000 HAS BEEN DERIVED FROM THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF THE PREDECESSOR AND ADVANSTAR AND HAS NOT BEEN AUDITED AND DOES NOT COMPLY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. THE ACQUISITION OF OUR COMPANY, BY DLJ MERCHANT BANKING PARTNERS III, L.P. AND RELATED FUNDS, AND THE RESULTING CHANGE IN BASIS OF ACCOUNTING HAD NO IMPACT ON REVENUES OR EBITDA, AND THEREFORE MANAGEMENT BELIEVES THAT THE PRESENTATION OF COMBINED INFORMATION IS IMPORTANT BECAUSE IT PROVIDES A COMPARABLE BASIS TO ANALYZE OPERATING REVENUE AND EBITDA FOR 2000, 1999 AND 1998.

                               THE EXCHANGE OFFER

SECURITIES OFFERED........................  We are offering up to $171,792,000 aggregate principal amount at maturity of 15% Senior Discount Series B Notes
                                            due 2011, which have been registered under the
                                            Securities Act.

THE EXCHANGE OFFER........................  We are offering to issue the new notes in exchange for a like principal amount of your old notes. We are offering
                                            to issue the new notes to satisfy our obligations
                                            contained in the registration rights agreement entered
                                            into when the old notes were sold in transactions
                                            permitted by Rule 144A under the Securities Act and
                                            therefore not registered with the SEC. For procedures
                                            for tendering, see "The Exchange Offer."

TENDERS, EXPIRATION DATE,
  WITHDRAWAL..............................  The exchange offer will expire at 5:00 p.m. New York
                                            City time on         , 2001 unless it is extended. If
                                            you decide to exchange your old notes for new notes, you
                                            must acknowledge that you are not engaging in, and do
                                            not intend to engage in, a distribution of the new
                                            notes. If you decide to tender your old notes in the
                                            exchange offer, you may withdraw them at any time prior
                                            to         , 2001. If we decide for any reason not to
                                            accept any old notes for exchange, your old notes will
                                            be returned to you without expense to you promptly after
                                            the exchange offer expires.

FEDERAL INCOME TAX CONSEQUENCES...........  Your exchange of old notes for new notes in the exchange offer will not result in any income, gain or loss to you
                                            for Federal income tax purposes. See "Material United
                                            States Federal Income Tax Consequences of the Exchange
                                            Offer."

USE OF PROCEEDS...........................  We will not receive any proceeds from the issuance of the new notes in the exchange offer.

EXCHANGE AGENT............................  Wells Fargo Bank Minnesota, N.A. is the exchange agent for the exchange offer.

FAILURE TO TENDER YOUR OLD NOTES..........  If you fail to tender your old notes in the exchange offer, you will not have any further rights under the
                                            registration rights agreement, including any right to
                                            require us to register your old notes or to pay you
                                            liquidated damages.

YOU WILL BE ABLE TO RESELL THE SECURITIES WITHOUT REGISTERING THEM WITH THE SEC IF YOU MEET THE REQUIREMENTS DESCRIBED BELOW

    Based on interpretations by the SEC's staff in no-action letters issued to third parties, we believe that new notes issued in exchange for old notes in the exchange offer may be offered for resale, resold or otherwise transferred by you without registering the new notes under the Securities Act or delivering a prospectus, unless you are a broker-dealer receiving securities for your own account, so long as:

    - you are not one of our "affiliates", which is defined in Rule 405 of the Securities Act;

    - you acquire the new notes in the ordinary course of your business;

    - you do not have any arrangement or understanding with any person to participate in the distribution of the new notes; and

    - you are not engaged in, and do not intend to engage in, a distribution of the new notes.


    If you are an affiliate of Advanstar or you are engaged in, intend to engage in or have any arrangement or understanding with respect to, the distribution of new securities acquired in the exchange offer, you (1) should not rely on our interpretations of the position of the SEC's staff and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. DLJ Investment Partners II, L.P. and related funds, including DLJ Investment Partners, L.P., DLJ Investment Funding II, Inc. and DLJ ESC II, L.P., have informed us that they own approximately $103.2 million aggregate principal amount at maturity of the discount notes as of June 30, 2001. Because they are our affiliates, they will not be permitted to participate in the exchange offer. We have filed a shelf registration statement for those holders as part of the same registration statement of which this prospectus forms a part in order to permit them to sell their notes. We refer to those funds as the DLJ Investment Partners funds.


    If you are a broker-dealer and receive new securities for your own account in the exchange offer:

    - you must represent that you do not have any arrangement with us or any of our affiliates to distribute the new notes;

    - you must acknowledge that you will deliver a prospectus in connection with any resale of the new notes you receive from us in the exchange offer; the letter of transmittal states that by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act; and

    - you may use this prospectus, as it may be amended or supplemented from time to time, in connection with the resale of new notes received in exchange for old notes acquired by you as a result of market-making or other trading activities.

    For a period of 90 days after the expiration of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any resale described above.

                     SUMMARY DESCRIPTION OF THE SECURITIES

    THE TERMS OF THE NEW NOTES AND THE OLD NOTES ARE IDENTICAL IN ALL MATERIAL RESPECTS, EXCEPT THAT THE NEW NOTES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, AND THE TRANSFER RESTRICTIONS AND REGISTRATIONS RIGHTS RELATING TO OLD NOTES DO NOT APPLY TO THE NEW NOTES.


MATURITY DATE.............................  October 15, 2011.

INTEREST PAYMENT DATES....................  The notes accrete at a rate of 15% compounded semiannually to a principal amount of $171.8 million on
                                            October 15, 2005. Interest will then begin to accrue and
                                            will be payable in cash every April 15 and October 15,
                                            beginning April 15, 2006.

RANKING...................................  The notes and the guarantees will rank:

                                                - junior to all of our existing and future secured
                                                  indebtedness, including our guarantee of our
                                                  subsidiary's new credit facility;

                                                - equally with any of our unsecured and
                                                unsubordinated indebtedness and liabilities,
                                                  including trade payables;

                                                - senior to any of our future subordinated
                                                indebtedness; and

                                                - effectively junior to all of the liabilities of
                                                our subsidiaries, which have not guaranteed the
                                                  notes.

                                            At June 30, 2001, the notes would have ranked junior to:

                                                - $392.0 million of secured indebtedness, consisting
                                                of our guarantee of the new credit facility; and

                                                - $647.6 million of liabilities of our subsidiaries,
                                                including trade payables, debt under the new credit
                                                  facility and the senior subordinated notes of our
                                                  subsidiary Advanstar Communications but excluding
                                                  intercompany obligations.

OPTIONAL REDEMPTION.......................  We may redeem any of the notes at any time, in whole or in part, in cash at the redemption prices described in
                                            this prospectus, plus accrued and unpaid interest to the
                                            date of redemption.

CHANGE OF CONTROL.........................  Upon a change of control, as defined in "Description of
                                            Notes," we will be required to make an offer to purchase
                                            the notes. The purchase price will equal 101% of the
                                            accreted value of the notes on the date of purchase,
                                            plus accrued and unpaid interest to the date of
                                            repurchase.

CERTAIN COVENANTS.........................  The terms of the notes restrict our ability and the ability of our restricted subsidiaries to:

                                                - incur additional indebtedness;

                                                - create liens;

                                                - engage in sale-leaseback transactions;

                                                - pay dividends or make other equity distributions;

                                                - purchase or redeem capital stock;

                                                - make investments;

                                                - sell assets;

                                                - engage in transactions with affiliates; or

                                                - effect a consolidation or merger.

                                            However, these limitations will be subject to a number
                                            of important qualifications and exceptions. In
                                            particular

                                                - many of our joint ventures are not "subsidiaries"
                                                under the indenture, although they are consolidated
                                                  subsidiaries for accounting purposes; and

                                                - our internet subsidiary is not a "restricted
                                                subsidiary" and not subject to these restrictive
                                                  covenants.

USE OF PROCEEDS...........................  We will not receive any proceeds from the issuance of the new notes in the exchange offer.

                                  OUR COMPANY

OVERVIEW


    We are a leading worldwide provider of integrated, business-to-business, or "B-to-B," marketing communications products and services for targeted industry sectors, principally through trade shows and conferences and through controlled circulation trade, business and professional magazines. We also provide a broad range of other marketing services products, including classified advertising, direct mail services, reprints, database marketing, directories, guides and reference books. We are one of the largest U.S. trade show operators based upon total square footage and number of shows in 2000 and the fifth largest B-to-B trade publisher in the United States as measured by advertising pages in 2000. Our pro forma revenues, EBITDA and Adjusted EBITDA for the combined year ended December 31, 2000, totaled $379.1 million, $86.7 million and $84.3 million, respectively. Our pro forma revenues, EBITDA and Adjusted EBITDA for the six months ended June 30, 2001 totaled $205.6 million, $43.9 million and $43.9 million, respectively.


PRODUCTS AND SERVICES

    We offer our customers a comprehensive array of B-to-B communications products and services to reach their existing and prospective buyers on a cost-effective basis.

    TRADE SHOWS


    We are one of the largest trade show operators in the United States based on total square footage and number of shows in 2000. As of June 30, 2001, we owned and managed 74 trade shows and 10 standalone conferences for business, professional and consumer audiences worldwide, most of which were among the leading events in their respective markets based on square footage.


    TRADE PUBLICATIONS


    As of June 30, 2001, we published 68 specialized business magazines and professional journals and 35 directories and other publications. Approximately 78% of our 58 magazines and journals for which competitive data is available ranked either #1 or #2 in their respective markets, based on the number of advertising pages in the twelve months ended June 30, 2001.


    MARKETING SERVICES

    Within each industry cluster, we provide a comprehensive set of marketing communications products, services and support geared to the particular industry's marketing and customer needs. These services include direct mail and database marketing programs, reprint services, reference books and other services to facilitate our clients' B-to-B marketing and communications programs.

    In addition to our trade shows, trade publications, and marketing services, we are using the Internet increasingly to deliver our integrated B-to-B marketing communications products and services to our customers.

COMPETITIVE STRENGTHS

    We believe that the following factors contribute to our strong competitive position:

    - Market Leadership

    - Industry-Focused Integrated Marketing

    - Diverse Customer Base

    - Attractive EBITDA Margins and Modest Ongoing Capital Expenditure Requirements

    - Experienced and Motivated Management Team

    For more complete information on our competitive strengths, you should read the section called "Business--Competitive Strengths."

BUSINESS STRATEGY

    Our objective is to increase profitability by solidifying our position as a leading provider of comprehensive one stop B-to-B marketing communications products and services. In order to achieve this objective, we operate our business based on the following strategies:

    - Operate Leading Trade Shows and Publish Leading Magazines in Attractive Niche Markets

    - Utilize Industry Cluster Strategy to Drive Growth

    - Maximize Share of Customers' Total Marketing Expenditures

    - Launch New Products and Services Within Existing Clusters

    - Identify and Consummate Strategic Acquisitions

    For more complete information on our business strategies, you should read the section called "Business--Business Strategies."

                                  RISK FACTORS

    See "Risk Factors" for a discussion of various risks associated with an investment in the notes.

                     THE ACQUISITION AND RELATED FINANCINGS

    Advanstar, Inc., was acquired by DLJ Merchant Banking Partners III, L.P., affiliated funds and members of our executive management team in October 2000 for consideration of approximately $917.6 million, including assumed debt and debt repaid at closing. The acquisition was financed with:

    (1) $415.0 million of term loans borrowed by our subsidiary, Advanstar Communications Inc., under its new credit facility,

    (2) $50.0 million received by us from the sale to DLJ Investment Partners II, L.P. and related funds, of units, consisting of senior discount notes of Advanstar, Inc. with an aggregate principal amount at maturity of $103.2 million and warrants to purchase stock in our parent company, Advanstar Holdings Corp. or "Holdings",

    (3) $291.0 million received by Holdings from the sale of its common stock to the DLJ Merchant Banking funds and

    (4) the rollover of common stock valued at $11.6 million held by our executive management team and other existing stockholders.

    The assumed debt included $150.0 million of Advanstar Communication's 9 1/4% senior subordinated notes. Advanstar Communications was required to make an offer to purchase those notes at 101% of principal amount as a result of the change of control caused by the acquisition. All of the notes were tendered, and it entered into a bridge financing to fund the purchase of those notes. In February 2001, Advanstar Communications issued $160.0 million of 12% senior subordinated notes and we issued additional units, substantially identical to those sold in October, for $35.0 million. We then contributed the proceeds to Advanstar Communications as a capital contribution. Advanstar Communications used the net proceeds from the offering of the 12% senior subordinated notes and the capital contribution from us, together with available cash, to repay and terminate the bridge financing and to repay $45.0 million of term loan borrowings under its new credit facility. See "The Acquisition and Related Financings."

                            ------------------------

    Our principal executive offices are located at 545 Boylston Street, 9th floor, Boston, MA and our telephone number is (617) 267-6500.

                   SUMMARY HISTORICAL AND UNAUDITED PRO FORMA
                                 FINANCIAL DATA


    The table below includes summary historical, unaudited combined and unaudited pro forma financial data for Advanstar, Inc. and its predecessor for each of the periods indicated. The summary historical consolidated financial data for the years ended December 31, 1997, 1998 and 1999 and for the period from January 1, 2000 through October 11, 2000 have been derived from the audited consolidated financial statements of the predecessor for such periods. The unaudited summary historical financial data for the six months ended June 30, 2000 has been derived from the historical financial data of the predecessor. The consolidated financial data of Advanstar for the period October 12, 2000 through December 31, 2000 have been derived from the audited consolidated financial statements of Advanstar. The consolidated financial data for the combined year ended December 31, 2000 has been derived from the audited consolidated financial statements of the predecessor and Advanstar and has not been audited and does not comply with generally accepted accounting principles. The unaudited summary historical financial data of Advanstar for the six months ended June 30, 2001 has been derived from our historical financial data. The summary unaudited pro forma consolidated financial data for the year ended December 31, 2000 and the six months ended June 30, 2001 is derived from our historical financial data and gives effect to the transactions described in "Unaudited Pro Forma Condensed Consolidated Financial Statements" included elsewhere in this prospectus. The summary unaudited pro forma financial data is presented for illustrative purposes only and is not necessarily indicative of our financial position or results of operations if those transactions had actually occurred on those dates, and is not necessarily indicative of our future results of operations or financial position. You should read the information contained in this table in conjunction with "The Acquisition and Related Financings," "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Unaudited Pro Forma Condensed Consolidated Financial Statements" and our financial statements and the notes to those statements included elsewhere in this prospectus.


                   SUMMARY HISTORICAL AND UNAUDITED PRO FORMA
                                 FINANCIAL DATA

                                                             PREDECESSOR                                       ADVANSTAR
                                   ----------------------------------------------------------------   ----------------------------
                                                                                     FOR THE PERIOD   FOR THE PERIOD
                                                                                          FROM             FROM
                                                                       SIX MONTHS      JANUARY 1,      OCTOBER 12,
                                              YEAR ENDED                  ENDED       2000 THROUGH     2000 THROUGH
                                             DECEMBER 31,               JUNE 30,      OCTOBER 11,      DECEMBER 31,     COMBINED
                                   ---------------------------------   -----------   --------------   --------------   -----------
                                     1997        1998         1999        2000            2000             2000           2000
                                   --------   -----------   --------   -----------   --------------   --------------   -----------
                                                                       (UNAUDITED)                                     (UNAUDITED)
                                                        (DOLLARS IN THOUSANDS)                           (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
Revenue..........................  $187,656    $259,825     $328,372    $208,107        $315,180         $ 63,872       $379,052
Cost of production and selling...   126,103     168,543      205,105     126,825         190,633           49,591        240,224
General and administrative
  expenses.......................    30,714      36,557       43,646      30,390          48,192           15,300         63,492
Restructuring charge (1).........
Stock option compensation expense
  (benefit)(2)...................        --       3,397        3,925        (183)         (2,485)              --         (2,485)
Amortization of goodwill and
  intangible assets..............    24,326      48,752       49,214      22,152          35,438           14,011         49,449
                                   --------    --------     --------    --------        --------         --------       --------
Operating income.................     6,513       2,576       26,482      28,923          43,402          (15,030)        28,372
Other income (expense)
Interest expense.................   (15,117)    (27,862)     (39,888)    (24,446)        (38,096)         (15,219)       (53,315)
Other income (expense), net......       292      (1,926)      (1,640)        766         (10,385)             194        (10,191)
                                   --------    --------     --------    --------        --------         --------       --------
Income (loss) before income taxes
  and minority interest..........    (8,312)    (27,212)     (15,046)      5,243          (5,079)         (30,055)       (35,134)
Provision (benefit) for income
  taxes..........................       583       1,264      (11,431)      6,721           8,076           (7,794)           282
Minority interests...............        --          40        1,588        (711)         (1,003)             125           (878)
                                   --------    --------     --------    --------        --------         --------       --------
Income (loss) before
  extraordinary item and
  accounting change..............  ($ 8,895)   ($28,436)    ($ 2,027)   ($ 2,189)       ($14,158)        ($22,136)      ($36,294)
                                   ========    ========     ========    ========        ========         ========       ========
OTHER DATA:
EBITDA (3).......................  $ 34,039    $ 53,828     $ 78,478    $ 52,547                                        $ 83,251
Adjusted EBITDA (4)..............    34,039      57,225       82,403      52,364                                          80,766
Adjusted EBITDA margin...........      18.1%       22.0%        25.1%       25.2%                                           21.3%
Capital expenditures.............  $  2,260    $  4,154     $  9,722    $  8,275                                        $ 19,489
Ratio of Adjusted EBITDA to cash
Interest expense.................      2.4x        2.1x         2.1x        2.2x                                            1.6x
Ratio of net debt to Adjusted
  EBITDA (5).....................      4.6x        7.2x         6.2x                                                        7.3x

                                                  ADVANSTAR
                                   ----------------------------------------

                                                                 PRO FORMA
                                   SIX MONTHS     PRO FORMA     SIX MONTHS
                                      ENDED       YEAR ENDED       ENDED
                                    JUNE 30,     DECEMBER 31,    JUNE 30,
                                   -----------   ------------   -----------
                                      2001           2000          2001
                                   -----------   ------------   -----------
                                   (UNAUDITED)   (UNAUDITED)    (UNAUDITED)
                                            (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
Revenue..........................  $  205,627      $379,052      $205,627
Cost of production and selling...     126,937       240,143       126,937
General and administrative
  expenses.......................      35,933        61,172        35,933
Restructuring charge (1).........       3,789                       3,789
Stock option compensation expense
  (benefit)(2)...................          --        (2,485)           --
Amortization of goodwill and
  intangible assets..............      27,957        63,797        27,957
                                   ----------      --------      --------
Operating income.................      11,011        16,425        11,011
Other income (expense)
Interest expense.................     (33,895)      (61,208)      (31,213)
Other income (expense), net......       1,458       (10,191)        1,458
                                   ----------      --------      --------
Income (loss) before income taxes
  and minority interest..........     (21,426)      (54,974)      (18,744)
Provision (benefit) for income
  taxes..........................      (1,871)        1,110          (614)
Minority interests...............        (766)          219          (766)
                                   ----------      --------      --------
Income (loss) before
  extraordinary item and
  accounting change..............  ($  20,321)     ($55,865)     ($18,896)
                                   ==========      ========      ========
OTHER DATA:
EBITDA (3).......................  $   43,894      $ 86,749      $ 43,894
Adjusted EBITDA (4)..............      43,894        84,264        43,894
Adjusted EBITDA margin...........        21.3%         22.2%         21.3%
Capital expenditures.............  $    8,126      $ 19,489      $  8,126
Ratio of Adjusted EBITDA to cash
Interest expense.................        1.8x          1.8x          1.9x
Ratio of net debt to Adjusted
  EBITDA (5).....................                      7.1x            --

                   SUMMARY HISTORICAL AND UNAUDITED PRO FORMA
                                 FINANCIAL DATA


                                                               ADVANSTAR
                                                              -----------
                                                              SIX MONTHS
                                                                 ENDED
                                                               JUNE 30,
                                                              -----------
                                                                 2001
                                                              -----------
                                                              (UNAUDITED)
BALANCE SHEET DATA:
Cash and cash equivalents...................................   $ 14,738
Working capital (6).........................................    (43,922)
Total assets................................................    994,713
Total debt..................................................    630,159
Total stockholder's equity..................................    260,035


----------------------------------------

(1) In March 2001, we announced plans to more tightly focus the activities of our subsidiary, Advanstar.com. These plans will have the effect of more closely integrating many of the sales, marketing, technology and operating functions of Advanstar.com with our core activities in publishing, tradeshow and marketing services. These actions resulted in a restructuring and other charge of $3.8 million, including severance, asset impairment related to abandoned leaseholds and facility closure costs.


(2) We account for stock-based compensation using the intrinsic value method. As a result, we measure compensation cost as the difference between the exercise price of the options and the fair value of the shares underlying the options at the end of the period. Our results for the period from January 1, 2000 through October 11, 2000 were favorably impacted by compensation benefits due to a decrease in the fair value of the shares underlying the options. We will no longer recognize this type of compensation expense thereafter as a result of a change in benefit plans.

(3) "EBITDA" is defined as operating income (loss) plus depreciation and amortization less amounts attributable to minority interest. EBITDA is a key financial measure but should not be construed as an alternative to operating income or cash flows from operating activities (as determined in accordance with generally accepted accounting principles). We believe that EBITDA is a useful supplement to net income and other income statement data in understanding cash flows generated from operations that are available for taxes, debt service and capital expenditures. However, our method of computation may not be comparable to other similarly titled measures of other companies.

    The following table demonstrates our calculation of EBITDA for each period presented.

                                                             PREDECESSOR                                       ADVANSTAR
                                   ----------------------------------------------------------------   ----------------------------
                                                                                     FOR THE PERIOD   FOR THE PERIOD
                                                                                          FROM             FROM
                                                                       SIX MONTHS      JANUARY 1,      OCTOBER 12,
                                              YEAR ENDED                  ENDED       2000 THROUGH     2000 THROUGH
                                             DECEMBER 31,               JUNE 30,      OCTOBER 11,      DECEMBER 31,     COMBINED
                                   ---------------------------------   -----------   --------------   --------------   -----------
                                     1997        1998         1999        2000            2000             2000           2000
                                   --------   -----------   --------   -----------   --------------   --------------   -----------
                                                                       (UNAUDITED)                                     (UNAUDITED)
                                                        (DOLLARS IN THOUSANDS)                           (DOLLARS IN THOUSANDS)
Operating income.................  $  6,513    $  2,576     $ 26,482     $28,923                                        $ 28,372
Depreciation and amortization....    27,526      51,823       53,258      24,984                                          56,834
Minority interest (Excluding
  depreciation and
  amortization)..................        --        (571)      (1,262)     (1,360)                                         (1,955)
                                   ========    ========     ========     =======                                        ========
EBITDA...........................  $ 34,039    $ 53,828     $ 78,478     $52,547                                        $ 83,251
                                   ========    ========     ========     =======                                        ========

                                                  ADVANSTAR
                                   ----------------------------------------

                                                                 PRO FORMA
                                   SIX MONTHS     PRO FORMA     SIX MONTHS
                                      ENDED       YEAR ENDED       ENDED
                                    JUNE 30,     DECEMBER 31,    JUNE 30,
                                   -----------   ------------   -----------
                                      2001           2000          2001
                                   -----------   ------------   -----------
                                   (UNAUDITED)   (UNAUDITED)    (UNAUDITED)
                                            (DOLLARS IN THOUSANDS)
Operating income.................  $   11,011      $ 16,425      $ 11,011
Depreciation and amortization....      33,935        71,182        33,935
Minority interest (Excluding
  depreciation and
  amortization)..................      (1,052)         (858)       (1,052)
                                   ==========      ========      ========
EBITDA...........................  $   43,894      $ 86,749      $ 43,894
                                   ==========      ========      ========


(4) "Adjusted EBITDA" is defined as EBITDA plus stock option compensation expense, or less any stock option compensation benefit. We believe that Adjusted EBITDA is a useful supplement to net income and other income statement data in understanding cash flows generated from operations that are available for taxes, debt service and capital expenditures, as it excludes stock option compensation expense which, in all historical periods, was a non-cash expense. See Note 1 above for a discussion of the impact of our stock-based compensation expense (benefit) on our Adjusted EBITDA.

(5) Net debt equals total debt less cash and cash equivalents.

(6) Working capital is defined as current assets, excluding cash, less current liabilities, excluding the current portion of long term debt.

                                  RISK FACTORS

    IN ADDITION TO THE OTHER MATTERS DESCRIBED IN THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE MAKING AN INVESTMENT IN THE NOTES.

                           RISKS RELATING TO OUR DEBT

    WE HAVE A SIGNIFICANT AMOUNT OF DEBT, WHICH COULD LIMIT OUR ABILITY TO REMAIN COMPETITIVE OR GROW OUR BUSINESS

    We incurred a significant amount of indebtedness in connection with the acquisition. The level of our indebtedness could have important consequences, including:

    - limiting cash flow available for general corporate purposes, including capital expenditures and acquisitions, because a substantial portion of our cash flow from operations must be dedicated to servicing our debt;

    - limiting our ability to obtain additional debt financing in the future for working capital, capital expenditures or acquisitions;

    - limiting our flexibility in reacting to competitive and other changes in our industry and economic conditions generally; and

    - exposing us to risks inherent in interest rate fluctuations because some of our borrowings will be at variable rates of interest, which could result in higher interest expense in the event of increases in interest rates.


    As of June 30, 2001, we had (a) total indebtedness of approximately
$630.2 million and (b) approximately $54.9 million of borrowings available under the new credit facility, subject to customary conditions. In addition, subject to the restrictions in our new credit facility and the indenture, we may incur significant additional indebtedness, which may be secured, from time to time.


    The following chart shows several important credit statistics:


                                                             AS OF JUNE 30, 2001
                                                            ---------------------
                                                            (DOLLARS IN MILLIONS)
Total indebtedness........................................         $630.2
Stockholder's equity......................................         $260.0
Ratio of net debt to Pro forma Adjusted EBITDA for the
  twelve months ended December 31, 2000...................            7.1x


    WE ARE A HOLDING COMPANY AND THEREFORE DEPENDENT ON DIVIDENDS FROM OUR SUBSIDIARIES TO MEET OUR DEBT OBLIGATIONS.

    We are a holding company, and our ability to pay interest on the senior discount notes when they become cash payable in 2005 is dependent upon the receipt of dividends from our direct and indirect subsidiaries. We do not have, and may not in the future have, any assets other than ownership interests in Advanstar Communications Inc. and Advanstar IH, Inc. Advanstar
Communications Inc. and Advanstar IH, Inc. and their subsidiaries are parties to the new credit facility and Advanstar Communications Inc. and its subsidiaries are party to the senior subordinated note indenture, each of which imposes substantial restrictions on Advanstar Communications Inc. and Advanstar IH, Inc.'s ability to pay dividends. Any payment of dividends will be subject to the satisfaction of certain financial conditions set forth in the senior subordinated notes indenture and the new credit facility. The ability of Advanstar Communications Inc. and Advanstar IH, Inc. and their subsidiaries to comply with such conditions may be affected by events that are beyond our or their control. The breach of any such conditions could result in a default under the senior subordinated notes indenture and/or the new credit facility, and in the event of any such default, the holders of the senior subordinated notes or the lenders under the new credit facility could elect to accelerate the maturity of all the senior subordinated notes or the loans under such facility. If the maturity of the senior subordinated notes or the loans under the new credit facility were to be accelerated, all such outstanding debt would be required to be paid in full before Advanstar Communications Inc. or Advanstar IH, Inc. or their subsidiaries would be permitted to distribute any assets or cash to us. Future borrowings by Advanstar Communications Inc. and Advanstar IH, Inc. can also be expected to contain restrictions or prohibitions on the payment of dividends by such subsidiaries to us. We cannot predict what the value of our subsidiaries, assets or the amount of their liabilities will be in the future and whether such values or amounts will permit the payment of distributions to us. Accordingly, there can be no assurance that we will be able to pay our debt service obligations on the senior discount notes.

    As a result of our holding company structure, the holders of the senior discount notes are structurally junior to all creditors of our subsidiaries, except to the extent that we are recognized as a creditor of any such subsidiary, in which case our claims would still be subordinate to any security in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by us. In the event of insolvency, liquidation, reorganization, dissolution or other winding-up of our subsidiaries, we will not receive any funds available to pay to creditors of the subsidiaries until they are paid in full.

                         RISKS RELATING TO OUR BUSINESS

    WE DEPEND ON OUR CUSTOMERS' DISCRETIONARY MARKETING AND ADVERTISING BUDGETS, WHICH MAY DECREASE IN AN ECONOMIC DOWNTURN

    If a general economic downturn or a recession occurs in the United States or any other market where we conduct a significant amount of business, our customers may reduce their marketing and advertising budgets. Any material decrease in marketing budgets could reduce the demand for exhibition space and also reduce attendance at our trade shows and conferences. Any material decrease in advertising budgets could reduce the demand for advertising space in our publications. As a result, our revenue and our cash flow from operations would decrease significantly. In addition, our integrated marketing strategy could be materially adversely affected if advertising revenue cannot support one or more of our important publications or if declines in our customers' marketing and advertising budgets require us to discontinue one or more of our important trade shows or conferences.


    We cannot predict the impact that the terror attacks in New York and Washington, D.C. on September 11, 2001 will have on our future results of operations or financial condition, whether as a result of (1) reduced attendance at, or curtailment or cancellation of, trade shows due to fear of flying, (2) further reduction in economic activity and a related reduction in marketing expenditures on publications or trade shows, or (3) other circumstances that could result from these or subsequent attacks.


    WE DEPEND ON SECURING DESIRABLE DATES AND LOCATIONS FOR OUR TRADE SHOWS AND CONFERENCES, WHICH WE MAY NOT BE ABLE TO SECURE

    The date and location of a trade show or a conference can impact its profitability and prospects. The market for desirable dates and locations is highly competitive. If we cannot secure desirable dates and locations for our trade shows and conferences, their profitability and future prospects would suffer, and our financial condition and results of operations would be materially adversely affected. In general, we maintain multi-year reservations for our trade shows and conferences. Consistent with industry practice, we do not pay for these reservations, and these reservations are not binding on the facility owners until we execute a contract with the owner. We typically sign contracts that guarantee the right to venues or dates for only one year. Therefore, our multi-year reservations may not lead to binding contracts with facility owners. In addition, because trade shows and conferences are held on pre-scheduled dates at specific locations, the success of a particular trade show or conference depends upon events outside of our control, such as natural catastrophes, labor strikes and transportation shutdowns.

    A SIGNIFICANT PORTION OF OUR REVENUE AND ADJUSTED EBITDA IS GENERATED FROM OUR MAGIC TRADE SHOWS, SO ANY DECLINE IN THE PERFORMANCE OF THESE SHOWS WOULD REDUCE OUR REVENUES AND OPERATING INCOME


    For the year ended December 31, 2000, and the six months ended June 30, 2001, our MAGIC trade shows represented 16.4% and 16.5% of our total pro forma revenue, respectively and 49.9% and 52.9% of our total pro forma Adjusted EBITDA, respectively. We expect that the MAGIC trade shows will continue to represent a significant portion of our overall revenue and Adjusted EBITDA in the future. Therefore, a significant decline in the performance of one or both of the MAGIC trade shows, typically held in the first and third quarters, could have a material adverse effect on our financial condition and results of operations.


    ANY SIGNIFICANT INCREASE IN PAPER OR POSTAGE COSTS WOULD CAUSE OUR EXPENSES TO INCREASE SIGNIFICANTLY

    Because of our print products, direct mail solicitations and product distributions, we incur substantial costs for paper and postage. We do not use forward contracts to purchase paper, and therefore are not protected against fluctuations in paper prices. In general, we use the United States Postal Service to distribute our print products and mailings. United States Postal Service rates increase periodically. If we cannot pass increased paper and postage costs through to our customers, our financial condition and results of operations could be materially adversely affected.

    THE MARKET FOR OUR PRODUCTS AND SERVICES IS INTENSELY COMPETITIVE

    The market for our products and services is intensely competitive. The competition is highly fragmented by product offering and by geography. On a global level, larger international firms operate in many geographic markets and have broad product offerings in trade shows, conferences, publications and marketing services. In several industries, such as information technology and healthcare, we compete with large firms with a single-industry focus. Many of these large international and single-industry firms are better capitalized than we are and have substantially greater financial and other resources than us.

    Within each particular industry sector, we also compete with a large number of small to medium-sized firms. While most small to medium-sized firms operate in a single geographic market, in some cases, our competitors operate in several geographic markets. Our trade shows and conferences compete with trade associations and, in several international markets, with exposition hall owners and operators. Our publications typically have between two and five direct competitors that target the same industry sector, and we also have many indirect competitors that define niche markets differently than we do and thus may be alternatives for either readers or advertisers.

    WE DEPEND IN PART ON NEW PRODUCT INTRODUCTIONS, AND THE PROCESS OF RESEARCHING, DEVELOPING, LAUNCHING AND ESTABLISHING PROFITABILITY FOR A NEW EVENT OR PUBLICATION IS INHERENTLY RISKY AND COSTLY

    Our success has depended in part upon our ability to monitor rapidly changing market trends and to adapt our events and publications to meet the evolving needs of existing and emerging target audiences. Our future success will depend in part on our ability to continue to adapt our existing events and publications and to offer new events and publications by addressing the needs of specific audience groups within our target markets. The process of researching, developing, launching and establishing profitability for a new event or publication is inherently risky and costly. We generally incur initial operating losses when we introduce new events and publications. Our efforts to introduce new events or publications may not ultimately be successful or profitable. In addition, we expense as incurred costs related to the development of new events and publications. Therefore, our year-to-year results may be adversely affected by the number and timing of new product launches.

    WE MAY CONTINUE TO EXPERIENCE CONTINUED OPERATING LOSSES AT ADVANSTAR.COM, OUR INTERNET SUBSIDIARY, WHICH HISTORICALLY WE HAVE FUNDED FROM OUR OTHER BUSINESS


    We have provided funding to Advanstar.com to support its operations. Such funding included approximately $12.5 million in the first half of 2001 and we have budgeted an additional $5.0 million of additional funding in 2001. Historically, Advanstar.com has had operating losses, which were funded by distributions from Advanstar Communications. While we expect Advanstar.com to achieve operating income, we may continue to incur additional operating losses, which operating losses we may fund with additional distributions from Advanstar Communications.


    THE GROWTH OF THE INTERNET AS A B-TO-B MARKETING COMMUNICATIONS SOLUTION MAY REDUCE INTEREST IN, AND THE NEED FOR, OUR TRADE SHOWS, PUBLICATIONS AND OTHER MARKETING SERVICES

    We are currently working with our subsidiary Advanstar.com to use the Internet increasingly to deliver our integrated B-to-B marketing communications products and services to our customers. Advanstar.com is developing vertical community web sites to serve our industry sectors and is operating our event and publication-related web sites. While we believe that Advanstar.com will serve to complement our trade shows, publications and other marketing services, we cannot assure you that it will not become an alternative to our existing business operations. Advanstar.com is not an obligor on the notes.

    In addition, other Internet sites that have content similar to traditional B-to-B marketing communications products and services, such as our trade shows and publications, may lead to a reduced interest in these traditional products and services. Any increased use of the Internet as a means of offering B-to-B marketing communications products and services could decrease the need for our trade shows, publications and other marketing services, which, in turn, could have a material adverse effect on our financial condition and results of operations.

    OUR GROWTH STRATEGY OF IDENTIFYING AND CONSUMMATING ACQUISITIONS ENTAILS INTEGRATION AND FINANCING RISK AND COULD DIVERT OUR MANAGEMENT FROM THE OPERATION OF OUR BUSINESS

    We intend to continue to grow in part through strategic acquisitions. This growth strategy entails risks inherent in identifying desirable acquisition candidates and in integrating the operations of acquired businesses into our existing operations. In addition, we may not be able to finance the acquisition of a desirable candidate or to pay as much as our competitors because of our leveraged financial condition or general economic conditions. Our management will continue to devote substantial attention to the identification of acquisition candidates and the integration of acquired businesses. The diversion of our management's attention and the difficulties that we may encounter in integrating the operations of acquired businesses could have a material adverse impact on our results of operations and financial condition. Moreover, we may not realize any of the anticipated benefits of an acquisition, and integration costs may exceed anticipated amounts.

    WE DEPEND ON OUR SENIOR MANAGEMENT TEAM, AND WE DO NOT HAVE EMPLOYMENT CONTRACTS FOR MANY OF OUR SENIOR MANAGERS

    We benefit substantially from the leadership and experience of Robert L. Krakoff, James M. Alic and other members of our senior management team and depend on their continued services to implement successfully our business strategy. The loss of any member of our senior management team or other key employee could materially adversely affect our financial condition and results of operations. Although we have entered into employment agreements with Mr. Krakoff and Mr. Alic, we do not have employment contracts with most other members of our senior management team or other key employees. We cannot be certain that we will continue to retain their services, or the services of other key personnel, in the future. Moreover, we may not be able to attract and retain other qualified personnel in the future. We do not currently maintain key-man life insurance policies on any member of our senior management team or other key employees.

    OUR INTERNATIONAL OPERATIONS AND EXPANSION STRATEGY EXPOSES US TO VARIOUS RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS


    Our growth strategy includes expanding our product and service offerings internationally. We currently maintain offices in Brazil, Germany, Hong Kong, Mexico and the United Kingdom. International operations accounted for approximately 11% of our total revenue in 2000 and for the six months ended June 30, 2001. International operations and expansion involve numerous risks, such as:


    - the uncertainty of product acceptance by different cultures;

    - divergent business expectations or cultural incompatibility in establishing joint ventures with foreign partners;

    - difficulties in staffing and managing multinational operations;

    - currency fluctuations;

    - state-imposed restrictions on the repatriation of funds; and

    - potentially adverse tax consequences.

    The impact of any of these risks could materially adversely affect our future international operations and our financial condition and results of operations.

    WE HAVE SOME EXPOSURE TO FLUCTUATIONS IN THE EXCHANGE RATES OF INTERNATIONAL CURRENCIES


    Our consolidated financial statements are prepared in U.S. dollars. However, a portion of our revenues, expenses, assets and liabilities is denominated in currencies other than the U.S. dollar, including the British Pound Sterling, the euro and the Brazilian Real. Consequently, fluctuations in exchange rates could result in exchange losses. In 1998, 1999, 2000 and the six months ended
June 30, 2001, there was no material effect on our net income due to currency fluctuations, but the impact of future exchange rate fluctuations on our results of operations cannot be accurately predicted. Moreover, because we intend to continue our international expansion, the effect of exchange rate fluctuations could be greater in the future. We have previously undertaken, and in the future may undertake, transactions to hedge the risks associated with fluctuations in exchange rates of other currencies to the dollar. We do not know if any hedging techniques that we may implement will be successful or will mitigate the effect, if any, of exchange rate fluctuations on our financial condition and results of operations.


    OUR BUSINESS IS SEASONAL DUE LARGELY TO HIGHER TRADE SHOW REVENUE IN THE FIRST AND THIRD QUARTERS

    Our business is seasonal, with revenue typically reaching its highest levels during the first and third quarters of each calendar year, largely due to the timing of the MAGIC trade shows and our other large trade shows and conferences. In 2000, 35.2% of our pro forma revenue was generated during the first quarter and 25.5% during the third quarter. The second quarter accounted for 19.7% of pro forma revenue in 2000 and the fourth quarter accounted for 19.6% of pro forma revenue in 2000. Because event revenue is recognized when a particular event is held, we may also experience fluctuations in quarterly revenue based on the movement of annual trade show dates from one quarter to another.

                       RISKS RELATED TO OUR STOCKHOLDERS

    WE ARE CONTROLLED BY PRINCIPAL STOCKHOLDERS WHO WILL BE ABLE TO MAKE IMPORTANT DECISIONS ABOUT OUR BUSINESS AND CAPITAL STRUCTURE; THEIR INTERESTS MAY DIFFER FROM YOUR INTERESTS AS A DEBTHOLDER

    Circumstances may occur in which the interests of our principal stockholders could be in conflict with your interests. In addition, these stockholders may have an interest in pursuing transactions that, in their judgment, enhance the value of their equity investment in our company, even though those transactions may involve risks to you as a holder of the notes.

    Substantially all of the outstanding shares of common stock of Holdings is held by the DLJ Merchant Banking funds. As a result of their stock ownership, the DLJ Merchant Banking funds control us and have the power to elect a majority of our directors, appoint new management and approve any action requiring the approval of the holders of common stock, including adopting amendments to our certificate of incorporation and approving acquisitions or sales of all or substantially all of our assets. The directors elected by the DLJ Merchant Banking funds will have the ability to control decisions affecting our capital structure, including the issuance of additional capital stock, the implementation of stock repurchase programs and the declaration of dividends.

    The general partners of each of the DLJ Merchant Banking funds are affiliates or employees of Credit Suisse First Boston Corporation, which is also an affiliate of (1) DLJ Capital Funding, Inc., the arranger, syndication agent and a lender under our new credit facility, and (2) the general partners of each of the DLJ Investment Partners funds, which own a substantial portion of the notes.

                           RISKS RELATED TO THE NOTES

    THE SENIOR DISCOUNT NOTES WILL BE STRUCTURALLY JUNIOR TO INDEBTEDNESS AND OTHER LIABILITIES OF OUR SUBSIDIARIES


    Our subsidiaries will not be guarantors of the notes. You will not have any claim as a creditor against any of our subsidiaries, and indebtedness and other liabilities, including trade payables, of those subsidiaries will effectively be senior to your claims against those subsidiaries. As of June 30, 2001, our subsidiaries would have had $647.6 million of outstanding liabilities, including the credit facility, the senior subordinated notes and trade payables.


    WE MAY BE UNABLE TO PURCHASE THE NOTES UPON A CHANGE OF CONTROL

    Upon the occurrence of "change of control" events specified in the senior discount notes indenture, you may require us to purchase your notes at 101% of their accreted value, plus accrued interest. The terms of our new credit facility limit our ability to purchase your notes in those circumstances. Any of our future debt agreements may contain similar restrictions and provisions. Accordingly, we may not be able to satisfy our obligations to purchase your senior discount notes unless we are able to refinance or obtain waivers under the new credit facility and other indebtedness with similar restrictions. We cannot assure you that we will have the financial resources to purchase your senior discount notes, particularly if that change of control event triggers a similar repurchase requirement for, or results in the acceleration of, other indebtedness. The senior subordinated notes contain a similar repurchase requirement, and our new credit facility currently provides that certain change of control events will constitute a default and could result in the acceleration of our indebtedness under both the senior subordinated notes indenture and the senior discount notes indenture.

    We do not have, and may not in the future have, any assets other than ownership interests in Advanstar Communications Inc. and Advanstar IH, Inc. As a result, our ability to repurchase all or any part of the senior discount notes upon the occurrence of a change of control will be dependent upon the receipt of dividends or other distributions from our direct and indirect subsidiaries. The new credit facility and the senior subordinated notes restrict Advanstar Communications Inc. from paying dividends and making any other distributions to us. If we do not obtain the consent of the lenders under agreements governing outstanding indebtedness of our subsidiaries, including under the new credit facility and the senior subordinated notes, to permit the repurchase of the senior discount notes, we will likely not have the financial resources to purchase senior discount notes upon the occurrence of a change of control and our subsidiaries will be restricted by the terms of such indebtedness from paying dividends to us or otherwise lending or distributing funds to us for the purpose of such purchase. In any event, there can be no assurance that our subsidiaries will have the resources available to pay such dividend or make any such distribution. Furthermore, the new credit facility provides that certain change of control events will constitute a default thereunder and the senior subordinated notes indenture provides that, in the event of a change of control, Advanstar Communications Inc. will be required to offer to repurchase the senior subordinated notes at the price specified therefor. Our failure to make a change of control offer when required or to purchase tendered senior discount notes when tendered would constitute an event of default under the senior discount notes.

    COURTS COULD INVOLVE FRAUDULENT TRANSFER STATUTES TO LIMIT YOUR RIGHTS TO RECEIVE PAYMENTS ON YOUR NOTES

    Federal and state fraudulent transfer laws permit a court, if it makes certain findings, to

    - avoid all or a portion of our obligations to you;

    - subordinate our obligations to you to our other existing and future indebtedness, entitling other creditors to be paid in full before any payment is made on the notes; and

    - take other action detrimental to you, including invalidating the notes.

In that event, we cannot assure you that you would ever be repaid.

    Under federal and state fraudulent transfer laws, in order to take any of those actions, courts will typically need to find that, at the time the notes were issued, we:

    (1) issued the notes with the intent of hindering, delaying or defrauding current or future creditors; or

    (2) received less than fair consideration or reasonably equivalent value for incurring the indebtedness represented by the notes; and

       (a) were insolvent or were rendered insolvent by reason of the issuance of the notes;

       (b) were engaged, or about to engage, in a business or transaction for which our assets were unreasonably small; or

       (c) intended to incur, or believed or should have believed we would incur, debts beyond our ability to pay as such debts mature.

Many of the foregoing terms are defined in or interpreted under those fraudulent transfer statutes.

    To the extent that proceeds from the sale of the notes and the other related financings were used, in part, to make payments to our former stockholders or to refinance debt incurred to make such payments, a court could find that we did not receive fair consideration or reasonably equivalent value for the incurrence of the debt represented by the notes.

    Different jurisdictions define "insolvency" differently. However, we generally would be considered insolvent at the time we issued the notes if
(1) our liabilities exceeded our assets, at a fair valuation, or (2) the present saleable value of our assets is less than the amount required to pay our total existing debts and liabilities (including the probable liability related to contingent liabilities) as they become absolute or matured. We cannot assure you as to what standard a court would apply in order to determine whether we were "insolvent" as of the date the notes were issued, and we cannot assure you that, regardless of the method of valuation, a court would not determine that we were insolvent on that date. Nor can we assure you that a court would not determine, regardless of whether we were insolvent on the date the notes were issued, that the payments constituted fraudulent transfers on another ground.

    THE NOTES WERE ISSUED WITH ORIGINAL ISSUE DISCOUNT, WHICH CAUSES YOU TO RECOGNIZE INCOME FOR TAX PURPOSES BEFORE YOU RECEIVE CASH AND COULD HAVE ADVERSE CONSEQUENCES TO YOU IN THE EVENT OF A BANKRUPTCY.

    The notes were issued at a substantial original issue discount from their principal amount at maturity. Consequently, holders of the notes will be required to include amounts in gross income for federal income tax purposes in advance of receipt of the cash payments to which the income is attributable.

    Under the indenture, in the event of an acceleration of the maturity of the notes upon the occurrence of an event of default, the holders of the notes may be entitled to recover only the amount which may be declared due and payable pursuant to the indenture, which will be less than the principal amount at maturity of such senior discount notes.

    If a bankruptcy case is commenced by or against us under the Bankruptcy Code, the claim of a holder of notes with respect to the principal amount thereof may be limited to an amount equal to the sum of (i) the issue price of the notes and (ii) that portion of the original issue discount (as determined on the basis of such issue price) which is not deemed to constitute "unmatured interest" for purposes of the Bankruptcy Code. Accordingly, holders of the notes under such circumstances may, even if sufficient funds are available, receive a lesser amount than they would be entitled to under the express terms of the Indenture. In addition, there can be no assurance that a bankruptcy court would compute the accrual of interest under the same rules as those used for the calculation of original issue discount under federal income tax law and, accordingly, a holder might be required to recognize gain or loss in the event of a distribution related to such a bankruptcy case.

    NO PUBLIC TRADING MARKET FOR THE NOTES EXISTS WHICH COULD RESULT IN AN ILLIQUID TRADING MARKET AND/OR LOWER SALES PRICES FOR YOUR NOTES

    The new notes are a new issue of securities for which there is currently no active trading market. If any of the notes are traded after they are initially issued, they may trade at a discount from their initial offering price. The trading price of the notes depends on prevailing interest rates, the market for similar securities and other factors, including economic conditions and our financial condition, performance and prospects. If an active market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected.

                  RISKS RELATED TO FORWARD-LOOKING STATEMENTS

    YOU MAY NOT BE ABLE TO RELY ON FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROSPECTUS, AS OUR ACTUAL RESULTS MAY BE MATERIALLY DIFFERENT

    The information contained in this prospectus includes some forward-looking statements that involve a number of risks and uncertainties. A number of factors could cause our actual results, performance, achievements or industry results to be very different from the results, performance, achievements or industry results expressed or implied by those forward-looking statements. These factors include, but are not limited to:

    - the competitive environment in our industry;

    - economic conditions in general and in the industry in which we compete;

    - changes in or our failure to comply with federal, state, local or foreign laws and government regulations;

    - liability and other claims asserted against our company;

    - changes in operating strategy or development plans;

    - the ability to attract and retain qualified personnel;

    - our significant indebtedness;

    - changes in our acquisition and capital expenditure plans;

    - unforeseen interruptions with our largest customers; and

    - other factors we refer to in this prospectus.

    In addition, forward-looking statements depend upon assumptions, estimates and dates that may not be correct or precise and involve known and unknown risks, uncertainties and other factors. Accordingly, a forward-looking statement in this prospectus is not a prediction of future events or circumstances and those future events or circumstances may not occur. Given these uncertainties, you are warned not to rely on the forward-looking statements. A forward-looking statement is usually identified by our use of certain terminology including "believes," "expects," "may," "will," "should," "seeks," "pro forma," "anticipates" or "intends" or by discussions of strategy or intentions. We are not undertaking any obligation to update these factors or to publicly announce the results of any changes to our forward-looking statements due to future events or developments.

                     THE ACQUISITION AND RELATED FINANCINGS

OUR CORPORATE STRUCTURE PRIOR TO THE ACQUISITION

    We are a Delaware corporation with two direct subsidiaries: Advanstar Communications Inc., through which most of our operations are conducted, and Advanstar IH, Inc., through which all of our Internet-related businesses are conducted. Prior to the acquisition described below, we were owned by AHI Advanstar LLC, a subsidiary of Hellman & Friedman Capital Partners III, L.P. and its affiliates.

THE ACQUISITION

    DLJ Merchant Banking Partners III, L.P. and affiliated funds, which we refer to collectively as the "DLJ Merchant Banking funds," formed Advanstar Holdings Corp. as a Delaware corporation for the purpose of acquiring Advanstar, Inc. from its existing stockholders. Advanstar Holdings Corp., which we refer to as "Holdings," in turn formed an acquisition subsidiary.

    On August 14, 2000, Holdings and AHI entered into an agreement and plan of merger pursuant to which the acquisition subsidiary would merge with and into Advanstar, Inc., with Advanstar, Inc. as the surviving corporation.

    In connection with and prior to the merger, which occurred on October 11, 2000, members of our executive management team exchanged, or rolled over, a portion of their beneficial ownership interest in our company for approximately 2% of the outstanding shares of Holdings common stock.

    Under the merger agreement, Holdings was required to pay the merger consideration to the holders of shares of Advanstar, Inc. common stock and to holders of options to purchase shares of Advanstar, Inc. common stock, as described below. The merger consideration consisted of:

    - cash payable at the closing of the merger in an amount equal to approximately $875.0 million, LESS the amount of outstanding net debt and subject to certain other adjustments, and

    - shares of Holdings common stock representing approximately 2% of the issued and outstanding common stock of Holdings.

Optionholders were entitled to their pro rata portion of the merger consideration, net of the exercise price for their options. In addition, holders of warrants to purchase shares of Advanstar, Inc. common stock that were outstanding at the closing of the merger received warrants to purchase approximately 4% of the outstanding shares of Holdings common stock, measured on a fully diluted basis, at an exercise price per share equal to three times the cost per share paid by the DLJ Merchant Banking funds to purchase Holdings' common stock immediately prior to the merger.

    A portion of the merger consideration was deposited into escrow accounts, including $37.0 million to support indemnity obligations of the selling stockholders and $21.0 million to fund anticipated costs related to the repayment of debt assumed in connection with the merger. In January 2001, the debt was refinanced and approximately $11.2 million of the debt repayment escrow fund was released to the selling stockholders and optionholders, and the remainder was paid to the DLJ Merchant Banking funds. The selling stockholders may be entitled to receive additional post-closing consideration consisting of unused amounts from the indemnity escrow account.

THE RELATED FINANCINGS

    In order to fund the consideration for the acquisition and pay related fees and expenses:

    - Advanstar Communications entered into a $495.0 million syndicated senior secured credit facility, consisting of $415.0 million of term loan availability and $80.0 million of revolving loan availability, with a group of financial institutions led by DLJ Capital Funding, Inc., an affiliate of the DLJ Merchant Banking funds. At the effective time of the acquisition, Advanstar Communications

      (1) borrowed all of the term loans and used the proceeds to refinance its then-existing bank facility and to pay a portion of the acquisition consideration and related transaction fees and expenses, and

      (2) obtained approximately $3.2 million of letters of credit under the revolving credit facility.

      Advanstar Communications may use the remaining borrowing availability under the revolving credit facility for general corporate purposes, subject to customary conditions, including the absence of any material adverse change.

    - Advanstar Communications kept outstanding its existing 9 1/4% senior subordinated notes in an aggregate principal amount of $150.0 million.

    - We and Holdings issued units consisting of (1) our 15% senior discount notes due October 2011 with a principal amount at maturity of $103.2 million and (2) warrants to purchase approximately 2.4% of the shares of Holdings common stock on a fully diluted basis, to DLJ Investment Partners II, L.P., an affiliate of the DLJ Merchant Banking funds, and related funds, for total consideration of approximately $50.0 million.

    - Holdings received (1) $291.0 million from the sale of its common stock to the DLJ Merchant Banking funds, (2) shares of our common stock from members of our executive management team in exchange for shares of its common stock valued at $5.5 million and (3) shares of our common stock from existing stockholders in exchange for shares of its common stock valued at $6.1 million.

    Under the indenture governing the 9 1/4% senior subordinated notes, Advanstar Communications was required to make an offer to purchase the 9 1/4% senior subordinated notes at 101% of principal amount as a result of the change of control caused by the acquisition. The offer to purchase expired on January 4, 2001, and all of the 9 1/4% senior subordinated notes were tendered. Advanstar Communications obtained bridge financing from Credit Suisse First Boston, Cayman Islands Branch, in order to fund the purchase price for those notes.

    In February 2001, we issued an additional $68.6 million aggregate principal amount at maturity of senior discount notes, together with warrants to purchase Holdings common stock, for consideration of $35.0 million. At the same time, we issued new senior discount notes to the DLJ Investment Partners funds in exchange for their senior discount notes, which had not been issued under an indenture. All of the senior discount notes are part of the same series and treated as part of the same class for all purposes. We used the proceeds of the offering of the old notes and a concurrent offering by Advanstar Communications of $160.0 million of its 12% senior subordinated notes due 2011 together with some of our available cash, to

    (1) repay and terminate the bridge financing; and

    (2) repay $45.0 million of term loan borrowings under the new credit facility.

    In this prospectus, the "acquisition" refers to the acquisition of Advanstar, Inc. by Holdings, and the "related financings" refer to the sale of the initial units and Holdings common stock in October 2000, the bridge financing, our sale of the additional units in February 2001, the offering by Advanstar Communications of $160.0 million of its 12% senior subordinated notes due 2011 and borrowings under the new credit facility described above.

    The following table sets forth the sources and uses of funds by Holdings and its subsidiaries for the acquisition and the related financings, other than the offering of the senior subordinated notes and the additional units offering in February 2001:

                                                              (IN MILLIONS)
                                                              -------------
SOURCES OF FUNDS BY HOLDINGS AND ITS SUBSIDIARIES
Borrowings under our new credit facility....................      $415.0
Bridge financing............................................       150.0
Advanstar, Inc. units.......................................        50.0
Holdings common stock--DLJ Merchant Banking funds...........       291.0
Holdings common stock--management rollover..................         5.5
Holdings common stock--other existing stockholder
  rollover(1)...............................................         6.1
                                                                  ------
  Total sources.............................................      $917.6
                                                                  ======
USES OF FUNDS BY HOLDINGS AND ITS SUBSIDIARIES
Acquisition consideration(2)................................      $346.6
Management rollover.........................................         5.5
Other existing stockholder rollover(1)......................         6.1
Repayment of existing debt at closing.......................       357.8
Repayment of 9 1/4% senior subordinated notes tendered in
  change of control offer...................................       151.5
Payment of accrued interest on existing notes...............         5.8
Estimated transaction fees and expenses.....................        32.6
Excess cash.................................................        11.7
                                                                  ------
  Total uses................................................      $917.6
                                                                  ======

------------------------

(1) Represents the portion of merger consideration paid in the form of Holdings common stock.

(2) Including $58.0 million deposited in escrow accounts as described above.

    The following table sets forth the sources and uses of funds in connection with the offering of the additional units and the concurrent offering of 12% senior subordinated notes in February 2001, assuming they occurred as of December 31, 2000:

                                                              (IN MILLIONS)
                                                              -------------
SOURCES OF FUNDS
Senior subordinated notes...................................      $160.0
Units.......................................................        35.0
Available cash..............................................         6.9
                                                                  ------
  Total sources.............................................      $201.9
                                                                  ======

                                                              (IN MILLIONS)
                                                              -------------
USES OF FUNDS
Repayment of bridge financing(1)............................      $150.0
Repayment of term debt under new credit facility(1).........        45.0
Estimated fees and expenses.................................         6.9
                                                                  ------
  Total uses................................................      $201.9
                                                                  ======

------------------------

(1) We were also required to pay accrued interest on the bridge financing and the term debt under the new credit facility of approximately $2.6 million, which we repaid using available cash.

                              TRANSACTION SUMMARY

    [The chart shows the corporate structure of Advanstar and the sources of funds for the acquisition.

    At the top of the chart is a description of each of the three groups of shareholders of Holdings, including (1) "management", which is listed as having a "2%" ownership as a result of a "$5.5 million equity rollover", (2) the DLJ Merchant Banking funds, which are listed as having a "96%" ownership as a result of a "$291.0 million Cash Equity Contribution" and (3) other shareholders, which are listed as having a "2%" ownership as a result of a "$6.1 million equity rollover".

    The chart then shows Advanstar Holdings Corp.*, the ultimate parent company of our company, which is indicated as having a 100% ownership of Advanstar, Inc.* Advanstar, Inc. is indicated as receiving "$85.0 million in gross proceeds from the sale of parent company units consisting of discount notes and warrants to purchase Holding stock**". Advanstar, Inc. is further indicated as having a 100% ownership of Advanstar Communications, Inc. and Advanstar, IH, Inc.*, which is indicated as owning Advanstar.com.*

    Advanstar Communications Inc. is indicated as receiving an "$80 million revolving credit facility", "$370 million term credit facility***" and "$160 million senior subordinated notes".]

* Excludes $45 million of term loans, which were repaid at closing of the offering of the old notes.

                                USE OF PROCEEDS

    We will not receive any cash proceeds from the issuance of the new notes. The new notes will be exchanged for old notes as described in this prospectus upon our receipt of old notes. We will cancel all of the old notes surrendered in exchange for the new notes.

    We sold the old notes as part of units with warrants to purchase common stock of Holdings. We sold $103.2 in principal amount at maturity of the notes in units in October 2000 and used the net proceeds of $50.0 million, together with the proceeds of other financings, to help finance our acquisition by the DLJ Merchant Banking funds. We sold $68.6 million aggregate principal amount at maturity of the notes in additional units in February 2001 and used the net proceeds of $35.0 million, or $33.8 million after deducting the initial purchaser's discounts and commissions and other expenses of the offering, together with the net proceeds from the sale by Advanstar Communications of senior subordinated notes and available cash, to repay the bridge financing incurred to pay for the 9 1/4% senior subordinated notes, all of which were tendered in the change of control offer, and $45.0 million of term loan borrowings under our new credit facility and to pay related fees and expenses.

                                 CAPITALIZATION


    The following table presents our unaudited cash and cash equivalents and consolidated capitalization as of June 30, 2001 on a historical basis, and should be read in conjunction with our consolidated financial statements and the notes to those statements included elsewhere in this prospectus, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "The Acquisition and Related Financings."



                                                                  AS OF
                                                              JUNE 30, 2001
                                                              --------------
                                                              (IN MILLIONS)
Cash and cash equivalents...................................      $ 14.7
                                                                  ======
Long-term debt, including current portion
  New credit facility
    Revolver loans(1).......................................      $ 22.0
    Term loans..............................................       370.0
  Senior subordinated notes.................................       160.0
  Units.....................................................        78.2
                                                                  ------
    Total debt..............................................       630.2
                                                                  ------
Stockholder's equity........................................       260.0
                                                                  ------
    Total capitalization....................................      $890.2
                                                                  ======


------------------------


(1) We have an $80.0 million committed revolving credit facility, of which $54.9 million is available for borrowing as of June 30, 2001, subject to satisfaction of customary borrowing conditions. We have obtained approximately $3.1 million in letters of credit under our revolving credit facility.

                        NOTE ON INDUSTRY AND MARKET DATA

    Industry and market data used throughout this prospectus were obtained through company research, surveys and studies conducted by third parties and industry and general publications.

    In particular:

    - INDUSTRY OVERVIEW: Except where otherwise specifically referenced, we have based our discussion of the business-to-business communications industry on publications by Veronis Suhler & Associates.

    - TRADE SHOWS: As is typical in the trade show industry, we rank our trade shows against the trade shows of our competitors based on an internally conducted analysis of net square footage of exhibition space. This data is typically reported by trade show organizers and published in the Tradeshow Week Data Book 2000, a publication that lists trade shows grouped by industrial classification codes. We include both direct and indirect competitors in such comparisons. Direct competitors are the trade shows within the same industrial classification code and geographic region as our trade shows, although we only include trade shows within the same industrial classification code that are within the same subcategory, as defined by us, as our trade shows. For example, we only include women's apparel shows in providing data about our women's apparel trade shows, although the relevant industrial classification code covers all apparel shows. Direct competitors are also determined in some cases by the time of the year during which a trade show is held. Indirect competitors are subjectively determined by us on a case-by-case basis. These indirect competitors include: (1) broad-based trade shows we know from prior experience that display, among other products, products displayed at our trade shows and (2) trade shows identified by our current exhibitors as other trade shows in which they participate. In determining our market position in comparison to these broad-based shows, we compare the square footage of our show against the estimated square footage of that broad-based show allocated to the products that are of the same type as those displayed in our trade show. Some of our trade shows have insignificant or no direct competition, such as IBS New York, Licensing International, Dealernews International Powersports Dealer Expo and the TeleCon shows.

    - TRADE PUBLICATIONS: We utilize the industry-standard method of number of advertising pages to rank our publications against competitors' publications. For purposes of these rankings, we have defined our markets narrowly as the niche of businesses or professionals at which a publication is specifically targeted. Except where otherwise specifically referenced, we have based the rankings of our publications on the number of advertising pages in our publications compared to their competitors as determined by Inquiry Management Systems Ltd., an independent third party.

    We have not independently verified market and industry data from third-party sources. While we believe internal company surveys are reliable and market definitions are appropriate, neither these surveys nor these definitions have been verified by any independent sources.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA


    The following table presents selected financial data for Advanstar, Inc. and its predecessors for each of the periods indicated. The selected historical financial data of Advanstar's predecessors for the five months ended May 31, 1996, the seven months ended December 31, 1996, for the year ended December 31, 1997 and the consolidated balance sheet as of December 31, 1998 have been derived from the audited consolidated financial statements and notes thereto of the predecessors for those periods, which are not included nor incorporated herein. The unaudited selected historical balance sheet data for the six months ended June 30, 2000 has been derived from the historical data of the predecessor, which has not been included nor incorporated herein. The selected historical financial data for Advanstar's predecessor for the years ended December 31, 1998, 1999 and for the period January 1, 2000 through October 11, 2000 have been derived from the audited consolidated financial statements and notes thereto of the predecessor for those periods included herein. The unaudited selected historical financial data for the six months ended June 30, 2000 has been derived from the historical data of the predecessor, included herein. The selected historical financial data for Advanstar for the period October 12, 2000 through December 31, 2000 have been derived from Advanstar's audited financial statements, included herein. The combined financial data for the combined year ended December 31, 2000 has been derived from the audited consolidated financial statements of the predecessor and Advanstar but has not been audited and does not comply with generally accepted accounting principles. The unaudited selected historical data of Advanstar for the six months ended June 30, 2001 has been derived from our historical data, included herein. The selected historical consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and notes thereto included elsewhere in this prospectus.


                                                                      PREDECESSORS
                                       ---------------------------------------------------------------------------
                                         FIVE        SEVEN
                                        MONTHS       MONTHS                                            SIX MONTHS
                                        ENDED        ENDED                                               ENDED
                                       MAY 31,    DECEMBER 31,        YEAR ENDED DECEMBER 31,           JUNE 30,
                                       --------   ------------   ----------------------------------   ------------
                                         1996         1996         1997        1998         1999          2000
                                       --------   ------------   --------   -----------   ---------   ------------
                                                                                                      (UNAUDITED)
                                                                 (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
Revenue..............................  $68,286      $ 82,720     $187,656    $ 259,825    $ 328,372     $208,107
Cost of production and selling.......   43,827        53,493      126,103      168,543      205,105      126,825
General and administrative
  expenses...........................   11,462        17,395       30,714       36,557       43,646       30,390
Restructuring charge (1).............       --            --           --           --           --           --
Stock option compensation expense
  (benefit)(2).......................       --            --           --        3,397        3,925         (183)
Amortization of goodwill and
  intangible assets..................    1,588        13,171       24,326       48,752       49,214       22,152
                                       -------      --------     --------    ---------    ---------     --------
Operating income (loss)..............   11,409        (1,339)       6,513        2,576       26,482       28,923
Other income (expense)
  Interest expense...................   (6,963)       (7,511)     (15,117)     (27,862)     (39,888)     (24,446)
  Other income (expense), net........       23          (488)         292       (1,926)      (1,640)         766
                                       -------      --------     --------    ---------    ---------     --------
Income (loss) before income
  taxes and minority interest........    4,469        (9,338)      (8,312)     (27,212)     (15,046)       5,243
Provision (benefit) for incurred
  taxes..............................       13         1,076          583        1,264      (11,431)       6,721
Minority interest....................       --            --           --           40        1,588         (711)
                                       -------      --------     --------    ---------    ---------     --------
Income (loss) before extraordinary
  item and accounting change.........  $ 4,456      $(10,414)    $ (8,895)   $ (28,436)   $  (2,027)    $ (2,189)
                                       =======      ========     ========    =========    =========     ========

Other Data:
EBITDA (3)...........................  $14,428      $ 13,781     $ 34,039    $  53,828    $  78,478     $ 52,547
Adjusted EBITDA (4)..................   14,428        13,781       34,039       57,225       82,403       52,364
Adjusted EBITDA margin...............    21.1%          16.7%        18.1%        22.0%        25.1%        25.2%
Capital expenditures.................  $   365      $    780     $  2,260    $   4,154    $   9,722     $  8,275
Ratio of Adjusted EBITDA to cash
  interest expense...................                    1.8x         2.4x         2.1x         2.1x         2.2x
Ratio of net debt to Adjusted
  EBITDA (5).........................                     --          4.6x         7.2x         6.2x
Ratio of earnings to fixed charges
  (6)................................      1.6x           --           --           --           --          1.2x
Cash flows provided by (used in):
  Operating activities...............  $(1,011)     $ 12,616     $ 12,802    $  33,568       53,520     $ 14,931
  Investing activities...............     (274)      (18,927)     (33,323)    (358,261)    (150,902)     (11,986)
  Financing activities...............    2,227         5,944       25,224      332,600       94,904       (1,916)

                                        PREDECESSORS                       ADVANSTAR
                                       ---------------   ---------------------------------------------
                                       FOR THE PERIOD     FOR THE PERIOD
                                       FROM JANUARY 1,   FROM OCTOBER 12,                  SIX MONTHS
                                        2000 THROUGH       2000 THROUGH                      ENDED
                                         OCTOBER 11,       DECEMBER 31,      COMBINED       JUNE 30,
                                       ---------------   ----------------   -----------   ------------
                                            2000               2000            2000           2001
                                       ---------------   ----------------   -----------   ------------
                                                                            (UNAUDITED)   (UNAUDITED)
                                                           (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
Revenue..............................     $315,180          $   63,872       $379,052      $  205,627
Cost of production and selling.......      190,633              49,591        240,224         126,937
General and administrative
  expenses...........................       48,192              15,300         63,492          35,933
Restructuring charge (1).............           --                  --             --           3,789
Stock option compensation expense
  (benefit)(2).......................       (2,485)                 --         (2,485)             --
Amortization of goodwill and
  intangible assets..................       35,438              14,011         49,449          27,957
                                          --------          ----------       --------      ----------
Operating income (loss)..............       43,402             (15,030)        28,372          11,011
Other income (expense)
  Interest expense...................      (38,096)            (15,219)       (53,315)        (33,895)
  Other income (expense), net........      (10,385)                194        (10,191)          1,458
                                          --------          ----------       --------      ----------
Income (loss) before income
  taxes and minority interest........       (5,079)            (30,055)       (35,134)        (21,426)
Provision (benefit) for incurred
  taxes..............................        8,076              (7,794)           282          (1,871)
Minority interest....................       (1,003)                125           (878)           (766)
                                          --------          ----------       --------      ----------
Income (loss) before extraordinary
  item and accounting change.........     $(14,158)         $  (22,136)      $(36,294)     $  (20,321)
                                          ========          ==========       ========      ==========
Other Data:
EBITDA (3)...........................                                        $ 83,251      $   43,894
Adjusted EBITDA (4)..................                                          80,766          43,894
Adjusted EBITDA margin...............                                            21.3%           21.3%
Capital expenditures.................                                        $ 19,489      $    8,126
Ratio of Adjusted EBITDA to cash
  interest expense...................                                             1.6x            1.8x
Ratio of net debt to Adjusted
  EBITDA (5).........................                                             7.3x
Ratio of earnings to fixed charges
  (6)................................           --                  --             --              --
Cash flows provided by (used in):
  Operating activities...............     $ 32,765          $  (17,628)      $ 15,137      $    1,205
  Investing activities...............      (22,506)              6,824        (15,682)        (17,418)
  Financing activities...............      (16,828)                 --        (16,828)         13,160

                                                                       PREDECESSORS
                                        --------------------------------------------------------------------------
                                          FIVE        SEVEN
                                         MONTHS       MONTHS                                           SIX MONTHS
                                         ENDED        ENDED                                              ENDED
                                        MAY 31,    DECEMBER 31,        YEAR ENDED DECEMBER 31,          JUNE 30,
                                        --------   ------------   ---------------------------------   ------------
                                          1996         1996         1997        1998         1999         2000
                                        --------   ------------   --------   -----------   --------   ------------
                                                                                                      (UNAUDITED)
                                                                  (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA (AT END OF PERIOD)
Cash and cash equivalents.............               $  2,531     $  7,024    $ 14,016     $ 11,237     $ 12,629
Working capital (7)...................                (11,572)     (12,034)    (33,232)     (26,474)     (50,474)
Total assets..........................                277,173      298,497     660,226      832,595      788,578
Total debt............................                151,000      164,223     426,868      523,154      521,257
Total stockholder's equity............                 86,839       89,734     134,760      159,966      130,137

                                         PREDECESSORS                       ADVANSTAR
                                        ---------------   ---------------------------------------------
                                        FOR THE PERIOD     FOR THE PERIOD
                                        FROM JANUARY 1,   FROM OCTOBER 12,                  SIX MONTHS
                                         2000 THROUGH       2000 THROUGH                      ENDED
                                          OCTOBER 11,       DECEMBER 31,      COMBINED       JUNE 30,
                                        ---------------   ----------------   -----------   ------------
                                             2000               2000            2000           2001
                                        ---------------   ----------------   -----------   ------------
                                                                             (UNAUDITED)   (UNAUDITED)
                                                            (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA (AT END OF PERIOD)
Cash and cash equivalents.............                       $   17,581                         14,738
Working capital (7)...................                          (60,344)                       (43,922)
Total assets..........................                        1,021,435                        994,713
Total debt............................                          608,121                        630,159
Total stockholder's equity............                          283,576                        260,035


----------------------------------------


(1) In March 2001, we announced plans to more tightly focus the activities of our subsidiary, Advanstar.com. These plans will have the effect of more closely integrating many of the sales, marketing, technology and operating functions of Advanstar.com with our core activities in publishing, tradeshow and marketing services. These actions resulted in a restructuring and other charge of $3.8 million, including severance, asset impairment related to abandoned leaseholds and facility closure costs.


(2) We account for stock-based compensation using the intrinsic value method. As a result, we measure compensation cost as the difference between the exercise price of the options and the fair value of the shares underlying the options at the end of the period. Our results for the period January 1, 2000 through October 11, 2001 were favorably impacted by compensation benefits due to a decrease in the fair value of the shares underlying the options. We will no longer recognize compensation expense thereafter as a result of a change in benefit plans.

(3) "EBITDA" is defined as operating income (loss) plus depreciation and amortization less amounts attributable to minority interest. EBITDA is a key financial measure but should not be construed as an alternative to operating income or cash flows from operating activities (as determined in accordance with generally accepted accounting principles). We believe that EBITDA is a useful supplement to net income and other income statement data in understanding cash flows generated from operations that are available for taxes, debt service and capital expenditures. However, our method of computation may not be comparable to other similarly titled measures of other companies.

  The following table demonstrates our calculation of EBITDA for each period presented.

                                                                         PREDECESSORS
                                   -----------------------------------------------------------------------------------------
                                     FIVE        SEVEN                                                       FOR THE PERIOD
                                    MONTHS       MONTHS                                        SIX MONTHS    FROM JANUARY 1,
                                    ENDED        ENDED                                           ENDED        2000 THROUGH
                                   MAY 31,    DECEMBER 31,      YEAR ENDED DECEMBER 31,         JUNE 30,       OCTOBER 11,
                                   --------   ------------   ------------------------------   ------------   ---------------
                                     1996         1996         1997       1998       1999         2000            2000
                                   --------   ------------   --------   --------   --------   ------------   ---------------
                                                                                              (UNAUDITED)
                                                                    (DOLLARS IN THOUSANDS)
Operating income.................  $11,409      $ (1,339)    $  6,513   $  2,576   $ 26,482     $ 28,923
Depreciation and amortization....    3,019        15,120       27,526     51,823     53,258       24,984
Minority interest (Excluding
  depreciation and
  amortization)..................       --            --           --       (571)    (1,262)      (1,360)
                                   =======      ========     ========   ========   ========     ========
EBITDA...........................  $14,428      $ 13,781     $ 34,039   $ 53,828   $ 78,478     $ 52,547
                                   =======      ========     ========   ========   ========     ========

                                                     ADVANSTAR
                                   ---------------------------------------------
                                    FOR THE PERIOD
                                   FROM OCTOBER 12,                  SIX MONTHS
                                     2000 THROUGH                      ENDED
                                     DECEMBER 31,      COMBINED       JUNE 30,
                                   ----------------   -----------   ------------
                                         2000            2000           2001
                                   ----------------   -----------   ------------
                                                      (UNAUDITED)   (UNAUDITED)
                                              (DOLLARS IN THOUSANDS)
Operating income.................                      $ 28,372      $   11,011
Depreciation and amortization....                      $ 56,834          33,935
Minority interest (Excluding
  depreciation and
  amortization)..................                      $ (1,955)         (1,052)
                                                       ========      ==========
EBITDA...........................                      $ 83,251      $   43,894
                                                       ========      ==========


(4) "Adjusted EBITDA" is defined as EBITDA plus stock option compensation expense, or less any stock option compensation benefit. We believe that Adjusted EBITDA is a useful supplement to net income and other income statement data in understanding cash flows generated from operations that are available for taxes, debt service and capital expenditures, as it excludes stock option compensation expense which, in all historical periods, was a non-cash expense.

(5) Net debt equals total debt less cash and cash equivalents.


(6) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as pretax income from continuing operations plus fixed charges. Fixed charges consist of interest expense and one-third of rental expense, which is considered representative of the interest component of rental expense. Earnings were insufficient to cover fixed charges in the seven months ended December 31, 1996, and the years ended December 31, 1997, 1998, 1999, 2000 and in the six months ended June 30, 2001 by $9.3 million, $8.3 million, $27.2 million, $13.5 million, $36.0 million and $22.2 million, respectively.


(7) Working capital is defined as current assets, excluding cash, less current liabilities, excluding the current portion of long term debt.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH OUR CONSOLIDATED FINANCIAL STATEMENTS AND OUR UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS, INCLUDING THE NOTES TO THOSE STATEMENTS, INCLUDED ELSEWHERE IN THIS OFFERING CIRCULAR.

    THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE THOSE DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN "RISK FACTORS."

OVERVIEW

    We are a worldwide provider of integrated, B-to-B marketing communications products and services for targeted industry sectors, principally through trade shows and conferences and through controlled circulation trade, business and professional magazines. We also provide a broad range of other marketing services products, including classified advertising, direct mail services, reprints, database marketing, guides, and reference books.

    We report our business in three segments:

    - trade shows and conferences, which consists primarily of the management of trade shows and seminars held in convention and conference centers;

    - trade publications, which consists primarily of the creation and distribution of controlled circulation trade, business and professional magazines; and

    - marketing services, which consists primarily of sales of a variety of direct mail and database products, magazine editorial reprints, and classified advertising.

    In addition to our trade shows, trade publications and marketing services, we deliver our integrated B-to-B marketing communications products and services to our customers using the internet, which we conduct through our separate subsidiary, Advanstar.com. Our internet activities are still in the development stage, and as such, are immaterial to our consolidated operations. For discussion purposes, we have included our internet activity in with our marketing services segment.


    Trade shows and conferences accounted for 32.8%, 43.5%, 49.0%, 52.3%, 57.2% and 58.2% of total revenue in 1997, 1998, 1999, 2000 and the six months ended June 30, 2000 and 2001, respectively. Trade publications accounted for 59.5%, 50.2%, 45.0%, 41.9%, 37.9% and 36.7% of total revenue in 1997, 1998, 1999, 2000 and the six months ended June 30, 2000 and 2001, respectively, while marketing services and internet revenue accounted for 7.7%, 6.3%, 6.0%, 5.7%, 4.9% and 5.1% of total revenue in 1997, 1998, 1999, 2000 and the six months ended
June 30, 2000 and 2001, respectively. Our revenue reaches its highest levels during the first and third quarters of the year due to the timing of the MAGIC trade shows and our other large trade shows and conferences. Because trade shows and conferences revenue is recognized when a particular event is held, we may experience fluctuations in quarterly revenue based on the movement of annual trade show dates from one quarter to another.



    In March 2001, we announced plans to more tightly focus the activities of Advanstar.com. These plans will have the effect of more closely integrating many of the sales, marketing, technology and operating functions of Advanstar.com with our core activities in publishing, tradeshows, and marketing services. Also, Advanstar.com will reduce the number of internet products originally schedules for introduction in 2001. These actions resulted in a year-to-date restructuring and other charge of $3.8 million, including severance, asset impairment related to abandoned leaseholds and facility closure costs.

    PRESENTATION OF FINANCIAL INFORMATION

    ACQUISITIONS

    Since May 31, 1996, we have completed 28 acquisitions and joint ventures, 14 of which were completed in 1998, four of which were completed in 1999 and two of which were completed in 2000.

    - On April 30, 1998, we acquired Men's Apparel Guild in California, Inc. ("MAGIC") for approximately $234.3 million. MAGIC is now our wholly-owned subsidiary and a core asset of our Fashion & Apparel cluster. On
      August 17, 1998, we acquired certain travel-related publications and trade show assets from Universal Media, Inc. for cash consideration of $68.0 million. In addition, in 1998, we completed 12 other acquisitions or joint ventures with purchase prices ranging from approximately
      $0.6 million to approximately $20.0 million and aggregating approximately $89.1 million.

    - On July 28, 1999, we acquired certain trade shows and publishing properties of Larkin-Pluznik-Larkin, LLC and LPL/Style Group, LLC, which operates apparel trade shows. The purchase price was approximately
      $135.4 million in cash and assumed liabilities. From January 1, 1999 through December 31, 1999, we completed three other acquisitions of trade shows, conferences and publishing properties, with a cumulative purchase price totaling approximately $17.3 million in cash and assumed liabilities.

    - In January 2000 we acquired the Documents, Messaging and Security or "DMS" tradeshow and INFO 21 magazine from Gruppe 21 Informations-GmbH for approximately $7.8 million in cash and assumed liabilities. In July 2000 we acquired the Brand Licensing London tradeshow for approximately
      $4.6 million in cash and assumed liabilities.

    - On November 26, 2000, we purchased the outstanding minority interest in SeCA, a French trade show joint venture, for approximately $9.0 million. We have recently contributed our interest in SeCA to a joint venture of which we own 65% of the ownership interest.

    - In February 2001, we purchased several automotive industry magazines for approximately $4.0 million. The acquisition is not expected to have a material impact on our financial condition or results of operations.


    In addition, we purchased the outstanding minority interest in Advanstar Wideband for approximately $4.0 million. We previously recorded a minority interest expense related to Advanstar Wideband's earnings in other income (expense), net. As a result of this transaction, in future periods we will no longer have a minority interest expense related to Advanstar Wideband's results in our results of operations.


    Consistent with our strategy since 1996, we are engaged in negotiations involving potential acquisitions of complementary businesses, some of which may be significant.

    THE ACQUISITION

    As a result of the acquisition of our company by the DLJ Merchant Banking funds, we will have significantly higher indebtedness and interest expense than reflected in our historical results of operations. In addition, our acquisition was accounted for under the purchase method of accounting. Under purchase accounting, the purchase price is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their respective fair values, with the remainder being allocated to goodwill. The increase in basis of these assets will result in non-cash depreciation and amortization charges in future periods that will be significantly higher than that reflected in our historical financial information.

    During the first quarter of 2001, we recorded an extraordinary charge of approximately $2.6 million, net of a deferred tax benefit of approximately
$1.5 million, in connection with the
repayment of the 9.25% senior subordinated notes and the charge-off of deferred financing fees related to the bridge facility. The 9.25% senior subordinated notes were refinanced with the proceeds of the 12.00% senior subordinated notes and the concurrent offering of additional units.

    STOCK OPTION COMPENSATION CHARGES

    We account for stock-based compensation using the intrinsic value method. As a result, due to the variable features of option grants under our old stock option plan, we measure compensation cost as the difference between the exercise price of the options and the fair value of the shares underlying the options at the end of the period. We then recognize a non-cash compensation expense.

    Our results for 2000, including our EBITDA and EBITDA margin, were positively impacted by non-cash compensation benefits recognized due to a decrease in the fair value of the shares underlying the options at the end of the period.

    We no longer have a variable-feature benefit plan after the acquisition and will therefore not recognize stock option compensation charges under that plan as currently in effect.

    SOURCES OF REVENUE

    TRADE SHOWS AND CONFERENCES

    The trade shows and conferences segment derives revenue principally from the sale of exhibit space and conference attendance fees generated at its events. In 1999, approximately 81.6% of our trade shows and conferences revenue was from the sale of exhibit space. Events are generally held on an annual basis in major metropolitan or convention areas such as New York City or Las Vegas. At many of our trade shows, a portion of exhibit space is reserved and partial payment is received as much as a year in advance. For example, over 70% of exhibit space at our Dealer Expo, Frontline Solutions, ICCM and Telecon shows is reserved prior to the end of the preceding show. The sale of exhibit space is affected by the on-going quality and quantity of attendance, venue selection and availability, industry life cycle and general market conditions. Revenue and related direct event expenses are recognized in the month in which the event is held. Cash is collected in advance of an event and is recorded on our balance sheet as deferred revenue.

    TRADE PUBLICATIONS

    The trade publications segment derives revenue principally from the sale of advertising in its business-to-business magazines. Additionally, certain publications derive revenue from paid subscriptions and custom publishing. Paid subscriptions comprise less than 5% of total publishing revenue. Most publications are produced monthly with advertising sold both on an annual schedule and single insertion basis. The sale of advertising is affected by new product releases, circulation quality, readership and general market conditions. Advertising revenue is recognized on the publication issue date, and subscription revenue, if any, is recognized over the subscription period, typically one year.

    MARKETING SERVICES

    The marketing services segment derives its revenue from the sale of value-added marketing products such as classified advertising, both print and internet based, direct mail services, reprints, database marketing, directories, guides and reference books. These products complement and, in many cases, utilize the content or databases generated by our trade shows, conferences and publications. The sale of these products is affected by the success of the event or publication from which these products are derived, the quality of the sales team and general market conditions. Revenue is generally recognized when the applicable product is shipped.

    COMPONENTS OF EXPENSES

    TRADE SHOWS AND CONFERENCES

    Costs incurred by the trade shows and conferences segment include facility rent, outsourced services such as registration, security and decorator, and attendee and exhibitor promotion. Exhibitors generally contract directly with third parties for on-site services such as electrical, booth set-up and drayage. Staff salaries and related payroll expenses are treated as monthly period expenses. All other direct costs are expensed in the month the event occurs.

    TRADE PUBLICATIONS

    Costs incurred by the trade publications segment include printing, paper and postage; selling and promotion; editorial and prepress; and circulation acquisition and fulfillment. Additionally, publisher and sales staff costs, and production, editorial and circulation staff costs, with related payroll taxes and benefits, are charged to the publications. We outsource the actual printing of our publications.

    MARKETING SERVICES

    Costs of the marketing services segment include printing and distribution costs, database administration fees and selling and product development salaries and related payroll taxes and benefits.

    General and administrative costs are not allocated to the segments.

RESULTS OF OPERATIONS


    The following discussion compares our results for the three months and six months ended June 30, 2001 to that of our predecessor's results in 2000, and our results for the two months and 20 days ended December 31, 2000 combined with our predecessor's results for the period January 1, 2000 through October 11, 2000, to our predecessors results in 1999.



THREE MONTHS ENDED JUNE 30, 2001 COMPARED TO THE THREE MONTHS ENDED JUNE 30,
  2000



REVENUE



    Total revenue increased $1.6 million or 2.2% to $76.4 million in the second quarter of 2001 from $74.8 million for the comparable period in 2000.



    Revenue from trade shows and conferences increased $4.7 million or 18.5% to $30.1 million for the second quarter of 2001 from $25.4 million in the second quarter of 2000. This increase was attributable to a shift in the timing of when events take place, revenue growth in our core trade shows and new event launches, partially offset by the discontinuation of several events in the technology and healthcare/pharmaceutical markets and the repositioning and consolidation of our east coast fashion events. Second quarter 2001 results were impacted by a net shift in timing of nine trade shows, including three major trade shows, SeCA, iEB and e-Learning Conference and Expo. The SeCA and iEB shows were held in the first quarter of 2000, but moved to the second quarter this year, while e-Learning was held in the third quarter of 2000, but moved to the second quarter this year. Adjusting second quarter 2000 results for all such movements, second quarter 2001 trade show revenue decreased by $2.6 million, or 7.9%, primarily due to the realignment of our east coast fashion events.



    Revenue from publications decreased $3.2 million or 7.3% to $40.7 million for the second quarter in 2001 from $43.9 million in the second quarter of 2000. This decrease was attributable to the overall slowdown in the economy and the resulting reduction in marketing spending by our customers as they adjust to slowing growth in their respective industry sectors. Advertising pages decreased approximately 6.9% while advertising revenue per page decreased approximately 1.2% in the second quarter of 2001. The economic outlook in the publishing sector continues to be challenging, and forward visibility on our advertising revenue and pages is limited, due to the concerns of our customers related to the overall business environment. We also discontinued publication of certain magazines published in 2000. These declines were offset by revenue from our acquisition of MOTOR AGE and AUTO BODY REPAIR NEWS magazines.



    Revenue from marketing services and internet operations was $5.5 million in the second quarter of 2001 compared to $5.4 million in the comparable period of 2000. Marketing services revenue is closely linked to our publishing operations and the results are in line with the results of our publishing segment.



PRODUCTION, SELLING AND OTHER DIRECT EXPENSES



    Production, selling and other direct expenses increased $5.5 million or 11.3% to $54.6 million in the second quarter of 2001 from $49.1 million for the second quarter of 2000.



    Expenses of trade shows and conferences increased $4.0 million or 20.9% to $23.0 million in the second quarter of 2001 from $19.0 million in the comparable period in 2000. This increase was primarily due to costs associated with the movement of events between quarters, partially offset by cost savings associated with discontinued events. Adjusting second quarter 2000 results for these movements, trade show and conference expenses in 2001 decreased by $0.6 million, or 2.6%.



    Publications production, selling and other direct expenses increased $0.6 million or 2.3% to $28.6 million in the second quarter of 2001 from $28.0 million in the second quarter of 2000. This increase was primarily attributable to our acquisitions described above, the launch of e-Learning magazine late in the second quarter of 2000, and a 15% postage increase effective January 2001, partially offset by our ongoing cost management reduction programs.



    Marketing services and internet production, selling and other direct expenses increased $0.9 million to $3.0 million in the second quarter of 2001 from $2.1 million in the second quarter of 2000. This increase was primarily due to an increase in our internet operations.



GENERAL AND ADMINISTRATIVE EXPENSES



    General and administrative expenses increased $1.9 million, or 11.4%, to $17.9 million in the second quarter of 2001 from $16.0 million in the second quarter of 2000. Of this increase, approximately $1.3 million is due to additional depreciation expense related to the development and expansion of our information technology infrastructure and web-based e-commerce communities, and $1.1 million relates to the development of our internet management infrastructure. These increases were offset by cost savings in our industry-focused infrastructure and our central service groups, such as publishing operations, business development and finance.



AMORTIZATION



    Amortization expense increased $1.9 million to $13.1 million in the second quarter of 2001 from $11.2 million in the second quarter of 2000, primarily due to increased amortization of intangible assets related to the DLJ Merchant Banking funds acquisition.



INTEREST EXPENSE



    Net interest expense increased $4.6 million or 38.4% to $16.7 million in the second quarter of 2001 from $12.1 million in the second quarter of 2000 due to the additional indebtedness necessary to fund the DLJ Merchant Banking funds acquisition. In February 2001, we replaced Advanstar Communication's existing $150.0 million of 9.25% senior subordinated notes with $160.0 million of 12.0% senior subordinated notes, and issued our 15.0% senior discount notes with an aggregate principal amount at maturity of $171.8 million.

OTHER EXPENSE



    Other income increased $5.1 million to $1.8 million in the second quarter of 2001 from net expense of $3.3 million in the comparable period of 2000. As a result of the provisions of SFAS 133, the Company recorded a $2.0 million gain during the quarter, primarily due to an increase in the effectiveness of our interest rate protection agreements related to an overall decline in interest rates. See the notes to condensed consolidated financial statements in Item 1 for further details. In June 2000, we recognized a one-time loss of $2.9 million related to the amendment of PurchasePro warrants. The terms of these warrants were amended to extend the cancellation date and reduce the exercise price.



INCOME TAXES



    Income tax benefit increased $4.8 million to $6.4 million in the second quarter of 2001 from $1.6 million in the second quarter of 2000. This increase was primarily due to a decrease in taxable earnings related to increased interest expense and other expenses as more fully described above, partially offset by an increase in non-deductible amortization resulting from the DLJ Merchant Banking funds acquisition.



EBITDA



    EBITDA decreased $5.1 million to $5.9 million in the second quarter of 2001 from $11.0 million in the second quarter of 2000. The decrease was primarily attributable to the development of our internet management infrastructure and web-based e-Commerce communities and a general economic downturn in our publishing segment as more fully discussed above. Adjusting second quarter 2000 for the movement of trade shows from one quarter to another, EBITDA in the second quarter of 2001 decreased by $7.8 million to $5.9 million in the second quarter of 2001 from $13.7 million in the second quarter of 2000.



SIX MONTHS ENDED JUNE 30, 2001 COMPARED TO THE SIX MONTHS ENDED JUNE 30, 2000



REVENUE



    Total revenue decreased $2.5 million or 1.2% to $205.6 million in the first half of 2001 from $208.1 million in the first half of 2000.



    Revenue from trade shows and conferences increased $0.7 million or 0.5% to $119.7 million in the first half of 2001 from $119.0 million for the comparable period in 2000. Strong performances in our larger first quarter events, such as New York art and beauty shows, our motorcycle shows, MAGIC fashion and apparel events and our Brazil telecom show were partially offset by the impact of our east coast fashion realignment and cancellation of three call center events in Europe and the United States. Event timing shifts did not significantly impact our year-to-date results.



    Revenue from publications decreased $3.5 million or 4.5% to $75.4 million in the first half of 2001 from $78.9 million for the comparable period in 2000. This decrease was primarily attributable to a slowdown in our existing product portfolio due to a general economic downturn and the discontinuation of certain magazines published in 2000, partially offset by our acquisition of MOTOR AGE and AUTO BODY REPAIR NEWS magazines and launches in the first half of 2001. Advertising pages decreased approximately 4.4% while advertising revenue per page remained steady. The economic outlook in the publishing sector continues to be challenging, and forward visibility on our advertising revenue and pages is limited, due to the concerns of our customers related to the overall business environment.

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    Revenue from marketing services and internet operations was $10.6 million in the first half of 2001 compared to $10.1 million in the comparable period of 2000. Marketing services revenue is closely linked to our publishing operations, but performed slightly better than the related publications.



PRODUCTION, SELLING AND OTHER DIRECT EXPENSES



    Production, selling and other direct expenses increased $0.1 million or 0.1% to $126.9 million in the first half of 2001 from $126.8 million in the first half of 2000.



    Expenses of trade shows and conferences decreased $1.2 million or 2.0% to $64.4 million in the first half of 2001 from $65.6 million in the comparable period in 2000. This decrease was primarily due to cost savings associated with discontinued events, partially offset by costs related to growth in our existing events and new product launches. Event timing shifts did not significantly impact trade show costs year-to-date.



    Publications production, selling and other direct expenses increased
$0.1 million or 0.2% to $56.0 million in the first half of 2001 from $55.9 million in the first half of 2000. This increase was primarily attributable to our acquisitions described above and a 15% postal rate increase in January 2001, partially offset by ongoing cost management strategies.



    Marketing services and internet production, selling and other direct expenses increased $1.2 million, or 24.3% to $6.5 million in the first half of 2001 from $5.3 million in the comparable period in 2000. This increase is primarily due to an increase in web-related activity related to the development and expansion of our web-based e-commerce communities.



GENERAL AND ADMINISTRATIVE EXPENSES



    General and administrative expenses increased $5.5 million, or 18.2%, to $35.9 million in the first half of 2001 from $30.4 million in the first half of 2000. Of this increase, approximately $2.7 million was related to the full-period depreciation effect of the development and expansion of our information technology infrastructure and web-based e-commerce communities, and $1.9 million relates to the development of our internet management infrastructure. We also experienced increases related to the consolidation of our New York metropolitan area offices and the full year effect of staffing and salary increases in our central service groups, such as publishing operations, finance and legal administration.



AMORTIZATION



    Amortization expense increased $5.8 million to $28.0 million in the first half of 2001 from $22.2 million in the first half of 2000 primarily due to increased amortization of intangible assets related to the DLJ Merchant Banking funds acquisition in October 2000.



INTEREST EXPENSE



    Net interest expense increased $9.5 million or 38.7% to $33.9 million in the first half of 2001 from $24.4 million in the first half of 2000 due to the additional indebtedness necessary to fund the DLJ Merchant Banking funds acquisition. In February 2001, we replaced Advanstar Communications' existing $150.0 million or 9.25% senior subordinated notes with $160.0 million or 12.0% senior subordinated notes, and issued our 15.0% senior discount notes with an aggregate principal amount at maturity of $171.8 million.



INCOME TAXES



    Provision for income taxes decreased $8.6 million to a benefit of $1.9 million in the first half of 2001 from a provision of $6.7 million in the first half of 2000. This decrease was primarily due to a decrease in taxable earnings related to increased interest expense and other expenses as more fully

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described above, partially offset by an increase in non-deductible amortization resulting from the DLJ Merchant Banking funds acquisition.



EBITDA



    EBITDA decreased $8.6 million or 16.5% to $43.9 million in the first half of 2001 from $52.5 million in the first half of 2000. The decrease was primarily attributable to the development of our internet management infrastructure and web-based e-Commerce communities and a general economic downturn in our publishing segment as more fully discussed above. Event timing shifts did not significantly impact our year-to-date results.


    2000 COMPARED TO 1999

    The following discussion compares our results for the two months and 20 days ended December 31, 2000 combined with our predecessor's results for the period January 1, 2000 through October 11, 2000, to our predecessor's results in 1999.

    REVENUE

    Revenue increased $50.7 million, or 15.4%, from $328.4 million in 1999 to $379.1 million in 2000.

    Revenue from our trade shows and conferences increased $37.4 million, or 23.2%, from $161.0 million in 1999 to $198.4 million in 2000. This increase was attributable to:

    - trade shows and conferences acquired in 1999 and 2000, such as Larkin and DMS;

    - new product launches, such as iEB West, InterExpo, Custom Relationship Management New York and Art Expo Florida; and

    - the growth of our existing product portfolio.

These revenue gains were partially offset by the discontinuation or sale of certain trade shows and conferences held in 1999. Revenue for 2000 was also impacted by weaker performance in the fourth quarter of 2000 compared to the fourth quarter of 1999 resulting primarily from declines in our New York fashion and apparel events, due in part to the ongoing market repositioning of these events, and from competitive pressures and certain weather-related events impacting certain European trade shows in our Call Center and Application Technology sectors.

    Revenue from trade publications increased $11.3 million, or 7.6%, from $147.7 million in 1999 to $159.0 million in 2000. The increase in revenue was due primarily to:

    - trade publications acquired in 1999 and 2000, such as SENSORS and INFO 21;

    - new product launches, such as E-LEARNING and WIRELESS ASIA; and

    - the growth in advertising pages on our existing product portfolio.

These revenue gains were partially offset by the sale or discontinuation of certain magazines published in 1999.

    Marketing services and other revenue increased $2.0 million or 10.5% from $19.7 million in 1999 to $21.7 million in 2000. Growth in revenue from web-based products, list rentals, reprints and classified advertising was primarily responsible for the increase.

    PRODUCTION, SELLING AND OTHER DIRECT EXPENSES

    Production, selling and other direct expenses increased $35.1 million, or 17.1%, from $205.1 million in 1999 to $240.2 million in 2000.

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    Trade shows and conference production, selling and other direct expenses increased $22.7 million, or 25.4%, from $89.4 million in 1999 to $112.1 million in 2000. This increase was primarily due to increases in operations, promotion and management costs associated with our acquisitions and launches as well as costs attributable to growth in existing events. These increases were partially offset by cost savings associated with discontinued events.

    Trade publications production, selling and other direct expenses increased $7.1 million, or 6.7%, from $105.7 million in 1999 to $112.8 million in 2000. This increase was primarily attributable to direct costs related to acquisitions and launches as well as normal increases due to growth in revenue.

    Marketing services production, selling and other direct expenses increased $5.3 million, or 53.1%, from $10.0 million in 1999 to $15.3 million in 2000. This increase was primarily due to increased selling expenses incurred as a result of our efforts to market these products as well as increased costs of production due to growth in those respective product lines.

    GENERAL AND ADMINISTRATIVE EXPENSES

    General and administrative expenses increased $19.8 million, or 45.5%, from $43.6 million in 1999 to $63.5 million in 2000. The increase was primarily due to:

    - the development of our internet management infrastructure and web-based e-commerce communities;

    - the consolidation of our New York metropolitan area offices and office expansion in several locations due to acquisitions and growth;

    - the full-period depreciation effect of the development and expansion of our information technology infrastructure;

    - the continued implementation of our market-focused cluster management structure; and

    - increases in central services groups, such as finance and legal administration, in line with our growth in scale and complexity.

    In 2000 we recognized a benefit of $2.5 million related to our stock option compensation plan. This represents a decrease in compensation expense of approximately $6.4 million from 1999, resulting from a decrease in the fair value of the shares underlying the options during 2000.

    AMORTIZATION

    Amortization expense increased $0.2 million from $49.2 million in 1999 to $49.4 million in 2000. This increase was primarily due to increased amortization related to our acquisitions and the development of our web-based e-commerce communities, offset by the impact of certain of our intangibles becoming fully amortized in 2000.

    OPERATING INCOME

    Operating income increased $1.9 million, or 7.1%, from $26.5 million in 1999 to $28.4 million in 2000. The increase was primarily due to revenue growth across our segments partially offset by increased general and administrative expense after stock option compensation expense, as more fully described above.

    INTEREST EXPENSE

    Net interest expense increased $13.4 million, or 33.7%, from $39.9 million in 1999 to $53.3 million in 2000 due to the additional indebtedness necessary to fund acquisitions, the DLJ Acquisition and an aggregate increase in interest rates of approximately 1.0%. In July 1999, we obtained an additional

$138.0 million in term debt financing that was used to fund the Larkin and other acquisitions during the year.

    OTHER EXPENSE

    Other expense increased $8.6 million, from $1.6 million in 1999 to $10.2 million in 2000 due to our merger transaction fees and expenses.

    INCOME TAXES

    Provision for income taxes increased $11.7 million from a tax benefit of $11.4 million in 1999 to a provision of $0.3 million in 2000. This increase was primarily due to the utilization of a significant portion of our net operating loss carryforward and an increase in taxable earnings.

    NET LOSS

    Net loss increased $34.3 million from $2.0 million in 1999 to $36.3 million in 2000. This increase was primarily due to revenue growth across our segments and decreased general and administrative expense after stock option compensation expense, partially offset by increases in amortization and interest expense as more fully described above.

    EBITDA

    EBITDA increased $4.8 million, or 6.1%, from $78.5 million in 1999 to $83.3 million in 2000. The increase was primarily due to revenue growth across our segments, partially offset by increased general and administrative expense after stock option compensation expense and increased production, selling and other direct expense, as more fully described above.

    1999 COMPARED TO 1998

    REVENUE

    Revenue increased $68.6 million, or 26.4%, from $259.8 million in 1998 to $328.4 million in 1999.

    Revenue from our trade shows and conferences increased $47.9 million, or 42.4%, from $113.1 million in 1998 to $161.0 million in 1999. This increase was attributable to:

    - trade shows and conferences acquired in 1998 and 1999, such as MAGIC, SeCA, SCANTECH, Telexpo, Starform and Larkin;

    - new product launches, such as Luxury Travel Expo, iEC Europe and MAGIC East; and

    - the growth of our existing product portfolio.

These revenue gains were partially offset by the discontinuation in 1999 of certain trade shows and conferences held in 1998.

    Revenue from our trade publications increased $17.3 million, or 13.2%, from $130.4 million in 1998 to $147.7 million in 1999. The increase in revenue was due primarily to:

    - trade publications acquired in 1998 and 1999, such as TRAVEL AGENT, TELEPROFESSIONAL, LICENSE!, POST and SENSORS;

    - new product launches, such as GOLFDOM, SHADES OF BEAUTY and CUSTOMER CONTACT SOLUTIONS; and

    - the growth of advertising pages and advertising revenue per page in our existing portfolio.

These revenue gains were partially offset by the sale or discontinuation in 1999 of certain magazines published in 1998.

    Revenue from our marketing services increased $3.4 million, or 20.4%, from $16.3 million in 1998 to $19.7 million in 1999. Growth in revenue from list rentals, display and classified advertising, card decks and books was primarily responsible for the increase.

    PRODUCTION, SELLING AND OTHER DIRECT EXPENSES

    Production, selling and other direct expenses increased $36.6 million, or 21.7%, from $168.5 million in 1998 to $205.1 million in 1999.

    Trade shows and conferences production, selling and other direct expenses increased $21.4 million, or 31.4%, from $68.0 million in 1998 to $89.4 million in 1999. This increase was primarily due to increases in our operation, promotion and management costs associated with our acquisitions as well as costs attributable to new launches and growth in our existing events.

    Trade publications production, selling and other direct expenses increased $13.0 million, or 14.0%, from $92.7 million in 1998 to $105.7 million in 1999. Direct costs related to acquisitions of publications were primarily responsible for the increase as well as selected investments and product development in certain of our publications.

    Marketing services production, selling and other direct expenses increased $2.2 million, or 28.3%, from $7.8 million in 1998 to $10.0 million in 1999. This increase was primarily due to the increased selling expenses incurred as a result of our efforts to market these products as well as increased costs of production due to the growth in those respective product lines.

    GENERAL AND ADMINISTRATIVE EXPENSES

    General and administrative expenses before non-cash stock option compensation charges increased $7.0 million, or 19.4%, from $36.6 million in 1998 to $43.6 million in 1999. This increase was primarily attributable to increased overhead related to the 18 acquisitions completed after January 1, 1998. We also incurred incremental expenses related to the expansion of our infrastructure to support our industry-focused organization. These increases were partially offset by improvements in our trade show operations support group.

    For the year ended December 31, 1999 we recognized non-cash stock option compensation expense of $3.9 million related to our stock option compensation plan. This represents an increase in compensation expense of approximately
$0.5 million over the comparable period of 1998, resulting from an increase in the fair value of the shares underlying the options at the end of the period and additional options issued during 1999.

    AMORTIZATION

    Amortization expense increased $0.4 million from $48.8 million in 1998 to $49.2 million in 1999. This increase was primarily attributable to increased amortization of intangible assets related to our acquisitions, partially offset by a reduction of $8.5 million related to the write-off of intangible assets of publication and trade show properties that were discontinued.

    OPERATING INCOME

    Operating income increased $23.9 million from $2.6 million in 1998 to $26.5 million in 1999. The increase was due to the revenue growth across our segments, partially offset by increased costs attributable to our acquisitions.

    INTEREST EXPENSE

    Net interest expense increased $12.0 million, or 43.2%, from $27.9 million in 1998 to $39.9 million in 1999 due to a full year of interest on the 9 1/4% senior subordinated notes issued in April 1998 to finance the MAGIC acquisition and to the incurrence of additional indebtedness to fund acquisitions, partially offset by an aggregate reduction in interest rates of approximately 0.2%. In July 1999, we obtained an additional
$138.0 million in term debt financing that was used to fund the Larkin and other acquisitions.

    EBITDA

    EBITDA increased $24.7 million, or 45.8%, from $53.8 million in 1998 to $78.5 million in 1999. The increase was primarily due to an increase in our revenue and resulting improvement in operating performance as described above.

LIQUIDITY AND CAPITAL RESOURCES

    The following discussion presents our liquidity and capital resources on a consolidated basis, including our subsidiaries.

    We are a holding company and have no direct material operations. Our principal assets are our ownership of Advanstar Communications Inc., and Advanstar.com, and our only material liabilities are the senior discount notes and our guarantee of the new credit facility. Our principal liquidity needs are for debt service on the senior discount notes and investments in Advanstar.com, which currently does not generate positive cash flow.

    Our principal source of cash is dividends from Advanstar Communications Inc. The credit facility and senior subordinated notes described below are obligations of Advanstar Communications Inc. and impose limitations on its ability to pay dividends to us. We believe that Advanstar Communications' debt instruments will permit it to supply us with sufficient cash to meet the cash needs referred to above for the next several years. However, if that is not the case, we would not be able to satisfy those needs, because we have no other source of cash other than dividends from Advanstar Communications. We would then be required to secure alternate financing, which may not be available on acceptable terms, or at all.

    Advanstar Communications principal cash needs are for debt service, capital expenditures and strategic acquisitions, as well as to provide us with cash to finance our cash needs. Its principal sources of liquidity will be cash flow from operations and borrowings under its new credit facility.

    DEBT SERVICE.


    As of June 30, 2001, we had: (a) total indebtedness of $630.2 million; and
(b) approximately $54.9 million of borrowings available under our credit facility, subject to customary conditions.



    CREDIT FACILITY. The term loan facility under the credit facility consists of a $100.0 million amortizing term loan A maturing April 11, 2006 and a $315.0 million amortizing term loan B maturing October 11, 2008. The credit facility also includes a $80.0 million revolving credit facility of which $22.0 million was drawn at June 30, 2001. The revolving credit facility will terminate six and one-half years after the closing date. The credit facility may be increased by up to $50.0 million at our request, with the consent of the lenders or other financial institutions providing the increase. In February, 2001, we repaid $10.8 million of term loan A and $34.2 million of term loan B at the closing of our 12.00% senior subordinated notes.


    Borrowings under the credit facility generally bear interest based on a margin over, at our option, the base rate or the reserve-adjusted London-interbank offered rate, or LIBOR. The applicable margin, until approximately six months after the closing date, is 3.00% over LIBOR and 1.75% over the base rate for borrowings under the revolving credit facility and for term loan A, and 3.50% over LIBOR and 2.25% over the base rate for term loan B. Thereafter, the applicable margin for revolving credit loans and term loan A will vary based upon our ratio of consolidated debt to EBITDA, as defined in the credit facility, and the applicable margin for term loan B will remain 3.50% over LIBOR and 2.25% over the base rate. Our obligations under the credit facility are guaranteed by Holdings, our parent company and all our existing and future domestic subsidiaries and are secured by substantially all of the assets of our company and the subsidiary guarantors, including a pledge of the capital stock of all our existing and future domestic subsidiaries, a pledge of no more than 65% of the voting stock of any foreign subsidiary directly owned by our company or any domestic subsidiary, a pledge of all intercompany indebtedness in favor of our company and our domestic subsidiaries, a pledge of Advanstar Communications and Advanstar IH, Inc.'s capital stock and a pledge of our company's capital stock by Holdings. The credit facility contains customary covenants, including covenants that limit our ability to incur debt, pay dividends and make investments, and customary events of default.

    SENIOR SUBORDIANTED NOTES. Advanstar Communications' 12.00% senior subordinated notes mature in 2011 and are guaranteed by each of Advanstar Communications' existing and future domestic restricted subsidiaries. Interest on the notes is payable semi-annually in cash. The notes contain customary covenants and events of default, including covenants that limit our ability to incur debt, pay dividends and make investments.


    SENIOR DISCOUNT NOTES. As part of the financing for the DLJ Merchant Banking funds acquisition, we issued senior discount notes due October 2011 with a principal amount at maturity of $103.2 million. Concurrently with the closing of the offering of the 12.00% senior subordinated notes, we sold additional senior discount notes due October 2011 with an additional aggregate principal amount at maturity of $68.6 million. These notes will not require cash interest payments until 2006 and contain customary covenants and events of default, including covenants that limit our ability and that of our subsidiaries to incur debt, pay dividends and make investments. However, we are a holding company and our ability to pay interest on these notes will be dependent upon the receipt of dividends from our subsidiaries. The credit facility and the senior subordinated notes impose substantial restrictions on our subsidiaries' ability to pay dividends.


    CAPITAL EXPENDITURES


    Capital expenditures in the first half of 2001 were approximately
$8.1 million and we anticipate that we will spend approximately $16.5 million on capital expenditures in 2001 primarily for expenditures related to continued internet development, our desktop computers and management information systems. Based on current estimates, management believes that the amount of capital expenditures permitted to be made under the credit facility will be adequate to grow our business according to our business strategy and to maintain the properties and business of our continuing operations.


    ACQUISITIONS AND INVESTMENTS


    We have provided funding to Advanstar.com, our subsidiary, to support its operations. We provided funding of approximately $12.5 million in the first half of 2001 and anticipate that we will provide an aggregate of $5.0 million of additional funding in 2001. Our debt instruments limit the total amount we can invest in Advanstar.com, but, based on current estimates, we anticipate that we will be able to make these investments within those limitations.


    Our business strategy includes the consummation of strategic acquisitions. In connection with any future acquisitions, we may require additional funding, which may be provided in the form of additional debt or equity financing or a combination thereof. There can be no assurance that any additional financing will be available to us on acceptable terms or in a manner that complies with the restrictive covenants in our debt instruments. Consistent with our strategy since 1996, we are engaged in preliminary negotiations involving potential acquisitions of complementary businesses, some of which may be significant.

    SOURCE OF FUNDS

    We generally operate with negative working capital, excluding cash and current maturities of long-term debt, due to the impact of deferred revenue from trade shows, which is billed and collected as deposits up to one year in advance of the respective trade show. Consequently, our existing operations are expected to maintain very low or negative working capital balances, excluding cash and current maturities of long-term debt. We anticipate that our operating cash flow, together with borrowings under the credit facility, will be sufficient to meet our anticipated future operating expenses, capital expenditures and debt service obligations as they become due. However, our ability to make scheduled payments of principal, to pay interest on or to refinance our indebtedness and to satisfy our other debt obligations will depend upon our future operating performance, which will be affected by general economic, financial, competitive, legislative, regulatory, business and other factors beyond our control.

    From time to time we will continue to explore additional financing methods and other means to lower our cost of capital, which could include stock issuance or debt financing and the application of the proceeds therefrom to the repayment of bank debt or other indebtedness.


    Historically, our financing requirements have been funded primarily through cash generated by operating activities and borrowings under our revolving credit facility. From time to time we have also raised additional funds through sales of common stock, high yield offerings and term borrowings under our credit facility for purposes of completing strategic acquisitions.



    CASH FLOWS FROM OPERATING ACTIVITIES. Net cash provided by operations decreased $13.7 million, or 91.9%, to $1.2 million in the first half of 2001 from $14.9 million in the comparable period of 2000. The decrease was primarily due to the decrease in operating results more fully described above, an increase in working capital items, partially offset by a net reduction in cash interest expense during the period.



    CASH FLOWS USED IN INVESTING ACTIVITIES. Net cash used in investing activities increased $5.4 million, or 45.3%, to $17.4 million in the first half of 2001 from $12.0 million in the comparable period of 2000. In January 2000 we received proceeds of $5.7 million on the sale of marketable securities.



    CASH FLOWS FROM FINANCING ACTIVITIES. Net cash provided by financing activities increased $15.1 million in the first half of 2001 to $13.2 million, from a use of cash of $1.9 million in the comparable period of 2000. This increase was principally due to our financing as more fully discussed above.


QUALITATIVE AND QUANTITATIVE DISCLOSURE ABOUT MARKET RISK

    We are exposed to various market risks, which is the potential loss arising from adverse changes in market rates and prices, such as foreign currency exchange and interest rates. We do not enter into derivatives or other financial instruments for trading or speculative purposes. We enter into financial instruments to manage and reduce the impact of changes in interest rates and foreign currency exchange rates.


    INTEREST. We rely significantly on variable rate and fixed rate debt in our capital structure. At June 30, 2001, we had fixed rate debt of $238.2 million and variable rate debt of $392.0 million. The pre-tax earnings and cash flows impact for the next year resulting from a one percentage point increase in interest rates on variable rate debt would be a reduction of $3.9 million, holding other variables constant and excluding the impact of our interest rate protection agreements. Under the credit facility, we are required to enter into interest rate protection agreements that have the effect of causing at least half of the outstanding term loan borrowings and senior subordinated notes to be fixed-rate borrowings. We have entered into agreements to cap the interest rate on $250.5 million of borrowings under our credit facility, which would have the effect of reducing the impact of interest rate increases on our earnings and cash flows.


    CURRENCIES. Outside of the United States, we maintain assets and operations in Europe, South America and Asia. The results of operations and financial position of our foreign operations are principally measured in their respective currency and translated into U.S. dollars. As a result, exposure to foreign currency gains and losses exists. The reported income of these subsidiaries will be higher or lower depending on a weakening or strengthening of the U.S. dollar against the respective foreign currency. Our subsidiaries and affiliates also purchase and sell products and services in various currencies. As a result, we may be exposed to cost increases relative to the local currencies in the markets in which we sell.

    A portion of our assets are based in our foreign locations and are translated into U.S. dollars at foreign currency exchange rates in effect as of the end of each period, with the effect of such translation reflected in other comprehensive income. Accordingly, our consolidated stockholder's equity will fluctuate depending upon the weakening or strengthening of the U.S. dollar against the respective foreign currency.


    Our strategy for management of currency risk relies primarily upon conducting our operations in a country's respective currency and may, from time to time, involve currency derivatives, primarily forward exchange contracts, to reduce our exposure to currency fluctuations. As of June 30, 2001 there were open foreign exchange derivative contracts with a notional amount totaling
$6.7 million. The potential loss in fair value resulting from a hypothetical 10% adverse change in quoted foreign currency exchange rates amounts to approximately $0.7 million. Actual results may differ.

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                                    BUSINESS

GENERAL


    We are a leading worldwide provider of integrated, business-to-business, or "B-to-B," marketing communications products and services for targeted industry sectors, principally through trade shows and conferences and through controlled circulation trade, business and professional magazines. We also provide a broad range of other marketing services products, including classified advertising, direct mail services, reprints, database marketing, directories, guides and reference books. We are one of the largest U.S. trade show operators based upon total square footage and number of shows in 2000 and the fourth largest B-to-B trade publisher in the United States as measured by advertising pages in 2001. Our pro forma revenues, EBITDA and Adjusted EBITDA for the year ended
December 31, 2000, totaled $379.1 million, $86.7 million and $84.3 million, respectively. Our pro forma revenues, EBITDA and Adjusted EBITDA for the six months ended June 30, 2001 totaled $205.6 million, $43.9 million and $43.9 million, respectively.


PRODUCTS AND SERVICES

    We offer our customers a comprehensive array of B-to-B communications products and services to reach their existing and prospective buyers on a cost-effective basis.

    TRADE SHOWS


    We are one of the largest trade show operators in the United States based on total square footage and number of shows in 2000. As of June 30, 2001, we owned and managed 74 trade shows and 10 standalone conferences for business, professional and consumer audiences worldwide, most of which were among the leading events in their respective markets based on square footage. Our trade shows revenue is derived primarily from the sale of trade show floor space to exhibitors, show-specific advertising, sponsorships and conferences. Trade shows revenue accounted for approximately 49.0% of our revenue in 1999, 52.6% in the year ended December 31, 2000 and 58.2% for the six months ended June 30, 2001. Our largest trade shows include MAGIC Fall, MAGIC Spring, Dealer News International Powersports Dealer Expo, and WWDMAGIC Spring, which collectively represented 2.2 million of the 5.7 million total square footage of all our trade shows in the twelve months ended June 30, 2001.


    TRADE PUBLICATIONS


    As of June 30, 2001, we published 68 specialized business magazines and professional journals and 35 directories and other publications. Approximately 78% of our 58 magazines and journals for which competitive data is available ranked either #1 or #2 in their respective markets, based on the number of advertising pages in the twelve months ended June 30, 2001. Our publications are generally distributed free-of-charge to qualified professional recipients and generate revenues predominantly from the sale of advertising. Trade publications revenue accounted for approximately 45.0% of our total revenue in 1999, 42.1% in 2000 and 36.7% for the six months ended June 30, 2001. Our largest publications include TRAVEL AGENT, PHARMACEUTICAL TECHNOLOGY, HOTEL AND MOTEL MANAGEMENT, PHARMACEUTICAL EXECUTIVE and OPHTHALMOLOGY TIMES, which collectively represented 27% of total advertising pages of all our publications in the twelve months ended June 30, 2001.


    MARKETING SERVICES


    Within each industry cluster, we provide a comprehensive set of marketing communications products, services and support geared to the particular industry's marketing and customer needs. These services include direct mail and database marketing programs, reprint services, reference books and other services to facilitate our clients' B-to-B marketing and communications programs. These services are incremental to trade shows and publications and allow our customers to fill in their marketing plans. Marketing services revenue accounted for approximately 6.0% of our total revenue in 1999, 5.3% in 2000 and 5.0% for the six months ended June 30, 2001.


    INTERNET

    Our subsidiary, Advanstar.com will build upon the significant core assets of its sister company, Advanstar Communications, to develop, build, and manage business-to-business web communities in Advanstar Communications' key markets. Key Advanstar Communications assets include award-winning content developed by its 71 publications, strong brands, and relationships with 3 million business customers established by Advanstar Communications' publishing, trade show, and marketing services operations.

    By adding and extending online communities to these products and services portfolios, Advanstar Communications can enter new market segments, and thereby increase our share of our customers' marketing budgets, creating new revenue streams, while strengthening Advanstar Communications existing product offerings and competitive position.

    The communities currently in development will consist of selected market based communities offering integration of content, product information, e-commerce, storefronts and premium information services, and enhanced magazine or trade show Web sites offering Advanstar Communications content, useful information tools including directories, classified advertisements, trade show information and informational storefronts and on-line media kits and trade show and conference registration sites.

    Revenue sources for our Internet activities build on traditional Advanstar Communications advertising, promotion, and education revenue models. These include banner advertising, sponsorships, corporate directory listings, branded corporate storefronts and e-learning offerings. As these communities mature, they may also offer participants market-specific information, services and sales tools.

INDUSTRY CLUSTERS

    We organize and operate our business by targeting a number of industry sectors in North America, Latin America, Europe and Asia through certain niche markets grouped together in six core clusters. In addition to our six core clusters, we have grouped the industry sectors in which we provide products and services but do not have a significant industry presence into a "Market Development" cluster. We believe that by focusing on industries rather than products, we better serve our customers' B-to-B marketing communications needs. In addition, we believe our industry focus allows us to cross-sell our products and services effectively and to capture a larger share of our customers' marketing budgets. In each of our niche markets, many of the same customers advertise in our publications, exhibit at our trade shows and use our marketing services to reach their buyers. We have expanded our trade show, conference and publication offerings rapidly within each cluster through new product introductions and strategic acquisitions, which we believe maximizes our existing marketing and customer service infrastructure and industry expertise. We believe that our total cluster participants, including readers, attendees, conferees, exhibitors, advertisers, and other customers, number approximately three million.

    The following chart displays our cluster-based integrated revenue model.

                                     [LOGO]

COMPETITIVE STRENGTHS

    We believe that the following factors contribute to our strong competitive position:

    MARKET LEADERSHIP


    We have achieved a strong market position within each of our six core industry clusters, primarily as a result of our ability to offer customers in each cluster comprehensive and integrated marketing communications products and services, consisting of significant trade shows and conferences, leading publications and marketing services. In 2000, most of our trade shows and stand-alone conferences were among the leading events in their respective markets based on square footage. For the twelve months ended June 30, 2001, approximately 78% of our 58 magazines and journals for which competitive data is available ranked either #1 or #2 in their respective markets, based on number of advertising pages.


    INDUSTRY-FOCUSED INTEGRATED MARKETING

    We employ an integrated, industry-focused marketing approach that enables us to better serve our customers' B-to-B marketing communications needs. We believe this approach facilitates the development of deeper relationships with our customers. For example, our call center group, which is part of the Information Technology & Communications cluster, recently concluded several marketing contracts involving participation in trade shows and advertising in our trade publications.

    DIVERSE CUSTOMER BASE

    Our diverse customer base has provided us with stable and diverse sources of revenue and cash flow as well as an established foundation from which to further penetrate existing markets and to develop new markets. We benefit from:

    - A high level of revenue diversification, primarily as a result of our business presence in 19 different industry sectors consisting of over 24,000 advertisers and exhibitors, none of which represented more than 1% of our revenues in 2000.


    - A strong balance of revenue, with 58.2% of our revenues coming from trade shows, 36.7% from publishing and 5.1% from marketing services in 2001.


    - Approximately 11% of our revenues were generated from international markets in 2000.

    - Our customer diversity helps to mitigate our exposure to downturns in particular industries or geographic markets.

    ATTRACTIVE EBITDA MARGINS AND MODEST ONGOING CAPITAL EXPENDITURE
     REQUIREMENTS


    Our operating strategy has allowed us to produce attractive EBITDA margins while incurring modest ongoing capital expenditure requirements. Our low ongoing capital expenditure requirements are a result, in part, of our outsourcing of the printing of trade publications and the physical operation of trade shows. On a pro forma basis, our Adjusted EBITDA margin was 22.2% in the year ended December 31, 2000. In the same period, our capital expenditures totaled
$11.9 million or 3.1% of total revenues.


    EXPERIENCED AND MOTIVATED MANAGEMENT TEAM

    Our senior management team has an average of over 17 years of industry experience and has an established track record in:

    - Delivering revenue and profit growth.

    - Developing new products.

    - Penetrating new markets.


    - Integrating 29 acquisitions and joint ventures since 1996.


    Our management is led by Robert L. Krakoff, Chairman and Chief Executive Officer, and James M. Alic, Vice Chairman, both of whom joined Advanstar in July 1996 with significant industry experience.

BUSINESS STRATEGY

    Our objective is to increase profitability by solidifying our position as a leading provider of comprehensive one stop B-to-B marketing communications products and services. In order to achieve this objective, we operate our business based on the following strategies:

    OPERATE LEADING TRADE SHOWS AND PUBLISH LEADING MAGAZINES IN ATTRACTIVE
     NICHE MARKETS


    We focus on owning and managing businesses that are the leading sources of information for businesses and professionals in specific niches. We believe that our leading trade shows and trade publications serve as unique forums for B-to-B communications and provide substantial value to industry participants. Niche markets are often attractive publishing and trade show opportunities because of the difficulty in reaching industry leaders through general interest publications or broad based expositions. Approximately 78% of our 58 magazines and journals for which competitive data is available ranked either #1 or #2 in their respective niche markets in the twelve months ended June 30, 2001, while most of our trade shows and conferences were among the leading events in their respective markets based upon total square footage.

    UTILIZE INDUSTRY CLUSTER STRATEGY TO DRIVE GROWTH

    We organize our business based on the markets served, rather than by product or geography. This structure allows us to provide expertise across all media products within a market and to respond effectively to the market needs of buyers and sellers however they may choose to go to market to reach their customers. We are able to drive growth through multiple means, including:

    - adaptation of existing trade shows and magazines to reflect industry trends and attract new categories of buyers and sellers;

    - development of new product extensions based on interaction with key members of the buying and selling community;

    - identification and introduction of international extensions of successful U.S.-based products; and

    - identification of fill-in acquisition and joint venture opportunities based on continuing interaction within the market.

    MAXIMIZE SHARE OF CUSTOMERS' TOTAL MARKETING EXPENDITURES

    We seek to create cross-selling opportunities across existing as well as newly-launched or acquired products and services. We offer customers a range of communications methods to attain their specific B-to-B marketing goals. For example, customers can choose to benefit from face-to-face meetings at trade shows and conferences, achieve cost effective advertising through controlled circulation trade publications and diversify and expand revenues through customized marketing services, including Internet links to and from web sites owned and operated by our affiliate.

    LAUNCH NEW PRODUCTS AND SERVICES WITHIN EXISTING CLUSTERS

    We have successfully developed new products within existing industry clusters and will continue to make strategic new product introductions. We launched seven magazines and 14 trade shows in existing industry sectors to fill-in our existing product portfolio in the year ended December 31, 2000. Our launches are generally line extensions or regional expansions of existing product concepts, and thus launch investments are not high and risks are lower than for major new product introductions.

    IDENTIFY AND CONSUMMATE STRATEGIC ACQUISITIONS


    As we expand further into our existing industry sectors, we explore strategic acquisitions and joint ventures designed to maintain and achieve market leading positions in particular niche markets. In addition, we also build on our existing international infrastructure to make strategic international acquisitions and enter into joint ventures with local operating partners. We believe we enhance the value of acquired businesses by (1) integrating acquisitions and joint ventures into our efficient infrastructure, (2) applying our industry experience and (3) cross-selling new products and services to increase our visibility in a given market. From May 31, 1996 to June 30, 2001, we completed 29 acquisitions and joint ventures. Consistent with our strategy since 1996, we are engaged in negotiations involving potential acquisitions of complementary businesses, some of which may be significant.


INDUSTRY OVERVIEW


    B-to-B communications companies provide marketing solutions for specific industry sectors through trade shows and conferences, trade publications, ancillary marketing services and through Internet applications. According to the July 2001 Veronis Suhler & Associates COMMUNICATIONS INDUSTRY FORECAST, the communications industry was the second fastest growing sector of the U.S. economy from 1995 to 2000, expanding at a compound annual growth rate, or CAGR, of 7.9%. Total spending on

B-to-B communications increased from $14.4 billion to $18.2 billion from 1996 to 2000, which represents a CAGR of 6% during that period, with growth of 4.9% in 2000. Veronis expects a 4% CAGR for the period from 2000 to 2005. Over the 1996 to 2000 period, trade shows grew at a 5.5% CAGR and business magazines, which include both general and controlled circulation magazines, increased at a 6.5% CAGR, although they decreased in 2001.


    TRADE SHOWS


    Trade shows have emerged as an important B-to-B sales, marketing and educational medium in the global economy, paralleling its rise in profile among corporate marketers as a highly cost-effective marketing tool. Trade shows provide an opportunity for industry participants to conduct face-to-face selling efforts, transact business and receive product information from the exhibits, conferences, workshops and other forums. Trade show attendees include executives, manufacturers and operating management, sales and marketing personnel, industry analysts, middle-level managers and other industry professionals. Trade shows are the second-leading form of B-to-B communication in the United States. According to the Veronis report, spending on trade show space in trade shows and conferences amounted to $8.3 billion in 2000, a 4.3% increase from 1999 and a 6.7% CAGR during the period from 1995 to 2000.


    TRADE PUBLICATIONS


    Trade publications are generally published monthly and provide information about a specific industry or market segment within an industry. Advertisers are attracted to B-to-B print media by the highly targeted and controlled circulation of publications. By focusing on targeted audiences, publishers aim to connect advertisers with key purchasing decision-makers. Controlled distribution assists advertisers in reaching very specific target groups and provides for more efficient use of advertising dollars. The cost efficiency of controlled circulation advertising versus general business advertising or consumer advertising enhances the stability of B-to-B advertising spending during difficult economic conditions. Expenditures on business-to-business magazines grew 5.4% to $9.9 billion in 2000, sparked by a strong economy through the first three quarters of the year, which drove up advertising spending across most of the major categories. According to Veronis, from 1996 to 2000, the industry grew at a CAGR of 6.5%, although it decreased in 2001 due to economic weakness. This growth was driven by rising levels of advertising spending, which accounted for over 75% of B-to-B publishing revenues during that period. The remainder of B-to-B publishing revenues was derived from subscription revenues.


PRODUCTS AND SERVICES

    We offer our customers a comprehensive array of B-to-B communications products and services to reach their existing and prospective customer base on a cost-effective basis. We believe that our ability to offer a broad range of marketing products and services in each of our target markets, or clusters, is a key competitive advantage for us and allows us to maximize our share of our customers' marketing expenditures. Our traditional product offerings are trade shows and conferences, controlled circulation trade, business and professional magazines, and marketing services.

    TRADE SHOWS


    We are one of the largest trade show operators in the United States based on total square footage and number of trade shows in 2000. As of June 30, 2001, we owned and managed 74 trade shows and 10 standalone conferences for business, professional and consumer audiences worldwide, most of which were among the leading events in their respective markets based on square footage. Our primary sources of revenue from a trade show are derived from the sale of trade show floor space to exhibitors as well as show-specific advertising, sponsorships and conferences.

    Trade shows are a long-established means of community building, bringing buyers and sellers in one particular industry or business face-to-face, in a single forum. In addition, as new products and services proliferate, both suppliers and their customers need efficient forums to interact and transact business with one another. Events often include an extensive conference program, which provides a forum for the exchange and dissemination of information relevant to the particular event's focus. A conference linked to a trade show plays a strategic role in trade show development because it represents the unique editorial content for an event, and it can be used to build new segments, raise the profile of particular segments or technologies and drive attendance at the underlying trade show. In addition, each event typically has one or more keynote speakers drawn from notable industry leaders.

    The advantages of trade shows to exhibitors and attendees are summarized below:

ADVANTAGES TO EXHIBITOR                        ADVANTAGES TO ATTENDEE
-----------------------                        ----------------------
- conduct sales more efficiently than in       - receive overview of market and
  the field;                                   emerging trends;
- position product and company in target       - network with industry executives;
  industry;                                    - identify and work with new vendors;
                                               and
- communicate vision;                          - source new products.
- service existing customers;
- open new accounts; and
- introduce new products.

    TRADE PUBLICATIONS


    As of June 30, 2001, we published 68 specialized business magazines and professional journals and 35 directories and other publications. Of our 58 magazines and journals for which competitive data is available, approximately 78% ranked either #1 or #2 in their respective markets based on the number of advertising pages in the twelve months ended June 30, 2001. Our publications are generally distributed free-of-charge to qualified professional recipients and generate revenues predominantly from the sale of advertising.


    By offering our advertisers access to a targeted and industry-specific customer base, we believe that we are able to sell advertising space in our publications at a rate per customer that is higher than the average rate charged by publications aimed at more general audiences. We believe that our targeted circulation lists for our U.S. and international publications provide our advertising customers with a cost-effective method of reaching their target market's decision-makers. We seek to increase advertising revenues by introducing existing advertisers to new titles, by attracting new advertisers who target our readership and by developing new reader and advertising categories.

    The advantages of trade publications to advertisers and readers are summarized below:

ADVANTAGES TO ADVERTISER                   ADVANTAGES TO READER
------------------------                   --------------------
- cost effective;                          - relevant, industry specific
                                             information;
- highly targeted audience of qualified    - promotion of industry stewardship;
readers;                                   - keep up with peers in the industry; and
- focused medium;                          - interactive follow-up system in print
- attractive means to introduce new          and/or electronically.
  products; and
- audited, controlled circulation.

    MARKETING SERVICES

    Within each industry cluster, we provide a comprehensive set of marketing communications products, services and support geared to the particular industry's marketing and customer needs. These services include direct mail and database marketing programs, reprint services, reference books and other services to facilitate our clients' B-to-B marketing and communications programs.

    Marketing services are centrally managed, rather than being organized by cluster. Thus, our cluster executives are able to dedicate their activities to high value sales. In addition, our central telesales and product management provides professional skills to these specialized product offerings.

    INTERNET

    In addition to our trade shows, conferences, publications and marketing services, our subsidiary Advanstar.com, uses the Internet increasingly to deliver our integrated B-to-B marketing communications products and services to our customers. Advanstar.com is developing vertical community web sites to serve our industry sectors and is operating our event and publication-related web sites. We believe that the Internet can be utilized on a customized basis to serve our customers' B-to-B marketing communication needs more efficiently and effectively by offering information 24 hours a day, seven days a week. For example, Advanstar.com is completing development of a web site, MagicOnline, to serve as an on-line information and product resource for apparel retailers.

INDUSTRY CLUSTERS

    We organize our operations into six core clusters. In addition to our six core clusters, we have grouped the industry sectors in which we provide services but do not have a significant industry presence into a "Market Development" cluster. In each of our targeted segments within these clusters, many of the same customers advertise in our publications, exhibit at our trade shows and use our marketing services to reach their buyers. We have expanded our offerings rapidly within each community through new product introductions and strategic acquisitions. We believe our total community participants, including readers, attendees, conferees, exhibitors, advertisers and other customers, number approximately three million.

    The following is a summary of each of our clusters.

    FASHION & APPAREL


    Our Fashion & Apparel cluster serves the men's, women's, children's, and fabrics industries. In 2001, we served these industry sectors through 17 trade shows. Three trade shows held concurrently in Las Vegas twice annually constitute the foundation of our apparel market position as of December 31, 2000:


    - MAGIC, the world's largest and most widely recognized trade show for the men's apparel industry;

    - WWDMAGIC, the largest women's apparel trade show in the United States; and

    - MAGICKids, the second largest children's apparel show in the United
      States.

    In 1999, we acquired the Larkin Group, adding 15 trade shows serving the women's and children's fashion and fabric/textile industries to complement our core Fashion & Apparel cluster. The Larkin Group trade shows held in New York City consist of (1) five International Fashion Boutique shows focusing on moderate price point women's apparel and accessories; (2) five Style Industries shows focusing on higher end women's clothing; (3) three International Fashion Kids shows focusing on children's apparel and accessories; and (4) two International Fashion Fabric Trade shows focusing on fabric and textiles for the apparel industry.

    The following table sets forth pro forma information relating to trade shows in our Fashion & Apparel cluster in the twelve months ended June 30, 2001. We currently have no publications in this cluster:


                            FASHION & APPAREL EVENTS


                                                                       EVENTS (1)
                                                              -----------------------------
SECTOR                                                         NUMBER    NET SQUARE FOOTAGE
------                                                        --------   ------------------
Men's (includes Edge).......................................      4          1,438,355
Women's.....................................................      5            861,100
Kids........................................................      5            240,274
Fabric......................................................      3             86,520


--------------------------

(1) Excludes conferences.

    INFORMATION TECHNOLOGY & COMMUNICATIONS


    Our Information Technology & Communications cluster serves the information technology, telecommunications and call center industries. In 2001, we operated in these industry sectors through 19 trade shows and 14 publications. We are a very specialized niche company in the information technology market with focused and successful events in Internet commerce, digital printing and digital media. The rapidly evolving, deregulated competitive telecommunications sector is one of our most important targeted markets and we have a significant worldwide presence in trade shows and magazines. We are also a leader in the rapidly growing and evolving market for teleconferencing, web-based collaboration and e-learning. Finally, our CRM/Call Center sector has served as a primary example of successful market-focused expansion on an international scale:


    Key trade shows, conferences and publications include:


    - On Demand Digital Printing & Publishing Conference and Expo, the second largest trade show and conference for the digital print and publishing market as of December 31, 2000;


    - the TeleCon and e-Learning shows, trade shows in the United States for the video conferencing and long distance e-learning markets, and the related TELECONFERENCE AND E-LEARNING magazines;


    - Incoming Call Center Management Conference & Exhibition, the #1 U.S. trade show and conference for call center managers, and Call Center
      Conference & Exhibition, large U.S. trade show and conference for technology in the call center market as of December 31, 2000;


    - iEB, Internet and Electronic Business Conference and Exhibition, a large U.S. trade show and conference serving the rapidly growing market for electronic commerce through the Internet, produced in partnership with The Gartner Group, Inc.;


    - Telexpo, the #1 telecom trade show and conference in Latin America as of December 31, 2000, held annually in March in Sao Paolo with over 44,000 attendees and 414 exhibitors; and


    - a global grouping of leading telecom magazines, including AMERICA'S NETWORK, EURONET, TELECOM ASIA, TELECOM CHINA, WIRELESS ASIA, RNT(Brazil) and TPLA (Latin America).

    The following table sets forth pro forma information relating to trade shows and magazines in our Information Technology & Communications cluster in the year ended June 30, 2001:


          INFORMATION TECHNOLOGY & COMMUNICATIONS EVENTS AND MAGAZINES


                                                       EVENTS(1)                     MAGAZINES
                                                 ---------------------   ----------------------------------
                                                                                                NUMBER OF
                                                                                                MAGAZINES
                                                            NET SQUARE                            RANKED
SECTOR                                            NUMBER     FOOTAGE      NUMBER    AD PAGES   #1 OR #2 (2)
------                                           --------   ----------   --------   --------   ------------
Information Technology.........................      7       349,002         4       1,567        2 of 3
Telecommunications.............................      3       404,121         7       3,058        5 of 6
CRM / Call Center..............................      9       236,062         3         750        0 of 3


--------------------------

(1) Excludes conferences.


(2) Ranking based only on measured magazines for the twelve months ended June 30, 2001.


    SPECIALTY RETAIL


    We served the Specialty Retail sector through 24 trade shows and 12 publications in 2001. This cluster includes the art, beauty, entertainment/marketing and motor vehicles sectors.


    Key trade shows and publications include:

    - Artexpo New York, the largest mid-market art trade show in the United States, and ART BUSINESS NEWS, a leading publication for gallery and framing professionals;

    - IBS New York, the largest trade show and educational event on the East Coast for the beauty salon market, and AMERICAN SALON, the #2 publication for the professional beauty and hair care industry;

    - Licensing International, the largest trade show worldwide for the merchandise licensing industry, and LICENSE!, the #1 publication for the licensing industry; and

    - Dealernews International Powersports Dealer Expo, the largest aftermarket accessories trade show in the United States targeted at powersports dealers, the 12 city tour of consumer International Motorcycle shows and DEALERNEWS, the #1 magazine targeted at retailers in the powersports market--motorcycles, snowmobiles and personal watercraft.


    The following table sets forth pro forma information relating to trade shows and magazines in our Specialty Retail cluster in the twelve months ended
June 30, 2001:


                     SPECIALTY RETAIL EVENTS AND MAGAZINES


                                                       EVENTS(1)                     MAGAZINES
                                                 ---------------------   ---------------------------------
                                                                                                NUMBER OF
                                                                                                MAGAZINES
                                                            NET SQUARE                           RANKED
SECTOR                                            NUMBER     FOOTAGE      NUMBER    AD PAGES   #1 OR #2(2)
------                                           --------   ----------   --------   --------   -----------
Art............................................      3       217,882         2       1,057       0 of 1
Beauty.........................................      2       201,004         2       1,220       1 of 2
Entertainment / Marketing......................      6       318,345         3       1,755       2 of 2
Motor Vehicle..................................     13       978,913         5       2,786       3 of 4


--------------------------

(1) Excludes conferences.


(2) Ranking based only on measured magazines for the twelve months ended June 30, 2001.

    HEALTHCARE, SCIENCE & PHARMACEUTICALS


    Our Healthcare, Science & Pharmaceuticals cluster provided marketing products and services to these three related sectors with eight trade shows and 20 publications in 2001. We serve the healthcare sector in both primary and specialized care areas, such as geriatrics, dermatology, ophthalmology and veterinary medicine; the science sector in areas such as spectroscopy and liquid and gas chromatography; and the pharmaceutical sector in areas such as research and development, manufacturing, testing and marketing.


    Key trade shows, conferences and publications include:

    - PHARMACEUTICAL TECHNOLOGY, the #1 publication targeted at pharmaceutical scientists, engineers and operation managers, and PHARMACEUTICAL EXECUTIVE, the #1 magazine for pharmaceutical company product managers and marketing professionals;

    - LCGC AND LCGC EUROPE, the #1 magazines in the United States and Europe in liquid and gas chromatography;

    - GERIATRICS, the #2 magazine for the geriatrics segment of the primary care market, FORMULARY, the #2 magazine for the drug selection market and DVM, THE NEWS MAGAZINE OF VETERINARY MEDICINE, the #1 magazine for veterinarians; and

    - Abilities Expos, the largest consumer-oriented events targeting individuals with disabilities.


    The following table sets forth pro forma information relating to trade shows and magazines in our Healthcare, Science & Pharmaceuticals cluster in the twelve months ended June 30, 2001:


           HEALTHCARE, SCIENCE & PHARMACEUTICALS EVENTS AND MAGAZINES


                                                       EVENTS(1)                     MAGAZINES
                                                 ---------------------   ---------------------------------
                                                                                                NUMBER OF
                                                                                                MAGAZINES
                                                            NET SQUARE                           RANKED
SECTOR                                            NUMBER     FOOTAGE      NUMBER    AD PAGES   #1 OR #2(2)
------                                           --------   ----------   --------   --------   -----------
Healthcare.....................................      7       126,100         9       4,423       6 of 9
Science........................................      1        18,765         5       1,980       4 of 4
Pharmaceuticals................................     NA            NA         6       3,862       5 of 5


--------------------------

(1) Excludes conferences.


(2) Ranking based only on measured magazines for the twelve months ended June 30, 2001.

    TRAVEL & HOSPITALITY


    We served the travel and hospitality sector through one trade shows and five publications in 2001. Our publications for the travel and hospitality sector provide a strong foundation to launch related trade shows and services as well as to develop custom-publishing products.


    Selected publications include:

    - TRAVEL AGENT, the second largest non-computer U.S. trade magazine and #1 trade periodical for the travel industry;

    - HOTEL & MOTEL MANAGEMENT, the #1 publication for the hospitality management market; and

    - PREMIER HOTELS AND RESORTS, a leading directory of 4 and 5 star hotel and resort properties.


    The following table sets forth pro forma information relating to trade shows and magazines in our Travel & Hospitality cluster in the twelve months ended June 30, 2001:


                   TRAVEL & HOSPITALITY EVENTS AND MAGAZINES


                                                       EVENTS(1)                    MAGAZINES
                                                  -------------------   ---------------------------------
                                                                                               NUMBER OF
                                                               NET                             MAGAZINES
                                                              SQUARE                            RANKED
SECTOR                                             NUMBER    FOOTAGE     NUMBER    AD PAGES   #1 OR #2(2)
------                                            --------   --------   --------   --------   -----------
Travel..........................................        1     31,000       4        6,020     2 of 2
Hospitality.....................................       --         NA       1        1,135     1 of 1


------------------------

(1) Excludes conferences.


(2) Ranking based only on measured magazines for the twelve months ended June 30, 2001.


    MANUFACTURING & PROCESSING


    Our Manufacturing & Processing cluster serves the application technology and OEM/processing sectors. In 2001, we delivered our B-to-B marketing communications products and services to our customers in these industries through four trade shows and seven publications. In applied technology, we focus:


    - on the automatic data capture, identification and tracking systems market, including bar coding, magnetic stripe, smart cards, biometrics and the associated systems,

    - the geospatial market, including global positioning systems and geographic information systems and

    - sensors technology.

    For the OEM and processing sector, we offer trade shows, conferences and publications focused on equipment, materials and intermediate products used in the manufacturing and processing of a wide range of products.

    Key trade shows, conferences and publications include:


    - Frontline Solutions and Frontline Solutions Europe (formerly ScanTech), the #1 U.S. and European trade show and conference, respectively, for the automatic data capture, identification and tracking systems market as of December 31, 2000, and FRONTLINE SOLUTIONS magazine

      (formerly AUTOMATIC ID NEWS), the #2 publication in the United States and the leading European book for the automatic data capture, identification and tracking systems market; and


    - SENSORS, the #1 U.S. magazine for engineers in the expanding use of sensors in industrial and consumer products, and Sensors Expos, leading trade shows serving the sensors market.


    The following table sets forth pro forma information relating to trade shows and magazines in our Manufacturing & Processing cluster in the twelve months ended June 30, 2001:


                MANUFACTURING & PROCESSING EVENTS AND MAGAZINES


                                                      EVENTS(1)                    MAGAZINES
                                                 -------------------   ---------------------------------
                                                                                              NUMBER OF
                                                              NET                             MAGAZINES
                                                             SQUARE                            RANKED
SECTOR                                            NUMBER    FOOTAGE     NUMBER    AD PAGES   #1 OR #2(2)
------                                           --------   --------   --------   --------   -----------
Applications Technology........................        2    153,484       4        1,353     4 of 4
OEM / Processing...............................        2     74,400       3        1,800     2 of 3


------------------------

(1) Excludes conferences.


(2) Ranking based only on measured magazines for the twelve months ended June 30, 2001.


    MARKET DEVELOPMENT


    We group the balance of our products and services into a Market Development cluster which serves as an incubator focused on growing these products and services through internal development and acquisitions. The Market Development cluster addresses large and attractive market sectors in which we provide selected products and services but do not have a significant presence. Markets currently served include energy, finance, landscaping/pest control, paper and roofing sectors. In 2000, we delivered our B-to-B marketing communications products and services to our customers in these industry sectors through one trade show and 10 publications.



    The following table sets forth pro forma information relating to trade shows and magazines in our Market Development cluster in the twelve months ended
June 30, 2001:


                    MARKET DEVELOPMENT EVENTS AND MAGAZINES


                                                       EVENTS(1)                    MAGAZINES
                                                  -------------------   ---------------------------------
                                                                                               NUMBER OF
                                                               NET                             MAGAZINES
                                                              SQUARE                            RANKED
SECTOR                                             NUMBER    FOOTAGE     NUMBER    AD PAGES   #1 OR #2(2)
------                                            --------   --------   --------   --------   -----------
Energy..........................................       --         --          1       322     1 of 1
Intimate Apparel................................       --         --          1       126     1 of 1
Finance.........................................        1      9,695         --        --     --
Landscape / Pest Control........................       --         --          5     1,686     4 of 4
Paper...........................................       --         --          2     1,155     2 of 2
Roofing.........................................       --         --          1       343     0 of 1


------------------------

(1) Excludes conferences.

(2) Ranking based only on measured magazines for the year ended December 31, 2000.

COMPANY OPERATIONS

    TRADE SHOWS

    The sales cycle for a future trade show typically begins shortly before the current show, with pricing information, preliminary floor plans and exhibitor promotion for the future show mailed in advance of the current show so that selling for the future show can begin at the current show. Typically, this "upfront" selling includes floor space reservations with exhibitors executing a contract and making deposits for the future show. At many of our trade shows, a commitment for a large portion of exhibit space for the next event is reserved by the end of the current event. For example, at each of the Dealer Expo, Frontline Solutions, ICCM and Telecon trade shows, over 70% of the exhibit space for the future show is reserved by the end of the current show, and a portion of the fees are collected shortly thereafter. The sales cycle continues with selling to new exhibitors and collecting the balance of payments due. In general, we require exhibitor payments in full prior to a trade show as a condition to participation.

    In addition to the sale of exhibit space, we market to exhibitors a wide range of promotional opportunities to raise their visibility at an event. These opportunities include directory and preview advertising, banners, sponsorships of various functions and a wide variety of other products or services. We also produce related conferences and workshops, which represent the editorial content for an event and play a crucial strategic role in trade show development. Conferences, workshops and other ancillary forums all stimulate interest in the industry and drive attendance at the trade show. While show attendance is typically free for qualified attendees, participation in conferences at these shows can be a significant revenue source.

    Event promotion is undertaken through direct mail, using both in-house, exhibitor-provided and rented lists of pre-qualified industry participants. In those industry sectors for which we also have complementary publications, our publications play a key role in event promotion by providing lists from circulation files and editorial coverage for the upcoming show. Other industry magazines may also be involved, as the goal of any event is to represent the entire industry or market. The "show issue" of an industry magazine for a related event is often the biggest issue of the year, as the advertisers want to reinforce their show presence.

    In operating trade shows and conferences, we function in a capacity similar to a general contractor. Through our central trade show and conference operations, we select and manage venues, hotels, and vendors for decorating, registration, travel and housing, audio-visual services and other services. In many cases, venue and hotel reservations are made several years in advance, particularly for primary markets such as New York, Chicago, Las Vegas, Los Angeles and San Francisco. While the production of a show may involve hundreds of workers, most workers are employees of our subcontractor vendors. We employ very few of the workers on-site.

    TRADE PUBLICATIONS

    We have established an efficient publishing infrastructure in the United States and Europe. Our publications generally follow the controlled circulation model and are distributed free-of-charge to qualified recipients. We build readership and maintain the quality and quantity of our circulation based on delivering high quality, professional coverage of relevant industry information. Because we offer our advertisers access to a highly-targeted, industry-specific subscriber base with potential buying influence, our advertisers place their ads in our publications to reach their customers. Most of our magazines are published monthly, although some titles are published weekly or semi-monthly.

    We attract readership and improve the effectiveness of our advertising by maintaining and continuously improving the quality of the editorial content of our publications. Recipients of our publications are targeted through market research designed to determine the market coverage and purchasing authority desired by prospective advertisers. Based on existing and acquired mail lists, the targeted recipient is then solicited through promotions offering free subscriptions to the relevant publications. High-quality circulation is achieved when a high percentage of the circulation list is recently qualified, within one or two years, and the publication is delivered at the direct request of the recipient. Recipients are qualified and requalified on a regular basis through direct mail qualification cards included in the publication and, increasingly, the Internet.

    Our advertising sales and editorial functions are dispersed throughout North America, Asia, Europe and Brazil. Advertising sales are predominantly conducted by our dedicated sales force. Editorial content for our publications is primarily staff-written, with some editorial contribution by freelance writers and industry or professional participants in selected markets.

    Our advertising materials and editorial content are integrated in our Duluth, Minnesota and Chester, England production facilities, where layout, ad insertion and output to film is completed. All printing is outsourced to vendors in various regions, but printing contracts are negotiated and managed centrally. We purchase paper centrally through a relationship with one of the industry's largest paper brokers. Paper is shipped directly from the mills to the printers at our request. We maintain our own central U.S. fulfillment operation in Duluth to generate mailing labels and mailing instructions for the printers. Our production workforce is highly experienced and is based in relatively low-cost locations in Duluth and Chester.

    INTERNET

    Advanstar.com is organized to maximize the integration with Advanstar Communications' market focused cluster organization. Content is drawn from Advanstar Communications editorial, trade show conference activities and third party news services and integrated into the Web site offering with the active participation of the Advanstar Communications editorial and conference teams and the Advanstar.com content development group. Central support functions for production management, list acquisition, marketing and promotion are integrated within each market cluster across traditional and Web based products. Web site development is managed by centrally managed Advanstar.com development teams working closely with both Advanstar Communications and Advanstar.com product management groups. Advanstar Communications field sales, publishers and show directors provide contact with existing customers and participate in generating sales to our Web based product offerings.

COMPETITION

    The market for our products and services is intensely competitive. The competition is highly fragmented by product offering and by geography. On a global level, larger international firms operate in many geographic markets and have broad product offerings in trade shows, conferences, publications and marketing services. In several industries, such as information technology and healthcare, we compete with large firms with a single-industry focus. Many of these large international and single-industry firms are better capitalized than we are and have substantially greater financial and other resources than we have.

    Within each particular industry sector, we also compete with a large number of small to medium-sized firms. While most small to medium-sized firms operate in a single geographic market, in some cases, our competitors operate in several geographic markets. In the trade show and conference segment, we compete with trade associations and, in several international markets, with exposition hall owners and operators. Trade show and conference competition in each market and country occurs on many levels. The venues and dates of trade shows drive competition. Historically, successful shows have been held at desirable locations and on desirable dates. Given the availability of alternative venues and the ability to define events for particular market segments, the range of competition for exhibitor dollars, sponsorships, attendees and conferees is extensive. In the publications segment, we typically have between two and five direct competitors which target the same industry sector and many indirect competitors which define industry segments differently than we do and thus may be alternatives for either readers or advertisers.

INTELLECTUAL PROPERTY

    We have developed strong brand awareness for our principal products and services. Accordingly, we consider our trademarks, service marks, copyrights, trade secrets and similar intellectual property important to our success, and we rely on trademark, service mark, copyright and trade secret laws, as well as licensing and confidentiality agreements, to protect our intellectual property rights. We generally register our material trademarks and service marks in the United States and in certain other key countries in which these trademarks and service marks are used. Effective trademark, service mark and trade secret protection may not be available in every country in which our products and services are available.

PROPERTIES

    We have executive, marketing, sales and editorial offices in several cities in the United States, including Boston; Cleveland; Edison, New Jersey; Eugene, Oregon; Milford, Connecticut; New York City; Santa Ana, California; and Woodland Hills, California. In addition, we have offices in Sao Paulo, Brazil; Hong Kong, China; Paris, France; Essen, Germany; and Chester and London, United Kingdom. Our finance, trade show registration, call center, circulation, fulfillment, production and other necessary operational support facilities in the United States are located in Duluth, Minnesota.

    We generally lease our offices from third parties. However, we own our operations offices in Duluth and Cleveland, although we have granted mortgages on these properties to the lenders under our new credit facility. We believe that our properties are in good operating condition and that suitable additional or alternative space will be available on commercially reasonable terms for future expansion.

ENVIRONMENTAL MATTERS

    We are subject to various foreign, federal, state and local environmental protection and health and safety laws and regulations, and accordingly, we incur some costs to comply with those laws. We own or lease real property, and some environmental laws hold current or previous owners or operators of businesses and real property liable for contamination on that property, even if they did not know of and were not responsible for the contamination. Although we do not currently anticipate that the costs of complying with environmental laws will materially adversely affect us, we cannot ensure that we will not incur material costs or liabilities in the future, due to the discovery of new facts or conditions, releases of hazardous materials, or a change in environmental laws.

EMPLOYEES


    As of June 30, 2001, we had approximately 1,500 full-time equivalent employees. Of these, approximately 200 employees were located in Europe, Brazil and Asia with the balance based in the United States. None of our U.S. employees are represented by a labor union. We consider our relationships with our employees to be good.


LEGAL PROCEEDINGS

    We are not a party to any legal proceedings other than ordinary course, routine litigation which is not material to our business, financial condition or results of operations.

                                   MANAGEMENT

    The following table sets forth the name, age and position of each of our executive officers, directors and other key employees.

NAME                                     AGE      POSITION
----                                     ---      --------
Robert L. Krakoff                         66      Chairman of the Board and Chief Executive Officer
James M. Alic                             58      Vice Chairman, Vice President and Director
David W. Montgomery                       43      Vice President--Finance, Chief Financial Officer and
                                                  Secretary
Eric I. Lisman                            44      Vice President and General Counsel
Joseph Loggia                             42      President and Chief Operating Officer
Alexander S. DeBarr                       41      Executive Vice President
Daniel M. Phillips                        38      Executive Vice President
Jean-Marc Levy                            40      Executive Vice President, President and Chief Executive
                                                  Officer--Advanstar.com
OhSang Kwon                               32      Director
James A. Quella                           50      Director
David M. Wittels                          36      Director

    EXECUTIVE OFFICERS

    ROBERT L. KRAKOFF has served as our Chairman and Chief Executive Officer since he joined Advanstar in July 1996. From January 1993 to June 1996, he was the Chairman and Chief Executive Officer of Reed Publishing USA, a division of Reed Elsevier Inc. which included Cahners Publishing Company, a trade publications business, and Reed Exhibition Companies, an exposition and conference business. From January 1993 to June 1996, he was also a member of the board of directors of Reed Elsevier PLC.

    JAMES M. ALIC has served as our Vice Chairman and Vice President since he joined Advanstar in July 1996. From June 1995 to June 1996, he was Vice President and Controller of IBM Corporation, a computer hardware and software manufacturer. From September 1994 to May 1995, he was Chairman of Reed Exhibition Companies. From August 1991 to August 1994, he was President of Reed Exhibitions North America.

    DAVID W. MONTGOMERY has served as our Vice President--Finance and Chief Financial Officer since January 1994. From July 1989 to December 1993, he was our Director of Corporate Finance. In July 1992, he became our Secretary. From January 1981 to June 1989, he was a practicing CPA with McGladrey & Pullen in Minneapolis, St. Paul, Minnesota.

    ERIC I. LISMAN has served as our Vice President and General Counsel since September 1998. From November 1997 to August 1998, he engaged in a private legal practice. From August 1996 to July 1997, he was a Senior Vice President and General Counsel of Cahners Publishing Company. From July 1993 to July 1996, he was a Vice President and General Counsel of Reed Publishing USA.

    JOSEPH LOGGIA was named as President and Chief Operating Officer in June 2001. Prior to that, he had served as MAGIC's President and Chief Executive Officer since May 1997, President from August 1996 and Chief Operating Officer beginning in 1995. From January 1993 to August 1996, he was Chief Financial Officer of MAGIC. Prior to joining MAGIC, Mr. Loggia, who is a certified public accountant, was a manager at the accounting firm of Coopers & Lybrand responsible for Fraud & Financial Investigations.

    KEY EMPLOYEES

    ALEXANDER S. DEBARR has served as our Executive Vice President since
June 1997 and is responsible for the art, beauty, travel and hospitality and motor vehicle sectors. From February 1995 to May 1997, he was a Group Vice President of Advanstar. Mr. DeBarr also served as a Group Publisher of Advanstar from February 1993 until January 1995.

    DANIEL M. PHILLIPS currently serves as Executive Vice President of Advanstar Technology Communities. He was previously Vice President and General Manager of Advanstar's Technology groups. Mr. Phillips joined Advanstar in 1996 as a group publisher of America's Network, Telecom Asia and Communicationes magazines, and in 1998 was promoted to Vice President and General Manager. Prior to joining Advanstar, Mr. Phillips was responsible for publications for EMAP (U.K.) in the area of telecommunications.

    JEAN-MARC LEVY has served as our Executive Vice President--Business Development since March 2001, as well as the President and Chief Executive Officer of Advanstar.com, our internet subsidiary, since he joined Advanstar in April 2000. From March 1997 to February 2000, he was with the Thomson Corporation, most recently as Senior Vice President and General Manager of the Thomson Corporate Finance business unit and Senior Vice President of Global Development for the RIA Group. From August 1993 to March 1997, he served as Vice President and Managing Director for Moody's Investors Service. Earlier in his career, he held several financial management and business development positions with Dun & Bradstreet and Shearson Lehman Brothers.

    DIRECTORS

    ROBERT L. KRAKOFF. See "--Executive Officers."

    JAMES M. ALIC. See "--Executive Officers."

    OHSANG KWON has served as a director since October 2000. Mr. Kwon has been a Principal of DLJ Merchant Banking, Inc. since 2001 and a Vice President of DLJ Merchant Banking, Inc. prior to that. From May 1997 to February 2000, he was an Associate with DLJ Securities Corporation, and he became a Vice President of DLJ Securities Corporation in February 2000. From October 1996 to May 1997, he was an Associate at Davis Polk & Wardwell. Prior to that, he was a law clerk for the Hon. William C. Conner in the United States District Court for the Southern District of New York.

    JAMES A. QUELLA has served as a director since October 2000. Mr. Quella joined DLJ Merchant Banking, Inc. in 2000 as a Managing Director and Operating Partner. Immediately prior to joining DLJ, he was a Managing Director at GH Venture Partners. From 1990 to 1999, Mr. Quella worked at Mercer Management Consulting where he served as a senior consultant and became Vice Chairman in 1997. Mr. Quella was also a Director of Mercer Consulting Group and Executive Partner of Marsh McLennan Companies. Mr. Quella currently serves on the board of directors of AKI Holding Corp., AKI Inc., Merrill Corporation and Von Hoffman Press, Inc.

    DAVID M. WITTELS has served as a director since October 2000. Mr. Wittels has been a Managing Director of DLJ Merchant Banking, Inc. since 2001 and has served in various capacities with DLJ Merchant Banking for the past five years. Mr. Wittels serves as a director of AKI Holding Corp., AKI Inc., Mueller Holdings (N.A.) Inc., Ziff Davis Media Inc., Ziff Davis Holdings Inc. and Wilson Greatbatch Technologies Inc.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table presents compensation paid to our chief executive officer and four other most highly paid officers in the last three fiscal years.

NAME AND PRINCIPAL                                              OTHER ANNUAL         ALL OTHER              TOTAL
POSITION                  YEAR     SALARY($)   BONUS($)(1)   COMPENSATION($)(5)   COMPENSATION($)      COMPENSATION($)
------------------      --------   ---------   -----------   ------------------   ---------------      ---------------
Robert L. Krakoff.....    2000      522,308       194,805            4,861              12,624(3)           734,598
  Chairman of the         1999      433,846       169,500                               15,231(3)           618,577
  Board and Chief         1998      415,385       150,000                               18,138(3)           583,523
  Executive Officer

James M. Alic.........    2000      422,308       157,700            5,392               7,112(3)           592,512
  Vice Chairman, Vice     1999      333,846       133,200                                7,561(3)           474,607
  President and           1998      311,538       115,000                                8,310(3)           434,848
  Director

David W. Montgomery...    2000      210,000       110,836           14,712             773,246(2)(3)      1,108,794
  Vice President-         1999      190,000        92,442                                5,576(3)           288,018
  Finance, Chief          1998      186,538        74,000                                5,918(3)           266,456
  Financial Officer
  and Secretary

Eric I. Lisman(4).....    2000      257,500       110,156                              414,520(2)(3)        782,176
  Vice President and      1999      237,500        87,984                                2,637(3)           328,121
  General Counsel         1998       72,692        25,012                                  199(3)            97,903

Joseph Loggia(6)......    2000      565,385       280,933                            1,622,611(2)(3)      2,468,929
  President and Chief     1999      700,000       175,000                                4,800(3)           879,800
  Operating Officer       1998      500,130       175,000                                   --              675,130

--------------------------

(1) Bonuses are reported in the year earned, even though they were actually paid in the subsequent year.

(2) Includes all stock option payments and discretionary bonuses relating to the acquisition of Advanstar, Inc. by the DLJ Merchant Banking funds and are reported in the year earned even though some portion was actually paid in the subsequent year. See "Option Exercises and Holdings."

(3) Includes value of group term life insurance benefits paid for by our company.

(4) Mr. Lisman commenced employment on September 8, 1998.

(5) Includes the fair market value of fringe benefits provided for by our company.

(6) Mr. Loggia commenced employment with Advanstar on April 30, 1998.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth each grant of stock options made by Advanstar during the year ended December 31, 2000 pursuant to the 2000 Management Incentive Plan described below to each of the named executive officers. We have not granted any stock appreciation rights.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                          POTENTIAL REALIZABLE
                                                                                            VALUE AT ASSUMED
                                                   % OF TOTAL                               ANNUAL RATES OF
                                      NUMBER OF     OPTIONS                                   STOCK PRICE
                                      SECURITIES   GRANTED TO                                 APPRECIATION
                                      UNDERLYING   EMPLOYEES    EXERCISE                    FOR OPTION TERM
                                       OPTIONS     IN FISCAL      PRICE     EXPIRATION   ----------------------
NAME                                   GRANTED        YEAR      ($/SHARE)      DATE       5% ($)      10% ($)
----                                  ----------   ----------   ---------   ----------   ---------   ----------
Robert L. Krakoff...................   900,000        28%         10.00        2010      5,660,052   14,343,682
James M. Alic.......................   275,000         8%         10.00        2010      1,729,460    4,382,792
David W. Montgomery.................   200,000         6%         10.00        2010      1,257,789    3,187,485
Eric I. Lisman......................   100,000         3%         10.00        2010        628,895    1,593,742
Joseph Loggia.......................   400,000        12%         10.00        2010      2,515,579    6,374,970

OPTION EXERCISES AND HOLDINGS

    The following table sets forth, for each of the officers named in the Summary Compensation Table, certain information concerning the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2000. None of the unexercised options were "in-the-money" at December 31, 2000.

    No options were exercised by any of the named officers in 2000. However, under the merger agreement, the holder of each "in-the-money" option outstanding under the 1996 stock option plan received, for each option, an amount equal to the per share merger consideration less the exercise price. While that transaction was not technically an option exercise, we have provided information in the following table about the number of shares and value realized in connection with that transaction.

    AGGREGATED OPTION EXERCISES IN 2000 AND DECEMBER 31, 2000 OPTION VALUES

                                                                NUMBER OF SECURITIES
                                                               UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                     NUMBER OF                    OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS AT
                                      SHARES                          YEAR END                   FISCAL YEAR END
                                    ACQUIRED ON    VALUE     ---------------------------   ---------------------------
NAME                                 EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                -----------   --------   -----------   -------------   -----------   -------------
Robert L. Krakoff.................         --           --          --        900,000              --              --
James M. Alic.....................         --           --          --        275,000              --              --
David W. Montgomery...............    200,000     $617,511          --        200,000              --              --
Eric I. Lisman....................    100,000      308,755          --        100,000              --              --
Joseph Loggia.....................    200,000      617,511          --        400,000              --              --

STOCK OPTION AND INCENTIVE PLANS

    1996 STOCK OPTION PLAN

    Advanstar, Inc.'s Second Amended and Restated 1996 Stock Option Plan, as amended, provides for the issuance of a maximum of 2,051,124 shares of its common stock pursuant to the grant of non-qualified stock options to employees and other individuals who render services to Advanstar, Inc. As of December 31, 1999, options to purchase 2,031,100 shares of Advanstar, Inc.'s common stock at an average exercise price of $8.24 were outstanding under the 1996 Plan, and no options had been exercised. Under the terms of the 1996 Plan and existing award agreements, upon the closing of the merger all outstanding options became fully vested and exercisable. Under the merger agreement, the holder of each option outstanding under the 1996 Plan whose exercise price was less than the value of the merger consideration received for every option, an amount equal to the per share merger consideration minus the exercise price for such option. Outstanding options whose exercise price exceeded the value of the merger consideration were canceled as of the closing of the merger.

    2000 MANAGEMENT INCENTIVE PLAN

    The 2000 Management Incentive Plan was adopted by the board of Holdings on October 11, 2000. The following description of the plan is intended to be a summary and does not describe all provisions of the plan.

    PURPOSE OF THE PLAN

    The purpose of the plan is to attract and retain the best available key employees, non-employee directors and consultants for Holdings and its subsidiaries and affiliates and to encourage the highest level of performance by those individuals, thereby enhancing Holdings' value for the benefit of its stockholders. The plan is also intended to motivate such individuals by means of performance-related incentives to achieve longer-range performance goals and enable such individuals to participate in the long-term growth and financial success of Holdings.

    ADMINISTRATION OF THE PLAN

    The plan will be administered by the compensation committee or the board as a whole, if no committee is constituted. The compensation committee has the power, in its discretion, to select the participants who will participate in the plan, to grant awards under the plan, to determine the terms of these awards, to interpret the provisions of the plan and to take any action that it deems necessary or advisable for the administration of the plan.

    ELIGIBILITY AND PARTICIPATION

    Eligibility to participate in the plan is limited to key employees of Holdings, its subsidiaries and affiliates. Participation in the plan is at the discretion of the compensation committee and will be based upon the individual's present and potential contributions to Holdings' success and such other factors as the compensation committee deems relevant. No individual may be granted in any calendar year awards covering more than 900,000 shares of Holdings common stock.

    TYPE OF AWARDS UNDER THE PLAN

    The plan provides that the compensation committee may grant nonstatutory stock options to eligible participants subject to such terms, conditions and provisions as the compensation committee may determine to be necessary or desirable.

    NUMBER OF AUTHORIZED SHARES


    Holdings has authorized a maximum of 3,422,789 shares of its common stock for participants under the plan during the term of the plan, of which 3,255,000 have been granted as of June 30, 2001. In addition, the number of shares available will be increased to the extent that shares are not purchased on a leveraged basis under Holdings' Direct Investment Program. The compensation committee may adjust the number and class of shares available under the plan to prevent dilution or enlargement of rights in the event of various changes in Holdings' capitalization.

    PUT AND CALL RIGHTS

    Holdings has certain rights to repurchase, or "call," shares purchased pursuant to the plan if a plan participant is terminated by Holdings or one of its subsidiaries for cause or without cause, or if the participant terminates employment for good reason, without good reason, or due to death, disability or "qualified retirement." A plan participant has the right to sell, or "put," shares purchased pursuant to the plan to Holdings if a participant's employment is terminated due to disability, "qualified retirement" or death. "Qualified retirement" means retirement at age 62 or with board approval.

    CHANGE IN CONTROL

    If there is a change in control of Holdings, all unvested time-vesting options granted pursuant to the plan will vest and become immediately exercisable and, if the change in control constitutes a liquidity event (as defined in the award agreements), all performance vesting options will vest. A change in control generally means the acquisition by any person or group of persons, other than an affiliate or affiliates of the DLJ Merchant Banking funds, of more than 51% of the outstanding voting securities of Holdings or a sale of all or substantially all of Holdings' assets.

    AMENDMENT AND TERMINATION

    Holdings' board may amend, alter, suspend, discontinue or terminate the plan at any time, provided that no such amendment, alteration, suspension, discontinuation or termination will be made without stockholder approval if such approval is necessary to qualify for or comply with any tax or regulatory status or requirement with which the board deems it necessary or desirable to qualify or comply.

    DIRECT INVESTMENT PLAN

    The Direct Investment Plan was adopted by the board of Holdings on October 11, 2000. The following description of the plan is intended to be a summary and does not describe all provisions of the plan.

    PURPOSE OF THE PLAN

    The purpose of the plan is to promote the interests of Holdings and its stockholders by attracting and retaining exceptional executive personnel and other key employees of Holdings, its subsidiaries and affiliates. The plan is also intended to align the interests of such employees with those of Holdings' equity investors and enable such employees to participate in the long-term growth and financial success of Holdings.

    ADMINISTRATION OF THE PLAN

    The plan will be administered by a committee of the board or the board as a whole, if no committee is constituted. The committee has the power, in its discretion, to select the participants who will participate in the plan, to determine the number of shares to be covered by purchase agreements, to determine the terms and conditions of the purchase agreements, to interpret the provisions of the plan and to take any action that it deems necessary or advisable for the administration of the plan.

    ELIGIBILITY AND PARTICIPATION

    Eligibility to participate in the plan is limited to executive personnel and key employees of Holdings, its subsidiaries and affiliates.

    NUMBER OF AUTHORIZED SHARES

    Holdings has authorized a maximum of 1,500,000 shares of its common stock for purchase by participants under the plan during the term of the plan. The committee may adjust the number and class of shares available under the plan to prevent dilution or enlargement of rights in the event of various changes in Holdings' capitalization.

    SHARE PURCHASES

    Holdings has agreed to make available non-recourse loans to purchase a portion of the shares available for purchase under the plan.

    PUT AND CALL RIGHTS

    Holdings has certain rights to repurchase, or "call," shares purchased pursuant to the plan if a plan participant is terminated by Holdings or one of its subsidiaries for cause or without cause, or if the participant terminates employment for good reason, without good reason, or due to death, disability or "qualified retirement." A plan participant has the right to sell, or "put," shares purchased pursuant to the plan to Holdings if a participant's employment is terminated due to disability, "qualified retirement" or death. "Qualified retirement" means retirement at age 62 or with board approval.

    TERM OF THE PLAN

    Unless earlier terminated by the board, the plan will terminate on October 11, 2010.

    AMENDMENT AND TERMINATION

    Holdings' board may amend, alter, suspend, discontinue or terminate the plan at any time, provided that no such amendment, alteration, suspension, discontinuation or termination will be made without stockholder approval if such approval is necessary to qualify for or comply with any tax or regulatory status or requirement with which the board deems it necessary or desirable to qualify or comply.

    401(K) PLAN

    Advanstar, Inc. has an Employees' 401(k) Plan and Trust. All current and future employees who have completed one year of service with Advanstar, Inc. or any other domestic subsidiary of Advanstar, Inc. and are at least
21 years-of-age are eligible to participate in the 401(k) Plan. Participants in the 401(k) Plan may not contribute more than the lesser of a specified statutory amount or 15% of his or her pre-tax total compensation. Advanstar, Inc. is required to make a matching contribution to the 401(k) Plan, which vests in equal installments over five years, in accordance with the following schedule:

    - with respect to the employee's elective contribution in an amount up to 2% of the employee's gross compensation, the matching contribution is required to be equal to 100% of the employee's contribution;

    - with respect to the employee's elective contribution in excess of 2% and not in excess of 6% of gross compensation, the matching contribution is required to be equal to 25% of such employee's contribution; and

    - with respect to the employee's elective contribution in excess of 6% of gross compensation, there shall be no matching contribution.

EMPLOYMENT AGREEMENTS

    Messrs. Krakoff and Alic have entered into employment agreements with us, each dated as of August 14, 2000 which became effective on the closing of the merger. Each agreement provides for a term through September 30, 2003. Pursuant to the agreements, Messrs. Krakoff and Alic are entitled to annual base salaries of $600,000 and $500,000, respectively. Mr. Krakoff and Mr. Alic are also entitled to annual bonuses based on our EBITDA for any year, up to a maximum bonus in any one year of 100% of base salary. The agreements provide for indemnification of the executives to the extent permissible under New York law. The agreements further provide for severance benefits equal to one year's base salary and benefits and a pro rated bonus upon termination of employment by Advanstar without "cause" or by the executive for "good reason," which includes a change of control. Mr. Krakoff and Mr. Alic also entered into noncompetition and confidentiality agreements with us. The noncompete period is one year after termination of employment unless employment is terminated by us without cause or by the executive for good reason, in which case the noncompetition period is six months. During the noncompete period, the executives may not hire any employee or solicit any trade show or publishing business from a third party that has a relationship or contract with us.

    Mr. Loggia has also entered into an employment agreement with us dated as of June 20, 2001. Pursuant to the agreement, Mr. Loggia will act as our president and chief operating officer and will be permitted to attend our board meetings as an observer for a term through December 31, 2003. Mr. Loggia is entitled to an annual base salary of $500,000 and an annual bonus based on our EBITDA for any year, up to a maximum bonus in any one year of 100% of base salary, as well as a grant of options to purchase up to 400,000 shares of Holdings common stock at $10 per share. The agreement provides for indemnification to the maximum extent permitted by law. If Mr. Loggia is terminated by us without cause or terminates his employment for good reason, each as defined in the employment agreement, he will be entitled to his bonus for that portion of the fiscal year before he was terminated. Mr. Loggia also has entered into a non-compete and confidentiality agreement with us. The non-compete period is one year, during which time Mr. Loggia will continue to receive his base salary unless he was terminated for cause.

    We do not have employment agreements with our other named executive officers.

DIRECTOR COMPENSATION

    We have not yet determined whether we will pay our directors any fees.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


    All of our common stock is owned by our parent company, Holdings. The following table sets forth information with respect to the beneficial ownership of Holdings' common stock as of June 30, 2001 by (a) any person or group who beneficially owns more than five percent of Holdings common stock, (b) each of our directors and executive officers and (c) all directors and officers as a group.



    In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes shares issuable pursuant to warrants that are exercisable within 60 days of June 30, 2001. Shares issuable pursuant to warrants are deemed outstanding in computing the percentage held by the person holding the warrants but are not deemed outstanding in computing the percentage held by any other person.


                                                               NUMBER OF
                                                               SHARES OF     PERCENTAGE OF
                                                              COMMON STOCK    OUTSTANDING
                                                              BENEFICIALLY      COMMON
NAME OF BENEFICIAL OWNER:                                        OWNED           STOCK
-------------------------                                     ------------   -------------
DLJ Merchant Banking Partners III, L.P. and related
  investors(1)..............................................   29,966,117         92.1%
Robert L. Krakoff...........................................      980,373(2)       3.0%
James M. Alic...............................................      301,596(3)       1.0%
David M. Montgomery.........................................           --           --
Eric I. Lisman..............................................           --           --
Joseph Loggia...............................................           --           --
David M. Wittels(4)
  DLJ Merchant Banking Inc.
  277 Park Avenue
  New York, New York 10172..................................           --           --
OhSang Kwon(4)
  DLJ Merchant Banking Inc.
  277 Park Avenue
  New York, New York 10172..................................           --           --
James A. Quella(4)
  DLJ Investment Partners II, Inc.
  277 Park Avenue
  New York, New York 10172..................................           --           --
All directors and officers as a group (8 persons)(4)........    1,281,969          3.9%

--------------------------

(1) Consists of 29,100,000 shares held directly by DLJ Merchant Banking Partners III, L.P. and the following related investors: DLJ ESC II, L.P., DLJMB Funding III, Inc. and DLJ Offshore Partners III, C.V. and warrants to purchase 866,117 shares of common stock issued to DLJ Investment Partners, II, L.P. and the following related investors: DLJ ESC II, L.P., DLJ Investment Funding II, Inc. and DLJ Investment Partners, L.P. See "Certain Relationships and Related Party Transactions." The address of each of these investors is 277 Park Avenue, New York, New York 10172, except that the address of Offshore Partners is John B. Gorsiraweg 14, Willemstad, Curacao, Netherlands Antilles.

(2) Consists of 864,342 shares and warrants to purchase 116,031 shares.

(3) Consists of 266,809 shares and warrants to purchase 34,787 shares.

(4) Messrs. Wittels, Quella and Kwon are officers of DLJ Merchant
    Banking, Inc., an affiliate of the DLJ Merchant Banking funds and the DLJ Investment Partners funds. Shares shown for Messrs. Wittels, Quella and Kwon exclude shares shown as held by the DLJ Merchant Banking funds and the DLJ Investment Partners funds, as to which they disclaim beneficial ownership.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

THE ACQUISITION

    FINANCIAL ADVISORY FEES AND AGREEMENTS

    Credit Suisse First Boston Corporation, an affiliate of the DLJ Merchant Banking funds, is acting as our financial advisor and was an initial purchaser of the old notes sold in February 2001 as part of the additional units and the Advanstar Communications senior subordinated notes. We have paid customary fees to Credit Suisse First Boston Corporation as compensation for those services. DLJ Capital Funding, an affiliate of the DLJ Merchant Banking funds, has and will receive customary fees and reimbursement of expenses in connection with the arrangement and syndication of the new credit facility and as a lender thereunder. Credit Suisse First Boston, Cayman Islands Branch, an affiliate of the DLJ Merchant Banking Funds, received customary fees in connection with the bridge financing. The aggregate amount of all fees payable to the Credit Suisse First Boston Corporation entities in connection with the acquisition and the related financings, including the offering of the old notes, was approximately $26.2 million, plus out-of-pocket expenses.

    The DLJ Investment Partners funds purchased units consisting of $103.2 million principal amount at maturity of senior discount notes and warrants to purchase Holdings stock in October 2000 for a purchase price of $50.0 million. In February 2001, they exchanged these notes for old notes. We have granted them registration rights in connection with these securities. The registration rights agreement includes customary indemnification provisions.

    Holdings has agreed to pay Credit Suisse First Boston Corporation an annual advisory fee of $0.5 million beginning upon closing of the acquisition until the earlier to occur of:

        (1) an initial public offering of Holdings;

        (2) the date when the DLJ Merchant Banking funds own less than 16 2/3% of the shares of Holdings' common stock held by them on the closing date of the acquisition; and

        (3) October 11, 2005.

    Advanstar and its subsidiaries may from time to time enter into other investment banking relationships with Credit Suisse First Boston Corporation or one of its affiliates pursuant to which Credit Suisse First Boston Corporation or its affiliates will receive customary fees and will be entitled to reimbursement for all related disbursements and out-of-pocket expenses. We expect that any arrangement will include provisions for the indemnification of Credit Suisse First Boston Corporation against a variety of liabilities, including liabilities under the federal securities laws.

    STOCKHOLDERS' AGREEMENT

    Holdings, the DLJ Merchant Banking funds, the DLJ Investment Partners funds, the existing stockholders and the management stockholders entered into a stockholders' agreement at the closing of the acquisition. The stockholders' agreement provides that any person acquiring shares of common stock of Holdings who is required by the stockholders' agreement or by any other agreement or plan of Holdings to become a party to the stockholders' agreement will execute an agreement to be bound by the stockholders' agreement. In April 2001, the existing stockholders sold an aggregate of 200,000 shares of Holdings stock to an institutional investor. The new investor became a party to the stockholders' agreement in connection with the sale.

    The terms of the stockholders' agreement restrict transfers of shares of Holdings capital stock by the DLJ Investment Partners funds, the existing stockholders and the management stockholders, except to permitted transferees and subject to various exceptions. The agreement will permit:

    - the other stockholders to participate in specified sales of shares of Holdings capital stock by the DLJ Merchant Banking funds,

    - the DLJ Merchant Banking funds to require the other stockholders to sell shares of Holdings capital stock in specified circumstances should the DLJ Merchant Banking funds choose to sell any shares owned by them, and

    - the stockholders to purchase equity securities proposed to be issued by Holdings to the DLJ Merchant Banking funds on a preemptive basis to maintain their percentage ownership interest.

    The stockholders' agreement also provides that the DLJ Merchant Banking funds have the right to select three of the five members of the board of directors of Holdings, the DLJ Investment Partners funds will have the right to select one member so long as they maintain ownership of at least 50% of their initial equity ownership, and Mr. Krakoff will be the other director pursuant to the terms of his employment agreement. In addition, the DLJ Merchant Banking funds are permitted to expand Holdings' board and select all of the additional directors. Messrs. Alic, Kwon and Wittels are the directors selected by the DLJ Merchant Banking funds and Mr. Quella is the director selected by the DLJ Investment Partners funds.

    Under the agreement, the DLJ Merchant Banking funds, the DLJ Investment Partners funds, the existing stockholders and the management stockholders entered into a registration rights agreement with Holdings. Under that agreement, the DLJ Merchant Banking funds will have the right to six demand registrations (or five if the DLJ Investment Partners funds have exercised a demand), and the DLJ Investment Partners funds will have the right to one demand registration of common stock after an initial public offering. In addition, all of the holders will be entitled to piggyback registration rights, subject to customary cutback and deferral provisions. The agreement also provides that Holdings will indemnify the parties against specified liabilities, including liabilities under the Securities Act.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

    THE FOLLOWING DESCRIPTIONS ARE SUMMARIES OF THE MATERIAL TERMS OF CERTAIN INDEBTEDNESS. THEY MAY NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. TO UNDERSTAND THESE AGREEMENTS FULLY, YOU SHOULD CAREFULLY READ EACH OF THE AGREEMENTS, COPIES OF WHICH HAVE BEEN FILED AS EXHIBITS TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS FORMS A PART. THE FOLLOWING DESCRIPTION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE AGREEMENTS.

NEW CREDIT FACILITY

    The new credit facility has been provided to Advanstar Communications by a syndicate of financial institutions led by DLJ Capital Funding, as lead arranger and syndication agent. The new credit facility includes:

        (1) a $415.0 million term loan facility consisting of

           - a $100.0 million term loan A; and

           - a $315.0 million term loan B; and

        (2) an $80.0 million revolving credit facility, which provides for revolving credit loans and swingline loans and under which letters of credit may be issued.

    The term loan A and the revolving credit facility each mature six and one-half years after the closing of the new credit facility, which occurred on October 11, 2000, and the term loan B matures eight years after that closing. The facility is subject to a potential, although uncommitted, increase of up to $50.0 million at our request at any time prior to maturity. The increase is only available if one or more financial institutions agree to provide it.

    Loans under the new credit facility bear interest, at Advanstar Communications' option, at:

    - the reserve adjusted LIBOR rate plus a margin as determined below or the alternate base rate plus a margin as determined below for borrowings under the revolving credit facility and for term loan A, and

    - the reserve adjusted LIBOR rate plus 3.50% or the alternate base rate plus 2.25% for term loan B.

    The applicable margins for revolving credit loans and term loan A are determined based on the leverage ratio, which measures the ratio of consolidated total debt to consolidated EBITDA of Advanstar Communications and its restricted subsidiaries, as defined in the new credit facility and will range between 1.75% and 3.0%, in the case of LIBOR loans, and .5% to 1.75%, in the case of alternate base rate loans.


    The commitment fees on the daily unused portion of the revolving credit facility are determined using a formula based on the leverage ratio and the utilization of the revolving credit facility. The commitment fees are payable quarterly in arrears and upon the maturity or termination of the revolving credit facility.


    Swingline loans may bear interest solely at the alternate base rate plus the applicable margin for borrowings under the revolving credit facility.

    Advanstar Communications pays a letter of credit fee on the outstanding undrawn amounts of letters of credit issued under the new credit facility at a rate per year equal to the then existing applicable LIBOR rate margin for revolving credit loans, or 1.25% in the case of trade letter of credits, which fees shall be shared by all lenders participating in that letter of credit, and an additional fronting fee to the issuer of each letter of credit, payable quarterly in arrears.

    The term facility is subject to the following amortization schedule:

                                                TERM LOAN A     TERM LOAN B
                                                AMORTIZATION    AMORTIZATION
YEAR                                                (%)             (%)
----                                            ------------   --------------
1.............................................         10             1
2.............................................         15             1
3.............................................         15             1
4.............................................     17.144             1
5.............................................     17.144             1
6.............................................     17.144             1
7.............................................      8.568             1
8.............................................         --            93
                                                  -------           ---
                                                      100%          100%

    The new credit facility is subject to mandatory prepayment:

    - with the net cash proceeds of the sale or other disposition of any of Advanstar Communications' property or assets, or receipt of casualty proceeds, that are not reinvested in its business within 365 days of receipt, subject to specified exceptions;

    - with 50% of the net cash proceeds received from the issuance of equity securities until the leverage ratio is less than 3.5:1, subject to specified exceptions;

    - with the net cash proceeds received from Advanstar Communications' incurrence of debt, subject to specified exceptions; and

    - with 50% of Advanstar Communications' excess cash flow, as defined in the new credit facility, for each fiscal year (beginning with the 2001 fiscal year) until the leverage ratio is less than 3.5:1.

    All mandatory prepayment amounts will be applied:

    - first, pro rata to the prepayment of the term facilities to reduce the remaining amortization payments in direct order to maturity;

    - second, to the prepayment of outstanding borrowings under the swingline facility;

    - third, to the prepayment of outstanding borrowings under the revolving credit facility; and

    - thereafter, to cash collateralization of outstanding letters of credit.

    Mandatory repayments of swingline borrowings and revolving credit borrowing and cash collateralization of letters of credit will not reduce the lenders' commitments under the revolving credit facility.

    Advanstar Communications is permitted to elect, in its sole discretion, to permit lenders holding a portion of term loan B to decline to have their portions of term loan B prepaid. Any lender holding a portion of term loan B may then, in its sole discretion, waive the application of its pro rata share of any mandatory prepayment, with 50% of the waived proceeds applied to the prepayment of the term loan A, until paid in full, and the balance retained by us.

    Advanstar Communications prepaid approximately $10.8 million of term loan A and $34.2 million of term loan B with the proceeds of the old notes offering and the concurrent senior subordinated notes offering in February 2001. These prepayments were applied to reduce the remaining amortization payments in direct order to maturity, and therefore eliminated the first year's required amortization payment for term loan A and all amortization payments on term loan B until the eighth year.

    Advanstar Communications is the borrower under the new credit facility. We, our direct parent company, Holdings, and all our other direct and indirect domestic subsidiaries are guarantors of the new credit facility. The obligations under the new credit facility are secured by:

    - a first-priority perfected lien on substantially all existing and after-acquired personal property of Advanstar Communications and the subsidiary guarantors, including a pledge of all of the stock of all its existing or future domestic subsidiaries and no more than 65% of the voting stock of any foreign subsidiary that is a direct subsidiary of it or one of its domestic subsidiaries and a pledge of all intercompany indebtedness in favor of it or any domestic subsidiary;

    - first-priority perfected liens on all material existing and after-acquired real property fee and leasehold interests of Advanstar Communications and the subsidiary guarantors, subject to customary permitted liens described in the new credit facility;

    - a pledge by us of the capital stock of Advanstar Communications and the capital stock of Advanstar IH, Inc. held by us;

    - a pledge by Holdings of our capital stock and

    - a negative pledge on all assets of Advanstar Communications and its subsidiaries.

    The new credit facility contains customary covenants and restrictions on our ability and the ability of our subsidiaries to engage in specified activities, including, but not limited to:

    (1) limitations on other indebtedness, subsidiary stock, liens, investments and guarantees,

    (2) restrictions on dividends and redemptions and prepayments of subordinated debt,

    (3) limitations on capital expenditures, and

    (4) restrictions on mergers and acquisitions, sales of assets and sale-leaseback transactions.

    The new credit facility also contains financial covenants requiring Advanstar Communications to maintain

    - a minimum coverage of fixed charges, and

    - a maximum leverage ratio.

    Borrowings under the new credit facility are subject to significant conditions, including compliance with the financial ratios included in the new credit facility and the absence of any material adverse change.

ADVANSTAR COMMUNICATIONS' 12% SENIOR SUBORDINATED NOTES DUE 2011

    Advanstar Communications issued $160.0 million aggregate principal amount of the 12% senior subordinated notes due 2011 in February 2001 at the same time that we issued the old notes. The notes are senior subordinated unsecured obligations of Advanstar Communications and are guaranteed by each of its restricted subsidiaries, other than its foreign subsidiaries. The notes bear interest at an annual rate of 12%, payable semiannually on each February 15 and August 15.

    The notes are subject to redemption, in whole or in part, at the issuer's option, at any time on or after February 15, 2006 at the redemption prices described below if redeemed during the twelve month period commencing February 15 in the years set forth below:

PERIOD                                             REDEMPTION PRICE
------                                             ----------------
2006.............................................         106%
2007.............................................         104
2008.............................................         102
2009 and thereafter..............................         100

    In addition, Advanstar Communications has the right to redeem up to 35% of the notes at any time prior to February 15, 2004 at a price equal to 112% of their principal amount, plus accrued interest, with the proceeds of specified equity offerings, and also has the right to redeem the notes upon a change of control at a price equal to 100% of their principal amount plus the applicable premium (as defined in the 12% senior subordinated notes indenture) and accrued interest.

    Holders of the 12% senior subordinated notes have the option of requiring Advanstar Communications to repurchase their notes upon a change of control at a repurchase price equal to 101% of the principal amount of the notes plus accrued interest, if any, to the date of the repurchase. In addition, to the extent that Advanstar Communications does not reinvest the proceeds of specified asset sales in its business or use those proceeds to repay indebtedness, it will be required to use the proceeds to make an offer to repurchase notes at a repurchase price equal to 100% of the principal amount of the notes plus accrued interest.

    The indenture governing the senior subordinated notes restricts the ability of the issuer and its subsidiaries to:

    - incur additional indebtedness;

    - create liens;

    - engage in sale-leaseback transactions;

    - pay dividends, including to us, or make distributions in respect of capital stock;

    - purchase or redeem capital stock;

    - make investments or restricted payments;

    - enter into agreements that restrict the ability of the issuer's subsidiaries to make dividends or loans, transfer assets or repay debt to the issuer;

    - sell assets;

    - enter into transactions with stockholders or affiliates; or

    - effect a consolidation or merger.

However, these limitations are subject to a variety of exceptions and qualifications.

    The senior subordinated notes include customary events of default, including failure to pay principal and interest on the notes, a failure to comply with covenants, a failure by the issuer or its subsidiaries to pay material judgments or indebtedness and bankruptcy and insolvency events with respect to the issuer and its material subsidiaries.

                              DESCRIPTION OF NOTES

    The notes were issued pursuant to an indenture dated February 21, 2001 between Advanstar Inc. and Wells Fargo Bank Minnesota, N.A., as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The following description is a summary of the material provisions of the indenture. It is not complete and is qualified in its entirety by reference to the indenture, including the definitions therein of certain terms used below. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the notes. We have filed a copy of the indenture as an exhibit to the registration statement of which this prospectus forms a part.

    The new notes and old notes are part of a single class under the indenture and are referred to below as "notes".

    The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions." For purposes of this summary, the term "Advanstar" refers only to Advanstar, Inc. and not to any of its Subsidiaries.

GENERAL

    The notes:

    - are general unsecured obligations of Advanstar;

    - are effectively junior to all secured Indebtedness of Advanstar, including its guarantee of the new credit facility;

    - rank equally in right of payment with any future unsecured Indebtedness of Advanstar;

    - rank senior in right of payment to all future subordinated Indebtedness of Advanstar; and

    - effectively rank junior to all liabilities of Advanstar's subsidiaries, which have not guaranteed the notes.


    As of June 30, 2001, we had outstanding approximately $392 million of secured indebtedness, consisting of our guarantee of the new credit facility, and our subsidiaries had $647.6 million of outstanding liabilities, including trade payables, the 12% senior subordinated notes and debt under the new credit facility. The indenture will permit Advanstar and its Subsidiaries to incur additional Indebtedness, including secured Indebtedness, in the future.


    As of the date of this prospectus, all of our Subsidiaries are Restricted Subsidiaries other than Advanstar IH, Inc. and its Subsidiaries, which operate our Internet business. So long as we satisfy the conditions described in the definition of "Unrestricted Subsidiary," we will be permitted to designate additional current or future Subsidiaries as "Unrestricted" Subsidiaries that are not subject to the restrictive covenants included in the indenture.

PRINCIPAL, MATURITY AND INTEREST


    - The notes are limited in aggregate principal amount at maturity to $171,792,000 and will mature on October 15, 2011. The Accreted Value of the notes, which is all that is payable upon default or redemption, was approximately $78.2 million at June 30, 2001.


    - The notes are issued in denominations of $1,000 principal amount at maturity and integral multiples thereof.

    - Prior to October 15, 2005, no interest will accrue on the notes. Instead, the Accreted Value of the notes will accrete at a rate of 15% compounded semiannually to an aggregate Accreted Value of $171,792,000 on October 15, 2005. Thereafter, interest on the notes will accrue at the

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      rate of 15% per year from the most recent date to which interest has been paid or, if no interest has been paid, from October 15, 2005.

    - We will pay interest in arrears every April 15 and October 15, commencing on April 15, 2006 to holders of record on the immediately preceding
      April 1 and October 1.

    - Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

    We will pay principal of, premium, if any, and interest and liquidated damages, if any, on the notes:

       - at the office or agency we maintain for that purpose within the City and State of New York;

       - at our option, by check mailed to the holders of the notes at their respective addresses set forth in the register of holders of notes; or

       - with respect to notes represented by global notes and any certificated notes, the holders of which have provided us with wire transfer instructions, by wire transfer of immediately available funds to the specified account.

    Until we designate another office or agency, our office or agency in New York will be the office of the trustee maintained for that purpose.

OPTIONAL REDEMPTION

    The notes will be redeemable at Advanstar's option until October 15, 2005, in whole or in part, upon not less than 30 nor more than 60 days' notice, in cash at a redemption price equal to 115% of Accreted Value. Thereafter, the notes will be subject to redemption at any time at the option of Advanstar, in whole or in part, in cash at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on October 15 of the years indicated below:

YEAR                                                          PERCENTAGE
----                                                          ----------
2005........................................................    107.500%
2006........................................................    103.750%
2007........................................................    101.875%
2008 and thereafter.........................................    100.000%

SELECTION AND NOTICE

    If less than all of the notes are to be redeemed at any time, the trustee will select the notes for redemption as follows:

    (1) in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed; or

    (2) if the notes are not so listed, on a pro rata basis, by lot or by another method the trustee considers fair and appropriate;

PROVIDED that no notes of $1,000 principal amount at maturity or less shall be redeemed in part.

    Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. Notices of redemption may not be conditional.

    If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount at maturity thereof to be redeemed. A new note in principal amount at maturity equal to the unredeemed portion thereof will be issued in the name of the holder

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thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

MANDATORY REDEMPTION

    Advanstar is not required to make mandatory redemption of, or sinking fund payments with respect to, the notes.

REPURCHASE AT THE OPTION OF HOLDERS

    CHANGE OF CONTROL

    Upon the occurrence of a Change of Control, each holder of notes will have the right to require Advanstar to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that holder's notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate Accreted Value thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase (the "Change of Control Payment"). Within 60 days following any Change of Control, Advanstar will, or will cause the trustee to, mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the date specified in that notice, which date shall be no earlier than 30 days and no later than 60 days from the date that notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the indenture and described in that notice. Advanstar will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the indenture relating to a Change of Control Offer, Advanstar will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the indenture by virtue thereof.

    On the Change of Control Payment Date, Advanstar will, to the extent lawful:

    (1) accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer;

    (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all notes or portions thereof so tendered; and

    (3) deliver or cause to be delivered to the trustee the notes so accepted together with an Officers' Certificate stating the aggregate principal amount at maturity of notes or portions thereof being purchased by Advanstar.

    The Paying Agent will promptly mail to each holder of notes so tendered the Change of Control Payment for that holder's notes, and the trustee will promptly authenticate and mail or cause to be transferred by book-entry to each holder a new note equal in principal amount at maturity to any unpurchased portion of the notes surrendered, if any; PROVIDED that each new note will be in a principal amount at maturity of $1,000 or an integral multiple thereof.

    The indenture provides that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, Advanstar will either repay all outstanding Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Indebtedness to permit the repurchase of notes required by this covenant. The indenture requires Advanstar to publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

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    The Change of Control provisions described above will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that Advanstar repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

    Advanstar will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Advanstar and purchases all notes validly tendered and not withdrawn under that Change of Control Offer.

    "CHANGE OF CONTROL" means the occurrence of any of the following:

    (1) the sale, lease, transfer, conveyance or other disposition, other than by way of merger or consolidation, in one or a series of related transactions, of all or substantially all of the assets of Advanstar and its Subsidiaries, taken as a whole, to any "person" or "group" (as those terms are used in Section 13(d) of the Exchange Act), other than the Principals and their Related Parties;

    (2) the adoption of a plan for the liquidation or dissolution of Advanstar;

    (3) the consummation of any transaction, including, without limitation, any merger or consolidation, the result of which is that any "person" or "group" (as those terms are used in Section 13(d) of the Exchange Act), other than the Principals and their Related Parties, becomes the "beneficial owner" (as that term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, of 50% or more of the voting power of the outstanding voting Equity Interests of Advanstar;

    (4) the first day on which a majority of the members of the board of directors of Advanstar are not Continuing Members; or

    (5) Advanstar shall fail to own, directly or indirectly, 100% of the outstanding Equity Interests of Advanstar Communications, Inc., or any successor thereto.

    The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of Advanstar and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require Advanstar to repurchase notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Advanstar and its Subsidiaries taken as a whole to another person or group may be uncertain.

    "CONTINUING MEMBERS" means, as of any date of determination, any member of the board of directors of Advanstar who:

    (1) was a member of Advanstar's board of directors immediately after consummation of the Acquisition; or

    (2) was nominated for election or elected to Advanstar's board of directors with the approval of, or whose election to the board of directors was ratified by, at least a majority of the Continuing Members who were members of Advanstar's board of directors at the time of that nomination or election.

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    ASSET SALES

    The indenture provides that Advanstar will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

    (1) Advanstar or the Restricted Subsidiary, as the case may be, receives consideration at the time of that Asset Sale at least equal to the fair market value (evidenced by a resolution of the board of directors set forth in an Officers' Certificate delivered to the trustee) of the assets or Equity Interests issued or sold or otherwise disposed of; and

    (2) at least 75% of the consideration therefor received by Advanstar or the Restricted Subsidiary is in the form of:

       (a) cash or Cash Equivalents; or

       (b) property or assets that are used or useful in a Permitted Business, or the Capital Stock of any Person engaged in a Permitted Business if, as a result of the acquisition by Advanstar or any Restricted Subsidiary thereof, that Person becomes a Restricted Subsidiary.

    For the purposes of this provision, each of the following shall be deemed to be cash:

    (i) any liabilities, as shown on Advanstar's or the Restricted Subsidiary's most recent balance sheet, of Advanstar or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Advanstar or the Restricted Subsidiary from further liability;

    (ii) any securities, notes or other obligations received by Advanstar or the Restricted Subsidiary from the transferee that are converted within 180 days of their receipt by Advanstar or the Restricted Subsidiary by Advanstar or the Restricted Subsidiary into cash or Cash Equivalents, but only to the extent of the cash or Cash Equivalents received; and

   (iii) any Designated Noncash Consideration received by Advanstar or any of its Restricted Subsidiaries in that Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed 15% of Total Assets at the time of the receipt of that Designated Noncash Consideration, with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value.

    The 75% limitation referred to in clause (2) above will not apply to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with subclauses (i), (ii) and
(iii) above, is equal to or greater than what the after-tax proceeds would have been had that Asset Sale complied with the aforementioned 75% limitation.

    Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Advanstar or the Restricted Subsidiary, as the case may be, shall apply the Net Proceeds, at its option (or to the extent Advanstar is required to apply the Net Proceeds pursuant to the terms of the New Credit Facility), to:

    (1) repay or purchase Pari Passu Indebtedness of Advanstar or any Indebtedness of any Restricted Subsidiary, as the case may be,

        PROVIDED that if Advanstar shall so repay or purchase Pari Passu Indebtedness of Advanstar;

       (a) it will equally and ratably reduce Indebtedness under the notes if the notes are then redeemable; or

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
       (b) if the notes may not then be redeemed, Advanstar shall make an offer, in accordance with the procedures set forth below for an Asset Sale Offer, to all holders of notes to purchase at a purchase price equal to 100% of the Accreted Value of the notes, plus accrued and unpaid interest, if any, thereon to the date of purchase, the notes that would otherwise be redeemed; or

    (2)(a) an investment in property, the making of a capital expenditure or the acquisition of assets that are used or useful in a Permitted Business; or

       (b) the acquisition of Capital Stock of any Person primarily engaged in a Permitted Business if:

        (x) as a result of the acquisition by Advanstar or any Restricted Subsidiary thereof, that Person becomes a Restricted Subsidiary; or

       (y) the Investment in that Capital Stock is permitted by clause (6) of the definition of Permitted Investments.

    Pending the final application of any Net Proceeds, Advanstar may temporarily reduce Indebtedness or otherwise invest those Net Proceeds in any manner that is not prohibited by the indenture.

    Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of the second preceding paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, Advanstar will be required to make an offer to all holders of notes (an "Asset Sale Offer") to purchase the maximum principal amount at maturity of notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the Accreted Value thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase, in accordance with the procedures set forth in the indenture.

    To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, Advanstar may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate Accreted Value of notes surrendered by holders thereof in connection with an Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee shall select the notes to be purchased as set forth under "--Selection and Notice." Upon completion of an offer to purchase, the amount of Excess Proceeds shall be reset at zero.

    Advanstar will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the indenture relating to an Asset Sale Offer, Advanstar will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the indenture by virtue thereof.

CERTAIN COVENANTS

    RESTRICTED PAYMENTS

    The indenture provides that Advanstar will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

    (1) declare or pay any dividend or make any other payment or distribution on account of Advanstar's or any of its Restricted Subsidiaries' Equity Interests other than

       - dividends or distributions payable in Equity Interests, other than Disqualified Stock, of Advanstar or

       - dividends or distributions payable to Advanstar or any Restricted Subsidiary of Advanstar;

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
    (2) purchase, redeem or otherwise acquire or retire for value any Equity Interests of Advanstar or Holdings other than any of those Equity Interests owned by Advanstar or any Restricted Subsidiary of Advanstar;

    (3) make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of Advanstar that is subordinated in right of payment to the notes, except in accordance with the mandatory redemption or repayment provisions set forth in the original documentation governing that Indebtedness (but not pursuant to any mandatory offer to repurchase upon the occurrence of any event); or

    (4) make any Restricted Investment

(all payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to that Restricted Payment:

    (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

    (2) Advanstar would, immediately after giving pro forma effect thereto as if that Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first paragraph of the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; and

    (3) that Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Advanstar and its Restricted Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by clauses (1) (to the extent that the declaration of any dividend referred to therein reduces amounts available for Restricted Payments pursuant to this clause (3)), (2) through (9), (11), (12), (14), (15),
       (16) and (18) of the next succeeding paragraph), is less than the sum, without duplication, of:

       (a) (i) the aggregate amount of Consolidated Cash Flow (or, if Consolidated Cash Flow is negative, 100% of such negative amount) accrued on a cumulative basis during the period (taken as one accounting period) beginning on January 1, 2001 and ending on the last day of the most recent fiscal quarter for which internal financial statements are available LESS (ii) 150% of Consolidated Interest Expense of Advanstar accrued on a cumulative basis for such period; plus

       (b) 100% of the Qualified Proceeds received by Advanstar on or after the date of the indenture from (less any such Qualified Proceeds used to make any Investment contemplated by clause (17) below) contributions to Advanstar's capital or from the issue or sale on or after the date of the indenture of Equity Interests of Advanstar or of Disqualified Stock or convertible debt securities of Advanstar to the extent that they have been converted into those Equity Interests, other than

           - Equity Interests, Disqualified Stock or convertible debt securities sold to a Subsidiary of Advanstar and

           - Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock; plus

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       (c) the amount equal to the net reduction in Investments in Persons after the date of the indenture who are not Restricted Subsidiaries (other than Permitted Investments) resulting from:

            (i) Qualified Proceeds received as a dividend, repayment of a loan or advance or other transfer of assets (valued at the fair market value thereof) to Advanstar or any Restricted Subsidiary from those Persons;

            (ii) Qualified Proceeds received upon the sale or liquidation of those Investments; and

           (iii) the redesignation of Unrestricted Subsidiaries (excluding any increase in the amount available for Restricted Payments pursuant to clause (10) or (14) below arising from the redesignation of that Unrestricted Subsidiary) whose assets are used or useful in, or which is engaged in, one or more Permitted Business as Restricted Subsidiaries (valued, proportionate to Advanstar's equity interest in that Subsidiary, at the fair market value of the net assets of that Subsidiary at the time of that redesignation).

    The foregoing provisions will not prohibit:

    (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration, the payment would have complied with the provisions of the indenture;

    (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of Advanstar (the "Retired Capital Stock") in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Advanstar) of other Equity Interests of Advanstar (other than any Disqualified Stock) (the "Refunding Capital Stock"), PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph;

    (3) the defeasance, redemption, repurchase, retirement or other acquisition of subordinated Indebtedness of Advanstar with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

    (4) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Advanstar or Holdings held by any member of Advanstar's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement and any dividend to Holdings to fund any such repurchase, redemption acquisition or retirement; PROVIDED that:

       (a) the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed:

            (i) $7.5 million in any calendar year, with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following clause (ii)) of $15.0 million in any calendar year; plus

            (ii) the aggregate net cash proceeds received by Advanstar during that calendar year from any reissuance of Equity Interests by Advanstar or Holdings to members of management of Advanstar and its Restricted Subsidiaries; and

           (b) no Default or Event of Default shall have occurred and be continuing immediately after that transaction;

    (5) payments and transactions in connection with

       - the Acquisition, including any purchase price adjustment or any other payments made pursuant to the Acquisition Agreement,

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       - the financial advisory agreements with Credit Suisse First Boston
         Corporation,

       - the Acquisition Financing,

       - the New Credit Facility (including commitment, syndication and arrangement fees payable thereunder) and

       - the application of the proceeds thereof, and the payment of fees and expenses with respect thereto;

    (6) the payment of dividends or the making of loans or advances by Advanstar to Holdings to pay for costs and expenses incurred by Holdings in its capacity as a holding company or for services rendered by Holdings on behalf of Advanstar (including advisory fees in an amount not to exceed $1.0 million in the aggregate in any Fiscal Year) in an amount not to exceed $5.0 in the aggregate in any Fiscal Year;

    (7) payments or distributions to Holdings pursuant to any Tax Sharing Agreement;

    (8) the payment of dividends by a Restricted Subsidiary on any class of common stock of that Restricted Subsidiary if:

       (a) that dividend is paid pro rata to all holders of that class of common stock; and

       (b) at least 51% of that class of common stock is held by Advanstar or one or more of its Restricted Subsidiaries;

    (9) the repurchase of any class of common stock of a Restricted Subsidiary if:

       (a) that repurchase is made pro rata with respect to that class of common stock; and

       (b) at least 51% of that class of common stock is held by Advanstar or one or more of its Restricted Subsidiaries;

    (10) any other Restricted Investment made in a Permitted Business which, together with all other Restricted Investments made pursuant to this clause (10) since the date of the indenture, does not exceed
       $30.0 million (in each case, after giving effect to all subsequent reductions in the amount of any Restricted Investment made pursuant to this clause (10), either as a result of (i) the repayment or disposition thereof for cash or (ii) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary valued, (proportionate to Advanstar's equity interest in that Subsidiary at the time of that redesignation), at the fair market value of the net assets of that Subsidiary at the time of that redesignation, in the case of clause (i) and (ii), not to exceed the amount of the Restricted Investment previously made pursuant to this clause (10); PROVIDED that no Default or Event of Default shall have occurred and be continuing immediately after making that Restricted Investment;

    (11) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of Advanstar or any Restricted Subsidiary issued on or after the date of the indenture in accordance with the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock;" PROVIDED that no Default or Event of Default shall have occurred and be continuing immediately after making that Restricted Payment;

    (12) repurchases of Equity Interests deemed to occur upon exercise of stock options if those Equity Interests represent a portion of the exercise price of those options;

    (13) the payment of dividends or distributions on Advanstar's common stock, following the first public offering of Advanstar's common stock or Holdings' common stock after the date of the indenture, of up to 6.0% per year of (a) the net proceeds received by Advanstar from that public offering of its common stock or (b) the net proceeds received by Advanstar from that

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
       public offering of Holdings' common stock as common equity or preferred equity (other than Disqualified Stock) other than, in each case, with respect to public offerings registered on Form S-8; PROVIDED that no Default or Event of Default shall have occurred and be continuing immediately after any such payment of dividends or distributions.

    (14) any other Restricted Payment which, together with all other Restricted Payments made pursuant to this clause (14) since the date of the indenture, does not exceed $30.0 million, in each case, after giving effect to all subsequent reductions in the amount of any Restricted Investment made pursuant to this clause (14) either as a result of
       (i) the repayment or disposition thereof for cash or (ii) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued, proportionate to Advanstar's equity interest in that Subsidiary at the time of that redesignation, at the fair market value of the net assets of that Subsidiary at the time of that redesignation), in the case of clause (i) and (ii), not to exceed the amount of the Restricted Investment previously made pursuant to this clause (14); PROVIDED that no Default or Event of Default shall have occurred and be continuing immediately after making that Restricted Payment;

    (15) the pledge by Advanstar of the Capital Stock of an Unrestricted Subsidiary of Advanstar to secure Non-Recourse Debt of that Unrestricted Subsidiary;

    (16) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of any Restricted Subsidiary issued after the date of the indenture, PROVIDED that the aggregate price paid for any such repurchased, redeemed, acquired or retired Equity Interests shall not exceed the sum of:

       (a) the amount of cash and Cash Equivalents received by that Restricted Subsidiary from the issue or sale thereof; and

       (b) any accrued dividends thereon the payment of which would be permitted pursuant to clause (11) above;

    (17) any Investment in an Unrestricted Subsidiary that is funded by Qualified Proceeds received by Advanstar on or after the date of the indenture from contributions to Advanstar's capital or from the issue and sale on or after the date of the indenture of Equity Interests of Advanstar or of Disqualified Stock or convertible debt securities to the extent they have been converted into that Equity Interests (other than Equity Interests, Disqualified Stock or convertible debt securities sold to a Subsidiary of Advanstar and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock) in an amount (measured at the time that Investment is made and without giving effect to subsequent changes in value) that does not exceed the amount of those Qualified Proceeds (excluding any such Qualified Proceeds to the extent utilized to permit a prior "Restricted Payment" pursuant to clause (3)(b) of the preceding paragraph); and

    (18) distributions or payments of Receivables Fees.

    The board of directors of Advanstar may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. For purposes of making that designation, all outstanding Investments by Advanstar and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of that designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant; PROVIDED that no adjustment was required for the Subsidiaries designated as Unrestricted Subsidiaries on the issue date of the notes pursuant to the definition of "Unrestricted Subsidiaries". All such outstanding Investments will be deemed to constitute Restricted Investments in an amount equal to the greater of

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    (1) the net book value of that Investments at the time of that designation
       and

    (2) the fair market value of that Investments at the time of that designation.

    That designation will only be permitted if that Restricted Investment would be permitted at that time and if that Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

    The amount of

    (1) all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Advanstar or that Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment and

    (2) Qualified Proceeds (other than cash) shall be the fair market value on the date of receipt thereof by Advanstar of those Qualified Proceeds.

    The fair market value of any non-cash Restricted Payment shall be determined by the board of directors of Advanstar whose resolution with respect thereto shall be delivered to the trustee.

    Not later than the date of making any Restricted Payment, Advanstar shall deliver to the trustee an Officers' Certificate stating that the Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed.

    INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

    The indenture provides that:

    (1) Advanstar will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Indebtedness);

    (2) Advanstar will not, and will not permit any of its Restricted Subsidiaries to, issue any shares of Disqualified Stock; and

    (3) Advanstar will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock;

PROVIDED that Advanstar or any Restricted Subsidiary may incur Indebtedness, including Acquired Indebtedness, or issue shares of Disqualified Stock if the Leverage Ratio for Advanstar's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been no greater than

    - 6.5 to 1 if such four-quarter period ended on or prior to December 31, 2002 and

    - 6.25 to 1 thereafter

but, in each case, not less than zero, determined on a consolidated pro forma basis, including a pro forma application of the net proceeds therefrom, as if the additional Indebtedness has been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

    The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Indebtedness"):

    (1) the incurrence by Advanstar and its Restricted Subsidiaries of Indebtedness under the New Credit Facility and the Foreign Credit Facilities; PROVIDED that the aggregate principal amount of all Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Advanstar and those Restricted Subsidiaries thereunder)

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       then classified as having been incurred in reliance upon this clause (1)
       that remains outstanding (x) under the New Credit Facility after giving effect to that incurrence does not exceed an amount equal to $565.0 million or (y) under the Foreign Credit Facilities after giving effect to that incurrence does not exceed an amount equal to $10.0 million;

    (2) Existing Indebtedness;

    (3) Indebtedness represented by the notes and the indenture;

    (4) Indebtedness represented by Capital Expenditure Indebtedness, Capital Lease Obligations or other obligations, in each case, the proceeds of which are used solely for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment (including acquisitions of Capital Stock of a Person that becomes a Restricted Subsidiary to the extent of the fair market value of the property, plant or equipment so acquired) used in the business of Advanstar or that Restricted Subsidiary, in an aggregate principal amount (or accreted value, as applicable), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $30.0 million outstanding after giving effect to that incurrence;

    (5) Indebtedness arising from agreements of Advanstar or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing that acquisition; PROVIDED that:

       (a) that Indebtedness is not reflected on the balance sheet of Advanstar or any Restricted Subsidiary (contingent obligations referred to in a footnote or footnotes to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on that balance sheet for purposes of this clause (a)); and

       (b) the maximum assumable liability in respect of that Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of those non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by Advanstar and/or that Restricted Subsidiary in connection with that disposition;

    (6) the incurrence by Advanstar or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness;

    (7) the incurrence by Advanstar or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Advanstar and/or any of its Restricted Subsidiaries; PROVIDED that:

       (a) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Advanstar or a Restricted Subsidiary thereof and

       (b) any sale or other transfer of any such Indebtedness to a Person that is not either Advanstar or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of that Indebtedness by Advanstar or that Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

    (8) the incurrence by Advanstar or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging;

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       (a) interest rate risk with respect to any Indebtedness that is permitted by the terms of the indenture to be outstanding; and

       (b) exchange rate risk with respect to agreements or Indebtedness of that Person payable denominated in a currency other than United States dollars;

       PROVIDED that those agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

    (9) the guarantee by Advanstar or any of its Restricted Subsidiaries of Indebtedness of Advanstar or a Restricted Subsidiary of Advanstar that was permitted to be incurred by another provision of this covenant;

    (10) the incurrence by Advanstar or any of its Restricted Subsidiaries of Indebtedness in connection with an acquisition in an aggregate principal amount (or accreted value, as applicable), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (10), not to exceed
       $50.0 million outstanding at any time;

    (11) obligations in respect of performance and surety bonds and completion guarantees (including related letters of credit) provided by Advanstar or any Restricted Subsidiary in the ordinary course of business; and

    (12) the incurrence by Advanstar or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) outstanding after giving effect to that incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (12), not to exceed $45.0 million.

    For purposes of determining compliance with this covenant:

           - in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (12) above or is entitled to be incurred pursuant to the first paragraph of this covenant, Advanstar shall, in its sole discretion, classify that item of Indebtedness in any manner that complies with this covenant and that item of Indebtedness will be treated as having been incurred pursuant to only one of those clauses or pursuant to the first paragraph hereof

           - Advanstar may, at any time, change the classification of an item of Indebtedness (or any portion thereof) to any other clause or to the first paragraph hereof; PROVIDED that Advanstar would be permitted to incur that item of Indebtedness (or that portion thereof) pursuant to that other clause or the first paragraph hereof, as the case may be, at the time of reclassification

           - Accrual of interest, accretion or amortization of original issue discount will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

    LIENS

    The indenture provides that Advanstar will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien, other than a Permitted Lien, that secures obligations under any Pari Passu Indebtedness or subordinated Indebtedness of Advanstar on any asset or property now owned or hereafter acquired by Advanstar or any of its Restricted Subsidiaries, or any income or profits therefrom or assign or convey any right to receive income therefrom, unless the notes are equally and ratably secured with the obligations so secured until such time as those obligations are no longer secured by a Lien; PROVIDED that, in any case

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involving a Lien securing subordinated Indebtedness of Advanstar, that Lien is subordinated to the Lien securing the notes to the same extent that subordinated Indebtedness is subordinated to the notes.

    DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

    The indenture provides that Advanstar will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

    (1) (a) pay dividends or make any other distributions to Advanstar or any of its Restricted Subsidiaries (i) on its Capital Stock or (ii) with respect to any other interest or participation in, or measured by, its profits; or

       (b) pay any Indebtedness owed to Advanstar or any of its Restricted Subsidiaries;

    (2) make loans or advances to Advanstar or any of its Restricted Subsidiaries; or

    (3) transfer any of its properties or assets to Advanstar or any of its Restricted Subsidiaries.

    However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of:

    (1) Existing Indebtedness as in effect on the date of the indenture;

    (2) the New Credit Facility as in effect as of the date of the indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; PROVIDED that the encumbrances or restrictions imposed thereby are, in the good faith judgment of the board of directors, not materially less favorable, taken as a whole, to the holders of the notes than those contained in the New Credit Facility as in effect as of the date of the indenture;

    (3) the indenture and the notes;

    (4) applicable law and any applicable rule, regulation or order;

    (5) any agreement or instrument of a Person acquired by Advanstar or any of its Restricted Subsidiaries as in effect at the time of that acquisition (except to the extent created in contemplation of that acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that, in the case of Indebtedness, that Indebtedness was permitted by the terms of the indenture to be incurred;

    (6) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

    (7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (5) above on the property so acquired;

    (8) contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of that Subsidiary;

    (9) Permitted Refinancing Indebtedness, PROVIDED that the restrictions contained in the agreements governing that Permitted Refinancing Indebtedness are, in the good faith judgment of Advanstar's board of directors, not materially less favorable, taken as a whole, to the holders of the notes than those contained in the agreements governing the Indebtedness being refinanced;

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    (10) secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under "--Incurrence of Indebtedness and Issuance of Preferred Stock" and "--Liens" that limit the right of the debtor to dispose of the assets securing that Indebtedness;

    (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

    (12) other Indebtedness or Disqualified Stock of Restricted Subsidiaries permitted to be incurred subsequent to the date of the indenture pursuant to the provisions of the covenant described under "--Incurrence of Indebtedness and Issuance of Preferred Stock;" PROVIDED that the encumbrances or restrictions imposed thereby are, in the good faith judgment of the board of directors, not materially less favorable, taken as a whole, to the holders of the notes than those contained in any agreement covering any Indebtedness or Disqualified Stock of such Restricted Subsidiary existing on the date of the indenture;

    (13) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business; and

    (14) restrictions created in connection with any Receivables Facility that, in the good faith determination of the board of directors of Advanstar, are necessary or advisable to effect that Receivables Facility.

    MERGER, CONSOLIDATION, OR SALE OF ASSETS

    The indenture provides that Advanstar may not consolidate or merge with or into (whether or not Advanstar is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless:

    (1) Advanstar is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than Advanstar) or to which that sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

    (2) the Person formed by or surviving any such consolidation or merger (if other than Advanstar) or the Person to which that sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of Advanstar under the registration rights agreement, the notes and the indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the trustee;

    (3) immediately after that transaction no Default or Event of Default exists; and

    (4) Advanstar or the Person formed by or surviving any such consolidation or merger (if other than Advanstar), or to which that sale, assignment, transfer, conveyance or other disposition shall have been made

       (a) will, at the time of such transaction and after giving pro forma effect thereto as if that transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first paragraph of the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock" or

       (b) would, together with its Restricted Subsidiaries, have a lower Leverage Ratio immediately after that transaction (after giving pro forma effect thereto as if that transaction had occurred at the beginning of the applicable four-quarter period) than the Leverage Ratio of Advanstar and its Restricted Subsidiaries immediately prior to that transaction.

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    The foregoing clause (4) will not prohibit:

       (a) a merger between Advanstar and a Wholly Owned Subsidiary of Holdings created for the purpose of holding the Capital Stock of Advanstar;

       (b) a merger between Advanstar and a Wholly Owned Restricted Subsidiary;
           or

       (c) a merger between Advanstar and an Affiliate incorporated solely for the purpose of reincorporating Advanstar in another State of the United States so long as, in each case, the amount of Indebtedness of Advanstar and its Restricted Subsidiaries is not increased thereby.

    The indenture provides that Advanstar will not lease all or substantially all of its assets to any Person.

    TRANSACTIONS WITH AFFILIATES

    The indenture provides that Advanstar will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Advanstar (each of the foregoing, an "Affiliate Transaction"), unless:

    (1) that Affiliate Transaction is on terms that are no less favorable to Advanstar or that Restricted Subsidiary than those that would have been obtained in a comparable transaction by Advanstar or that Restricted Subsidiary with an unrelated Person; and

    (2) Advanstar delivers to the trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $7.5 million, either:

       (a) a resolution of the board of directors set forth in an Officers' Certificate certifying that the relevant Affiliate Transaction complies with clause (1) above and that the Affiliate Transaction has been approved by a majority of the disinterested members of the board of directors; or

       (b) an opinion as to the fairness to the holders of that Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

    Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions:

    (1) customary directors' fees, indemnification or similar arrangements or any employment agreement or other compensation plan or arrangement entered into by Advanstar or any of its Restricted Subsidiaries in the ordinary course of business (including ordinary course loans to employees not to exceed (a) $5.0 million outstanding in the aggregate at any time and (b) $2.0 million to any one employee) and consistent with the past practice of Advanstar or that Restricted Subsidiary;

    (2) transactions between or among Advanstar and/or its Restricted Subsidiaries;

    (3) payments of customary fees by Advanstar or any of its Restricted Subsidiaries to DLJMB and its Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which are approved by a majority of the board of directors in good faith;

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    (4) any agreement as in effect on the date of the indenture or any amendment thereto (so long as that amendment is not disadvantageous to the holders of the notes in any material respect) or any transaction contemplated thereby;

    (5) payments and transactions in connection with the Acquisition and the Acquisition Financing, including any purchase price adjustment or any other payments made pursuant to the Acquisition Agreement or the financial advisory agreements with Credit Suisse First Boston Corporation and the New Credit Facility (including commitment, syndication and arrangement fees payable thereunder) and the offering of the notes and the application of the proceeds thereof, and the payment of the fees and expenses with respect thereto;

    (6) Restricted Payments that are permitted by the provisions of the indenture described under the caption "--Restricted Payments" and any Permitted Investments;

    (7) sales of accounts receivable, or participations therein, in connection with any Receivables Facility; and

    (8) transactions with Advanstar IH, Inc., and its Subsidiaries in the ordinary course of business.

    SALE AND LEASEBACK TRANSACTIONS

    The indenture provides that Advanstar will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; PROVIDED that Advanstar or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

    (1) Advanstar or that Restricted Subsidiary, as the case may be, could have:

       (a) incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to that sale and leaseback transaction pursuant to the Leverage Ratio test set forth in the first paragraph of the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

       (b) incurred a Lien to secure that Indebtedness pursuant to the covenant described under the caption "--Liens;"

    (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the board of directors and set forth in an Officers' Certificate delivered to the trustee) of the property that is the subject of that sale and leaseback transaction; and

    (3) the transfer of assets in that sale and leaseback transaction is permitted by, and Advanstar applies the proceeds of that transaction in compliance with, the covenant described under the caption "Repurchase at the Option of Holders--Asset Sales."

    REPORTS

    The indenture provides that, whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, Advanstar will furnish to the holders of notes:

    (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Advanstar were required to file those Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by Advanstar's certified independent accountants; and

    (2) all current reports that would be required to be filed with the SEC on Form 8-K if Advanstar were required to file those reports, in each case, within the time periods specified in the SEC's rules and regulations.

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    In addition, following the declaration of effectiveness of a registration statement filed pursuant to the terms of the Registration Rights Agreement, whether or not required by the rules and regulations of the SEC, Advanstar will file a copy of all that information and reports referred to in clauses (1) and
(2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make that information available to securities analysts and prospective investors upon request.

    In addition, Advanstar has agreed that, for so long as any notes remain outstanding, it will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

    The indenture provides that each of the following constitutes an Event of
Default:

    (1) default for 30 days in the payment when due of interest on the notes;

    (2) default in payment when due of the principal of or premium, if any, on the notes;

    (3) failure by Advanstar or any of its Restricted Subsidiaries for 30 days after receipt of notice from the trustee or holders of at least 25% in principal amount at maturity of the notes then outstanding to comply with the provisions described under the captions "Repurchase at the Option of Holders--Change of Control," "--Asset Sales," "Certain Covenants--Restricted Payments," "--Incurrence of Indebtedness and Issuance of Preferred Stock" or "Merger, Consolidation or Sale of Assets;"

    (4) failure by Advanstar for 60 days after notice from the trustee or the holders of at least 25% in principal amount at maturity of the notes then outstanding to comply with any of its other agreements in the indenture or the notes;

    (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Advanstar or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Advanstar or any of its Restricted Subsidiaries), whether that Indebtedness or guarantee now exists, or is created after the date of the indenture, which default:

       (a) is caused by a failure to pay Indebtedness at its stated final maturity (after giving effect to any applicable grace period provided in that Indebtedness) (a "Payment Default"); or

       (b) results in the acceleration of that Indebtedness prior to its stated final maturity and,

       in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

    (6) failure by Advanstar or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $20.0 million (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing), which judgments are not paid, discharged or stayed for a period of 60 days; and

    (7) certain events of bankruptcy or insolvency with respect to Advanstar or any of its Restricted Subsidiaries that is a Significant Subsidiary.

    If any Event of Default (other than an Event of Default specified in clause (7) above with respect to events of bankruptcy or insolvency with respect to Advanstar or any Restricted Subsidiary or group of Restricted Subsidiaries that is a Significant Subsidiary) occurs and is continuing, the holders of at least 25% in principal amount at maturity of the then outstanding notes may direct the trustee to declare the Accreted Value of all the notes, together with all accrued and unpaid interest, to be due and payable immediately. Upon any such declaration, the Accreted Value of the notes, together with all accrued and unpaid interest, shall become due and payable immediately.

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    Notwithstanding the foregoing, in the case of an Event of Default specified in clause (7) above with respect to events of bankruptcy or insolvency with respect to Advanstar or any Restricted Subsidiary or group of Restricted Subsidiaries that is a Significant Subsidiary, all outstanding notes will become due and payable without further action or notice. Holders of the notes may not enforce the indenture or the notes except as provided in the indenture.

    The holders of a majority in aggregate principal amount at maturity of the then outstanding notes by written notice to the trustee may on behalf of all of the holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium, if any, that has become due solely because of the acceleration) have been cured or waived, PROVIDED that, in the event of a declaration of acceleration of the notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (5) above, the declaration of acceleration of the notes shall be automatically annulled if the holders of any Indebtedness described in that clause (5) have rescinded the declaration of acceleration in respect of that Indebtedness within 30 days of the date of that declaration and if:

    (1) the annulment of the acceleration of the notes would not conflict with any judgment or decree of a court of competent jurisdiction; and

    (2) all existing Events of Default, except non-payment of principal or interest on the notes that became due solely because of the acceleration of the notes, have been cured or waived.

    Subject to certain limitations, holders of a majority in principal amount at maturity of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

    The holders of not less than a majority in aggregate principal amount at maturity of the notes then outstanding by notice to the trustee may on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on the notes.

    Advanstar is required to deliver to the trustee annually a statement regarding compliance with the indenture, and Advanstar is required upon becoming aware of any Default or Event of Default to deliver to the trustee a statement specifying that Default or Event of Default and what action Advanstar is taking or proposes to take with respect thereto.

NO PERSONAL LIABILITY OF MEMBER, DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

    No member, director, officer, employee, incorporator or stockholder of Advanstar, as such, shall have any liability for any obligations of Advanstar under the notes or the indenture or for any claim based on, in respect of, or by reason of, those obligations or their creation. Each holder of notes by accepting a note waives and releases all that liability. The waiver and release are part of the consideration for issuance of the notes. That waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    Advanstar may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and the indenture ("Legal Defeasance") except for:

    (1) the rights of holders of outstanding notes to receive payments in respect of the principal of, premium, if any, and interest, on those notes when those payments are due from the trust referred to below;

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    (2) Advanstar's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

    (3) the rights, powers, trusts, duties and immunities of the trustee, and Advanstar's obligations in connection therewith; and

    (4) the Legal Defeasance provisions of the indenture.

    In addition, Advanstar may, at its option and at any time, elect to have its obligations released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment with respect to the notes, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

    In order to exercise either Legal Defeasance or Covenant Defeasance,

    (1) Advanstar must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in United States dollars, non-callable Government Securities, or a combination thereof, in those amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and liquidated damages, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and Advanstar must specify whether the notes are being defeased to maturity or to a particular redemption date;

    (2) in the case of Legal Defeasance, Advanstar shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that:

       (a) Advanstar has received from, or there has been published by, the Internal Revenue Service a ruling; or

       (b) since the date of the indenture, there has been a change in the applicable federal income tax law,

       in either case to the effect that, and based thereon that opinion of counsel shall confirm that, subject to customary assumptions and exclusions, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of that Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that Legal Defeasance had not occurred;

    (3) in the case of Covenant Defeasance, Advanstar shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that, subject to customary assumptions and exclusions, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of that Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that Covenant Defeasance had not occurred;

    (4) no Default or Event of Default shall have occurred and be continuing on the date of that deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to that deposit) or, insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;

    (5) that Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which Advanstar or any of its Subsidiaries is a party or by which Advanstar or any of its Subsidiaries is bound;

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    (6) Advanstar must have delivered to the trustee an opinion of counsel to the effect that, subject to customary assumptions and exclusions, after the 123rd day following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or any analogous New York State law provision or any other applicable federal or New York bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

    (7) Advanstar must deliver to the trustee an Officers' Certificate stating that the deposit was not made by Advanstar with the intent of preferring the holders of notes over the other creditors of Advanstar with the intent of defeating, hindering, delaying or defrauding creditors of Advanstar or others; and

    (8) Advanstar must deliver to the trustee an Officers' Certificate and an opinion of counsel (which opinion may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

    A holder may transfer or exchange notes in accordance with the indenture. The Registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and Advanstar may require a holder to pay any taxes and fees required by law or permitted by the indenture. Advanstar is not required to transfer or exchange any note selected for redemption. Also, Advanstar is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed. The registered holder of a note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

    Except as provided below, the indenture and the notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount at maturity of the notes then outstanding, and any existing Default or Event of Default or compliance with any provision of the indenture or the notes may be waived with the consent of the holders of a majority in principal amount at maturity of the then outstanding notes. Consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes shall be included for those purposes.

    Notwithstanding the preceding paragraph and except as otherwise provided below, if DLJ Investment Partners II, L.P. owns at least 25% of the principal amount at maturity of the notes then outstanding,

    - any amendment or supplement to the indenture or the notes, and

    - any waiver of any existing Default or Event of Default or of compliance with any provision of the indenture or the notes,

shall require the consent of the holders of at least 75% of the principal amount at maturity of the notes then outstanding.

    Without the consent of each holder affected, an amendment or waiver may not, with respect to any notes held by a non-consenting holder:

    (1) reduce the principal amount at maturity of notes whose holders must consent to an amendment, supplement or waiver;

    (2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than the provisions described under the caption "--Repurchase at the Option of Holders");

    (3) reduce the rate of or extend the time for payment of interest on any note;

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    (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount at maturity of the notes and a waiver of the payment default that resulted from that acceleration);

    (5) make any note payable in money other than that stated in the notes;

    (6) make any change in the provisions of the indenture relating to waivers of past Defaults;

    (7) waive a redemption payment with respect to any note (other than the provisions described under the caption "--Repurchase at the Option of Holders"); or

    (8) make any change in the foregoing amendment and waiver provisions.

    Notwithstanding the foregoing, any amendment to or waiver of the covenant described under the caption "--Repurchase at the Option of Holders" will require the consent of the holders of at least two-thirds in aggregate principal amount at maturity of the notes then outstanding if that amendment would materially adversely affect the rights of holders of notes.

    Notwithstanding the foregoing, without the consent of any holder of notes, Advanstar and the trustee may amend or supplement the indenture or the notes:

    (1) to cure any ambiguity, defect or inconsistency,

    (2) to provide for uncertificated notes in addition to or in place of certificated notes,

    (3) to provide for the assumption of Advanstar's obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of the assets of Advanstar,

    (4) to make any change that would provide any additional rights or benefits to the holders of notes or that does not materially adversely affect the legal rights under the indenture of any such holder, or

    (5) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

    The indenture contains certain limitations on the rights of the trustee, should it become a creditor of Advanstar, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate that conflict within 90 days, apply to the SEC for permission to continue or resign.

    The holders of a majority in principal amount at maturity of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default shall occur (which shall not be cured), the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless that holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

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BOOK-ENTRY, DELIVERY AND FORM

    THE GLOBAL NOTES

    Notes will be issued in the form of one or more registered notes in global form, which will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the trustee pursuant to the FAST Balance Certificate Agreement between DTC and the trustee.

    Except as set forth below, the global notes, may be transferred, in whole and not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

    All interests in the global notes may be subject to the procedures and requirements of DTC.

    BOOK-ENTRY PROCEDURES FOR THE GLOBAL NOTES

    The descriptions of the operations and procedures of DTC set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and, are subject to change by them from time to time. Advanstar takes no responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

    DTC has advised Advanstar that it is:

    (1) a limited purpose trust company organized under the laws of the State of New York,

    (2) a "banking organization" within the meaning of the New York Banking Law,

    (3) a member of the Federal Reserve System,

    (4) a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and

    (5) a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates.

    DTC's participants include securities brokers and dealers (including the initial purchasers), banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies, or "INDIRECT PARTICIPANTS" that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

    Advanstar expects that pursuant to procedures established by DTC ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC and the records of participants and the indirect participants.

    The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to such persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer such interest to persons or entities that do not participate in DTC's system, or to otherwise take

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actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

    So long as DTC or its nominee is the registered owner of a global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by such global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes, and will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee thereunder. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if such holder is not a participant or an indirect participant, on the procedures of the participant through which such holder owns its interest, to exercise any rights of a holder of notes under the indenture or such global note, Advanstar understands that under existing industry practice, in the event that Advanstar requests any action of holders of notes, or a holder that is an owner of a beneficial interest in a global note desires to take any action that DTC, as the holder of such global note, is entitled to take, DTC would authorize the participants to take such action and the participants would authorize holders owning through such participants to take such action or would otherwise act upon the instruction of such holders. Neither Advanstar nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such notes.

    Payments with respect to the principal of, and premium, if any, liquidated damages, if any, and interest on, any notes represented by a global note registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note representing such notes under the indenture. Under the terms of the indenture, Advanstar and the trustee may treat the persons in whose names the notes, including the global notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither Advanstar nor the Trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a global note. Payments by the participants and the indirect participants to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the indirect participants and DTC.

    Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

    Although DTC, has agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither Advanstar nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their obligations under the rules and procedures governing their operations.

    CERTIFICATED NOTES

    If

    (1) Advanstar notifies the trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice,

    (2) Advanstar, at its option, notifies the Trustee in writing that it elects to cause the issuance of notes in definitive form under the indenture or

    (3) upon the occurrence of a Default or Event of Default,

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then, upon surrender by DTC of the global notes, certificated notes will be issued to each person that DTC identifies as the beneficial owner of the notes represented by the global notes. Upon any such issuance, the trustee is required to register such certificated notes in the name of such person or persons, or the nominee of any thereof, and cause the same to be delivered thereto.

    In addition, beneficial interests in the global notes may be exchanged for certificated notes upon at least 20 days' prior written notice to the trustee by or on behalf of DTC in accordance with customary procedures.

    Neither Advanstar nor the trustee shall be liable for any delay by DTC or any Participant or Indirect Participant in identifying the beneficial owners of the related notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued.

CERTAIN DEFINITIONS

    Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all those terms, as well as any other capitalized terms used herein for which no definition is provided.

    "ACCOUNTS RECEIVABLE SUBSIDIARY" means an Unrestricted Subsidiary of Advanstar to which Advanstar or any of its Restricted Subsidiaries sells any of its accounts receivable pursuant to a Receivables Facility.

    "ACCRETED VALUE" means

    (1) as of any date of determination prior to October 15, 2005, the sum of

       (a) the initial offering price of the Notes (which shall be calculated by discounting from October 15, 2005 the aggregate principal amount at maturity of the Notes at a rate of 15.0% per annum, (compounded semiannually on each April 15 and October 15 from February 21, 2001)) and

       (b) the portion of the excess of the principal amount at maturity of the Notes over such initial offering price which shall have been accreted thereon through such date, such amount to be accreted on a daily basis at a rate of 15.0% per annum of the initial offering price of the Notes, compounded semi-annually on each April 15 and October 15 from February 21, 2001 through the date of determination and computed on the basis of a 360-day year of twelve 30-day months and

    (2) as of any date of determination on or after October 15, 2005, the aggregate principal amount at maturity of the Notes.

    "ACQUIRED INDEBTEDNESS" means, with respect to any specified Person,

    (1) Indebtedness of any other Person existing at the time that other Person is merged with or into or became a Subsidiary of that specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, that other Person merging with or into or becoming a Subsidiary of that specified Person; and

    (2) Indebtedness secured by a Lien encumbering an asset acquired by that specified Person at the time that asset is acquired by that specified Person.

    "ACQUISITION" means the acquisition of Advanstar by Holdings, a newly formed affiliate of the Principals and their Related Parties, pursuant to the terms of the Acquisition Agreement.

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    "ACQUISITION AGREEMENT" means that certain Agreement and Plan of Merger dated as of August 14, 2000 with respect to the Acquisition.

    "ACQUISITION FINANCING" means;

    (1) the issuance and sale by Holdings of common stock for consideration

    (2) the issuance and sale by Advanstar of the notes; and

    (3) the issuance and sale by Advanstar of the 15% Senior Discount Notes pursuant to the Securities Purchase Agreement dated as of October 11, 2000;

    (4) the issuance by certain subsidiaries of Advanstar of bridge notes (and any Permitted Refinancing Indebtedness incurred in lieu thereof); and

    (5) the execution and delivery by Advanstar and certain of its subsidiaries of the New Credit Facility and the borrowing of loans, if any, and issuance of letters of credit thereunder to fund the Acquisition and any related transactions, including without limitation, the payment of fees and expenses and the refinancing of outstanding indebtedness of Advanstar and its subsidiaries;

the proceeds of each of which were used to fund the purchase price for the Acquisition and related fees and expenses.

    "AFFILIATE" of any specified Person means any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, that specified Person. For purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of that Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

    "ASSET SALE" means:

    (1) the sale, lease, conveyance, disposition or other transfer (a "disposition") of any properties, assets or rights (including, without limitation, by way of a sale and leaseback); PROVIDED that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Advanstar and its Subsidiaries taken as a whole will be governed by the provisions of the indenture described under the caption "--Change of Control" and/or the provisions described under the caption "--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

    (2) the issuance, sale or transfer by Advanstar or any of its Restricted Subsidiaries of Equity Interests of any of Advanstar's Restricted Subsidiaries,

    in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions,

       (a) that have a fair market value in excess of $5.0 million; or

       (b) for net proceeds in excess of $5.0 million.

    Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales:

    (1) dispositions in the ordinary course of business;

    (2) a disposition of assets by Advanstar to a Restricted Subsidiary or by a Restricted Subsidiary to Advanstar or to another Restricted Subsidiary;

    (3) a disposition of Equity Interests by a Restricted Subsidiary to Advanstar or to another Restricted Subsidiary;

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    (4) the sale and leaseback of any assets within 90 days of the acquisition thereof;

    (5) foreclosures on assets;

    (6) any exchange of like property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, for use in a Permitted Business;

    (7) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

    (8) a Permitted Investment or a Restricted Payment that is permitted by the covenant described under the caption "--Restricted Payments"; and

    (9) sales of accounts receivable, or participations therein, in connection with any Receivables Facility.

    "ATTRIBUTABLE INDEBTEDNESS" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in that transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in that sale and leaseback transaction, including any period for which that lease has been extended or may, at the option of the lessor, be extended.

    "CAPITAL EXPENDITURE INDEBTEDNESS" means Indebtedness incurred by any Person to finance the purchase or construction or any property or assets acquired or constructed by that Person which have a useful life or more than one year so long as:

    (1) the purchase or construction price for that property or assets is included in "addition to property, plant or equipment" in accordance with GAAP;

    (2) the acquisition or construction of that property or assets is not part of any acquisition of a Person or line of business; and

    (3) that Indebtedness is incurred within 90 days of the acquisition or completion of construction of that property or assets.

    "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

    "CAPITAL STOCK" means:

    (1) in the case of a corporation, corporate stock;

    (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

    (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

    (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

    "CASH EQUIVALENTS" means;

    (1) Government Securities;

    (2) any certificate of deposit maturing not more than 365 days after the date of acquisition issued by, or demand deposit or time deposit of, an Eligible Institution or any lender under the New Credit Facility;

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    (3) commercial paper maturing not more than 365 days after the date of acquisition of an issuer (other than an Affiliate of Advanstar) with a rating, at the time as of which any investment therein is made, of "A-3" (or higher) according to S&P or "P-2" (or higher) according to Moody's or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments;

    (4) any bankers acceptances of money market deposit accounts issued by an Eligible Institution;

    (5) short-term tax-exempt securities rated not lower than MIG-1/1+ by either Moody's or S&P with provisions for liquidity or maturity accommodations of 183 days or less;

    (6) repurchase agreements which (x) are entered into with any entity referred to in clauses (2), (3) or (4) above or any other financial institution whose unsecured long-term debt (or the unsecured long-term debt of whose holding company) is rated at least A- or better by S&P or Baal or better by Moody's and maturing not more than one year after such time, (y) are secured by a fully perfected security interest in securities of the type referred to in clause (1) above and (z) have a market value at the time of such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such counterparty entity with whom such repurchase agreement has been entered into;

    (7) any fund investing exclusively in investments of the types described in clauses (1) through (5) above; and

    (8) in the case of any Subsidiary organized or having its principal place of business outside the United States, investments denominated in the currency of the jurisdiction in which that Subsidiary is organized or has its principal place of business which are similar to the items specified in clauses (1) through (7) above, including without limitation any deposit with a bank that is a lender to any Restricted Subsidiary.

    "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of that Person and its Restricted Subsidiaries for that period plus, to the extent deducted in computing Consolidated Net Income,

    (1) provision for taxes based on income or profits of that Person and its Restricted Subsidiaries for that period;

    (2) Fixed Charges of that Person for that period;

    (3) depreciation, amortization (including amortization of goodwill and other intangibles) and all other non-cash charges, but excluding any other non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period, of that Person and its Restricted Subsidiaries for that period;

    (4) net periodic post-retirement benefits;

    (5) other income or expense net as set forth on the face of that Person's statement of operations;

    (6) expenses and charges of Advanstar related to the Acquisition and Acquisition Financing, including any purchase price adjustment or any other payments made pursuant to the Acquisition Agreement or the financial advisory agreements with Credit Suisse First Boston Corporation, the New Credit Facility and the application of the proceeds thereof; and

    (7) any non-capitalized transaction costs incurred in connection with actual, proposed or abandoned financings, acquisitions or divestitures, including, but not limited to, financing and refinancing fees and costs incurred in connection with the Acquisition and Acquisition Financing,

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in each case, on a consolidated basis and determined in accordance with GAAP.

    Notwithstanding the foregoing, the provision for taxes based on the income or profits of, the Fixed Charges of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent and in the same proportion that Net Income of that Restricted Subsidiary was included in calculating the Consolidated Net Income of that Person.

    "CONSOLIDATED INDEBTEDNESS" means the aggregate amount of Indebtedness of Advanstar and its Restricted Subsidiaries on a consolidated basis outstanding at the date of determination.

    "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the sum of, without duplication,

    (1) the interest expense of that Person and its Restricted Subsidiaries for that period, on a consolidated basis, determined in accordance with GAAP, including amortization of original issue discount, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Indebtedness, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations; PROVIDED that in no event shall any amortization of deferred financing costs be included in Consolidated Interest Expense; and

    (2) the consolidated capitalized interest of that Person and its Restricted Subsidiaries for that period, whether paid or accrued; PROVIDED, however, that Receivables Fees shall be deemed not to constitute Consolidated Interest Expense.

    Notwithstanding the foregoing, the Consolidated Interest Expense with respect to any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary shall be included only to the extent and in the same proportion that the net income of that Restricted Subsidiary was included in calculating Consolidated Net Income.

    "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of that Person and its Restricted Subsidiaries for that period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that

    (1) the Net Income (or loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof;

    (2) the Net Income (or loss) of any Restricted Subsidiary other than a Subsidiary organized or having its principal place of business outside the United States shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income (or loss) is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary (other than any agreement or instrument entered into by Advanstar Communications Inc.);

    (3) the Net Income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of that acquisition shall be excluded; and

    (4) the cumulative effect of a change in accounting principles shall be excluded.

    "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

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    "DESIGNATED NONCASH CONSIDERATION" means the fair market value of non-cash consideration received by Advanstar or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of that valuation, executed by the principal executive officer and the principal financial officer of Advanstar, less the amount of cash or Cash Equivalents received in connection with a sale of that Designated Noncash Consideration.

    "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable), or upon the happening of any event (other than any event solely within the control of the issuer thereof), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, is exchangeable for Indebtedness (except to the extent exchangeable at the option of that Person subject to the terms of any debt instrument to which that Person is a party) or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the notes mature; PROVIDED that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Advanstar to repurchase that Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of that Capital Stock provide that Advanstar may not repurchase or redeem any such Capital Stock pursuant to those provisions unless that repurchase or redemption complies with the covenant described under the caption "--Certain Covenants--Restricted Payments," and PROVIDED FURTHER that, if that Capital Stock is issued to any plan for the benefit of employees of Advanstar or its Subsidiaries or by any such plan to those employees, that Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Advanstar in order to satisfy applicable statutory or regulatory obligations.

    "DLJMB" means DLJ Merchant Banking Partners III, L.P. and its Affiliates.

    "DOMESTIC SUBSIDIARY" means a Subsidiary that is organized under the laws of the United States or any State, district or territory thereof.

    "ELIGIBLE INSTITUTION" means a commercial banking institution that has combined capital and surplus not less than $100.0 million or its equivalent in foreign currency, whose short-term debt is rated "A-3" or higher according to"S&P" or "P-2" or higher according to Moody's or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

    "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

    "EXISTING INDEBTEDNESS" means Indebtedness of Advanstar and its Restricted Subsidiaries (other than Indebtedness under the New Credit Facility) in existence on the date of the indenture, until those amounts are repaid.

    "FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of,

    (1) the Consolidated Interest Expense of that Person for that period; and

    (2) all dividend payments on any series of preferred stock of that Person (other than dividends payable solely in Equity Interests that are not Disqualified Stock),

in each case, on a consolidated basis and in accordance with GAAP.

    "FOREIGN CREDIT FACILITIES" means any Indebtedness of a Restricted Subsidiary organized or having its principal place of business outside the United States. Indebtedness under the Foreign Credit Facilities outstanding on the date of the indenture shall be deemed to have been incurred on that date in reliance on the first paragraph of the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock."

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    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the indenture.

    "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

    "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of that Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements designed to protect that Person against fluctuations in interest rates.

    "HOLDINGS" means Advanstar Holdings, Inc.,a Delaware corporation, the corporate parent of Advanstar, and its successors.

    "INDEBTEDNESS" means, with respect to any Person, any indebtedness of that Person in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense, trade payable or customer contract advances, if and to the extent any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of that Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of that Person (whether or not that Indebtedness is assumed by that Person) and, to the extent not otherwise included, the guarantee by that Person of any Indebtedness of any other Person, PROVIDED that Indebtedness shall not include the pledge by Advanstar of the Capital Stock of an Unrestricted Subsidiary of Advanstar to secure Non-Recourse Debt of that Unrestricted Subsidiary.

    The amount of any Indebtedness outstanding as of any date shall be:

    (1) the accreted value thereof (together with any interest thereon that is more than 30 days past due), in the case of any Indebtedness that does not require current payments of interest; and

    (2) the principal amount thereof in the case of any other Indebtedness;

PROVIDED that the principal amount of any Indebtedness that is denominated in any currency other than United States dollars shall be the amount thereof, as determined pursuant to the foregoing provision, converted into United States dollars at the Spot Rate in effect on the date that Indebtedness was incurred or, if that indebtedness was incurred prior to the date of the indenture, the Spot Rate in effect on the date of the indenture.

    "INVESTMENTS" means, with respect to any Person, all investments by that Person in other Persons, including Affiliates, in the forms of direct or indirect loans (including guarantees by the referent Person of, and Liens on any assets of the referent Person securing, Indebtedness or other obligations of other Persons), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP, PROVIDED that an investment by Advanstar for consideration consisting of common equity securities of Advanstar shall not be deemed to be an Investment other than for purposes of clause (3) of the definition of "Qualified Proceeds."

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    If Advanstar or any Restricted Subsidiary of Advanstar sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Advanstar such that, after giving effect to any such sale or disposition, that Person is no longer a Subsidiary of Advanstar, Advanstar shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of that Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described under the caption "--Restricted Payments."

    "LEVERAGE RATIO" means, with respect to any Person as of any date of determination, the ratio of (x) the Consolidated Indebtedness of such Person as of such date of determination to the (y) the Consolidated Cash Flow of such Person for the four full fiscal quarters ending on or immediately preceding such date of determination for which internal financial statements are available (exclusive of amounts attributable to discontinued operations, as determined in accordance with GAAP, or operations and businesses disposed of prior to the date of determination).

    In the event that the referent Person or any of its Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Leverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Leverage Ratio is made (the "Calculation Date"), then the Leverage Ratio shall be calculated giving pro forma effect to that incurrence, assumption, guarantee or redemption of Indebtedness, or that issuance or redemption of preferred stock and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

    For purposes of making the computation referred to above, the Acquisition and acquisitions that have been made by Advanstar or any of its Subsidiaries, including all mergers or consolidations and any related financing transactions, during the four-quarter reference period shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for that reference period shall be calculated to include the Consolidated Cash Flow of the acquired entities on a pro forma basis after giving effect to cost savings reasonably expected to be realized in connection with that acquisition, as determined in good faith by an officer of Advanstar (regardless of whether those cost savings could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the SEC or any other regulation or policy of the SEC) and without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income.

    "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of that asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

    "MANAGEMENT LOANS" means one or more loans by Advanstar or Holdings to officers and/or directors of Advanstar and any of its Restricted Subsidiaries to finance the purchase by such officers and directors of common stock of Holdings or Advanstar; PROVIDED that the aggregate principal amount of all such Management Loans outstanding at any time shall not exceed $7.5 million.

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    "NET INCOME" means, with respect to any Person, the net income (loss) of that Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

    (1) any gain (or loss), together with any related provision for taxes on that gain (or loss), realized in connection with:

       (a) any Asset Sale, including, without limitation, dispositions pursuant to sale and leaseback transactions; or

       (b) the extinguishment of any Indebtedness of that Person or any of its Restricted Subsidiaries; and

    (2) any extraordinary or nonrecurring gain (or loss), together with any related provision for taxes on that extraordinary or nonrecurring gain (or loss).

    "NET PROCEEDS" means the aggregate cash proceeds received by Advanstar or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of, without duplication,

    (1) the direct costs relating to that Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, recording fees, title transfer fees and appraiser fees and cost of preparation of assets for sale, and any relocation expenses incurred as a result thereof;

    (2) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements);

    (3) amounts required to be applied to the repayment of Indebtedness (other than revolving credit Indebtedness incurred pursuant to the New Credit Facility) secured by a Lien on the asset or assets that were the subject of that Asset Sale; and

    (4) any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such asset or assets until such time as that reserve is reversed or that escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to Advanstar or its Restricted Subsidiaries from that escrow arrangement, as the case may be.

    "NEW CREDIT FACILITY" means that certain Credit Agreement, dated as of October 11, 2000 among Advanstar Communications Inc., as borrower, the various financial institutions party thereto, DLJ Capital Funding, Inc., as lead arranger and sole book runner and as syndication agent and documentation agent, and Fleet National Bank, as administrative agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, modified, renewed, refunded, replaced or refinanced from time to time, including any agreement:

    (1) extending or shortening the maturity of any Indebtedness incurred thereunder or contemplated thereby;

    (2) adding or deleting borrowers or guarantors thereunder;

    (3) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, PROVIDED that on the date that Indebtedness is incurred it would not be prohibited by clause (1) of the second paragraph of the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; or

    (4) otherwise altering the terms and conditions thereof.

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    "NON-RECOURSE DEBT" means Indebtedness,

    (1) no default with respect to, which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Advanstar or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

    (2) as to which the lenders have been notified in writing that they will not have any recourse to the stock (other than the stock of an Unrestricted Subsidiary pledged by Advanstar to secure debt of that Unrestricted Subsidiary) or assets of Advanstar or any of its Restricted Subsidiaries;

PROVIDED that in no event shall Indebtedness of any Unrestricted Subsidiary fail to be Non-Recourse Debt solely as a result of any default provisions contained in a guarantee thereof by Advanstar or any of its Restricted Subsidiaries if Advanstar or that Restricted Subsidiary was otherwise permitted to incur that guarantee pursuant to the indenture.

    "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

    "PARI PASSU INDEBTEDNESS" means Indebtedness of Advanstar that ranks PARI PASSU in right of payment to the notes.

    "PERMITTED BUSINESS" means any person engaged, directly or indirectly, in the business-to-business marketing communications solutions business or any business reasonably related, incidental or ancillary thereto.

    "PERMITTED INVESTMENTS" means:

    (1) any Investment in Advanstar or in a Restricted Subsidiary of Advanstar;

    (2) any Investment in cash or Cash Equivalents;

    (3) any Investment by Advanstar or any Restricted Subsidiary of Advanstar in a Person, if as a result of that Investment,

       (a) that Person becomes a Restricted Subsidiary of Advanstar; or

       (b) that Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Advanstar or a Wholly Owned Restricted Subsidiary of Advanstar;

    (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described under the caption "--Repurchase at the Option of Holders--Asset Sales";

    (5) any Investment acquired solely in exchange for Equity Interests (other than Disqualified Stock) of Advanstar;

    (6) any Investment in a Person engaged in a Permitted Business (other than an Investment in an Unrestricted Subsidiary) having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (6) that are at that time outstanding, not to exceed 15% of Total Assets at the time of that Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

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    (7) Investments relating to any special purpose Wholly Owned Subsidiary of
       Advanstar organized in connection with a Receivables Facility that, in the good faith determination of the board of directors of Advanstar, are necessary or advisable to effect that Receivables Facility;

    (8) the Management Loans or Investments in Holdings to fund Management
       Loans;

    (9) Hedging Obligations permitted to be incurred under "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock"; and

    (10) Investments made in any Subsidiary of Advanstar that is principally engaged in a Permitted Business in connection with the Internet which, together with all other Investments made pursuant to this clause (10) since the date of the indenture, does not exceed $30 million, in each case, after giving effect to all subsequent reductions in the amount of any Investment made pursuant to this clause (10) as a result of the repayment or disposition thereof for cash, not to exceed the amount of the Investment previously made pursuant to this clause (10).

    "PERMITTED LIENS" means:

    (1) Liens on property of a Person existing at the time that Person is merged into or consolidated with Advanstar or any Restricted Subsidiary, PROVIDED that those Liens were not incurred in contemplation of that merger or consolidation and do not secure any property or assets of Advanstar or any Restricted Subsidiary other than the property or assets subject to the Liens prior to that merger or consolidation;

    (2) Liens existing on the date of the indenture;

    (3) Liens securing Indebtedness consisting of Capitalized Lease Obligations, purchase money Indebtedness, mortgage financings, industrial revenue bonds or other monetary obligations, in each case incurred solely for the purpose of financing all or any part of the purchase price or cost of construction or installation of assets used in the business of Advanstar or its Restricted Subsidiaries, or repairs, additions or improvements to those assets, PROVIDED that:

       (a) those Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, additional or improvement thereto (plus an amount equal to the reasonable fees and expenses in connection with the incurrence of that Indebtedness);

       (b) those Liens do not extend to any other assets of Advanstar or its Restricted Subsidiaries (and, in the case of repair, addition or improvements to any such assets, that Lien extends only to the assets (and improvements thereto or thereon) repaired, added to or improved);

       (c) the Incurrence of that Indebtedness is permitted by "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

       (d) those Liens attach within 365 days of that purchase, construction, installation, repair, addition or improvement;

    (4) Liens to secure any refinancings, renewals, extensions, modification or replacements (collectively, "refinancing") (or successive refinancings), in whole or in part, of any Indebtedness secured by Liens referred to in the clauses above so long as that Lien does not extend to any other property (other than improvements thereto);

    (5) Liens securing letters of credit entered into in the ordinary course of business and consistent with past business practice;

    (6) Liens on and pledges of the capital stock of any Unrestricted Subsidiary securing Non-Recourse Debt of that Unrestricted Subsidiary;

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    (7) Liens securing (a) Indebtedness (including all Obligations) under the
       New Credit Facility or any Foreign Credit Facility and (b) Hedging Obligations payable to a lender under the New Credit Facility or an Affiliate thereof or to a Person that was a lender of Affiliate thereof at the time the contract was entered into to the extent such Hedging Obligations are secured by Liens on assets also securing Indebtedness (including all Obligations) under the New Credit Facility;

    (8) Liens securing Indebtedness of any Restricted Subsidiary permitted to be incurred by "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

    (9) other Liens securing Indebtedness that is permitted by the terms of the indenture to be outstanding having an aggregate principal amount at any one time outstanding not to exceed $25.0 million.

    "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of Advanstar or any of its Restricted Subsidiaries issued within 60 days after repayment of, in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Advanstar or any of its Restricted Subsidiaries then classified as incurred under the Leverage Ratio or pursuant to clauses (2), (3), (4), (6), (8), (9), (10) or (12) of the second paragraph under "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock"; PROVIDED that:

    (1) the principal amount (or accreted value, if applicable) of that Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus premium, if any, and accrued interest on the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

    (2) that Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

    (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, that Permitted Refinancing Indebtedness is subordinated in right of payment to, the notes on terms at least as favorable, taken as a whole, to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

PROVIDED FURTHER, that if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is Indebtedness of Advanstar, then such Permitted Refinancing Indebtedness also must be Indebtedness of Advanstar.

    "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

    "PRINCIPALS" means DLJMB.

    "QUALIFIED PROCEEDS" means any of the following or any combination of the following:

    (1) cash;

    (2) Cash Equivalents;

    (3) assets (other than Investments) that are used or useful in a Permitted Business; and

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    (4) the Capital Stock of any Person engaged in a Permitted Business if, in connection with the receipt by Advanstar or any Restricted Subsidiary of Advanstar of that Capital Stock,

       (a) that Person becomes a Restricted Subsidiary of Advanstar or any Restricted Subsidiary of Advanstar; or

       (b) that Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Advanstar or any Restricted Subsidiary of Advanstar.

    "RECEIVABLES FACILITY" means one or more receivables financing facilities, as amended from time to time, pursuant to which Advanstar or any of its Restricted Subsidiaries sells its accounts receivable to an Accounts Receivable Subsidiary.

    "RECEIVABLES FEES" means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

    "RELATED PARTY" means, with respect to any Principal,

    (1) any controlling stockholder or partner of that Principal on the date of the indenture; or

    (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding (directly or through one or more Subsidiaries) a 51% or more controlling interest of which consist of the Principals and/or such other Persons referred to in the immediately preceding clauses (1) or (2).

    "RESTRICTED INVESTMENT" means an Investment other than a Permitted
Investment.

    "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

    "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as that Regulation is in effect on the date hereof.

    "SPOT RATE" means, for any currency, the spot rate at which that currency is offered for sale against United States dollars as determined by reference to the New York foreign exchange selling rates, as published in The Wall Street Journal on that date of determination for the immediately preceding business day or, if that rate is not available, as determined in any publicly available source of similar market data.

    "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which that payment of interest or principal was scheduled to be paid in the original documentation governing that Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any that interest or principal prior to the date originally scheduled for the payment thereof.

    "SUBSIDIARY" means, with respect to any Person,

    (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

    (2) any partnership or limited liability company,

                                      108
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       (a) the sole general partner or the managing general partner or managing member of which is that Person or a Subsidiary of that Person; or

       (b) the only general partners or managing members of which are that Person or of one or more Subsidiaries of that Person (or any combination thereof).

    "TAX SHARING AGREEMENT" means any tax sharing agreement or arrangement between Advanstar and Holdings, as the same may be amended from time to time; PROVIDED that in no event shall the amount permitted to be paid pursuant to all such agreements and/or arrangements exceed the amount Advanstar would be required to pay for income taxes were it to file a consolidated tax return for itself and its consolidated Restricted Subsidiaries as if it were a corporation that was a parent of a consolidated group.

    "TOTAL ASSETS" means the total consolidated assets of Advanstar and its Restricted Subsidiaries, as shown on the most recent balance sheet (excluding the footnotes thereto) of Advanstar.

    "UNRESTRICTED SUBSIDIARY" means any Subsidiary that is designated by the board of directors as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that Subsidiary:

    (1) has no Indebtedness other than Non-Recourse Debt;

    (2) is not party to any agreement, contract, arrangement or understanding with Advanstar or any Restricted Subsidiary of Advanstar unless the terms of any such agreement, contract, arrangement or understanding comply with the covenant described under the caption entitled "--Certain Covenants--Transactions with Affiliates";

    (3) is a Person with respect to which neither Advanstar nor any of its Restricted Subsidiaries has any direct or indirect obligation,

       (a) to subscribe for additional Equity Interests (other than Investments described in clause (7) of the definition of Permitted Investments); or

       (b) to maintain or preserve that Person's financial condition or to cause that Person to achieve any specified levels, of operating results; and

    (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Advanstar or any of its Restricted Subsidiaries.

    Any such designation by the board of directors shall be evidenced to the trustee by filing with the trustee a certified copy of the board resolution giving effect to that designation and an Officers' Certificate certifying that designation complied with the foregoing conditions and was permitted by the covenant described under the caption entitled "--Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as a Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of that Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Advanstar as of that date (and, if that Indebtedness is not permitted to be incurred as of that date under the covenant described under the caption entitled "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," Advanstar shall be in default of that covenant).

    The board of directors of Advanstar may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that the designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Advanstar of any outstanding Indebtedness of that Unrestricted Subsidiary and that designation shall only be permitted if:

    (1) that Indebtedness is permitted under the covenant described under the caption entitled "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock"; and

    (2) no Default or Event of Default would be in existence following that designation.

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
    Advanstar IH, Inc. and its Subsidiaries shall be Unrestricted Subsidiaries until designated otherwise by Advanstar pursuant to the preceding sentence.

    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

    (1) the sum of the products obtained by multiplying,

       (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof; by

       (b) the number of years (calculated to the nearest one-twelfth) that will elapse between that date and the making of that payment; by

    (2) the then outstanding principal amount of that Indebtedness.

    "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means a Restricted Subsidiary of that Person all the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by that Person or by one or more Wholly Owned Restricted Subsidiaries of that Person or by that Person and one or more Wholly Owned Restricted Subsidiaries of that Person.

    "WHOLLY OWNED SUBSIDIARY" of any Person means a Subsidiary of that Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by that Person or by one or more Wholly Owned Subsidiaries of that Person.

                               THE EXCHANGE OFFER

    In a registration rights agreement between Advanstar and the initial purchasers of the old notes, we agreed to

    (1) file a registration statement on or prior to 90 days after the closing of the offering of the old notes with respect to an offer to exchange the old notes for a new issue of securities, with terms substantially the same as the old notes but registered under the Securities Act,

    (2) use our reasonable best efforts to cause the registration statement to be declared effective by the SEC on or prior to 180 days after the closing of the old notes offering and

    (3) use our reasonable best efforts to consummate the exchange offer and issue the new notes within 30 business days after the registration statement is declared effective.

    The registration rights agreement provides that, in the event we fail to file the registration statement within 90 days after the closing date, have it declared effective within 180 days of the closing date or consummate the exchange offer within 40 business days thereafter, we will be required to pay liquidated damages on the old notes over and above the regular interest on the notes. Once we complete this exchange offer, we will no longer be required to pay liquidated damages on the old notes.

    The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of old notes in any jurisdiction in which the exchange offer or acceptance of the exchange offer would violate the securities or blue sky laws of that jurisdiction.

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES

    This prospectus and the accompanying letter of transmittal contain the terms and conditions of the exchange offer. Upon the terms and subject to the conditions included in this prospectus and in the accompanying letter of transmittal, which together are the exchange offer, we will accept for exchange old notes which are properly tendered on or prior to the expiration date, unless you have previously withdrawn them.

    - When you tender to us old notes as provided below, our acceptance of the old notes will constitute a binding agreement between you and us upon the terms and subject to the conditions in this prospectus and in the accompanying letter of transmittal.

    - For each $1,000 principal amount at maturity of old notes surrendered to us in the exchange offer, we will give you $1,000 principal amount at maturity of new notes.

    - We will keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date that we first mail notice of the exchange offer to the holders of the old notes. We are sending this prospectus, together with the letter of transmittal, on or about the date of this prospectus to all of the registered holders of old notes at their addresses listed in the trustee's security register with respect to the old notes.

    - The exchange offer expires at 5:00 p.m., New York City time, on          ,
      2001; PROVIDED, HOWEVER, that we, in our sole discretion, may extend the period of time for which the exchange offer is open. The term "expiration
      date" means          , 2001 or, if extended by us, the latest time and
      date to which the exchange offer is extended.

    - As of the date of this prospectus, $171,792,000 in aggregate principal amount at maturity of the old notes were outstanding. The exchange offer is not conditioned upon any minimum principal amount of old notes being tendered.

    - Our obligation to accept old notes for exchange in the exchange offer is subject to the conditions that we describe in the section called "Conditions to the Exchange Offer" below.

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
    - We expressly reserve the right, at any time, to extend the period of time during which the exchange offer is open, and thereby delay acceptance of any old notes, by giving oral or written notice of an extension to the exchange agent and notice of that extension to the holders as described below. During any extension, all old notes previously tendered will remain subject to the exchange offer unless withdrawal rights are exercised. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

    - We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes that we have not yet accepted for exchange, if any of the conditions of the exchange offer specified below under "Conditions to the Exchange Offer" are not satisfied.

    - We will give oral or written notice of any extension, amendment, termination or non-acceptance described above to holders of the old notes as promptly as practicable. If we extend the expiration date, we will give notice by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date. Without limiting the manner in which we may choose to make any public announcement and subject to applicable law, we will have no obligation to publish, advertise or otherwise communicate any public announcement other than by issuing a release to the Dow Jones News Service.

    - Holders of old notes do not have any appraisal or dissenters' rights in connection with the exchange offer.

    - Old notes which are not tendered for exchange or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the indenture, but will not be entitled to any further registration rights under the registration rights agreement.

    - We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

    - By executing, or otherwise becoming bound by, the letter of transmittal, you will be making the representations described below to us. See "--Resales of the New Notes."

    IMPORTANT RULES CONCERNING THE EXCHANGE OFFER

    You should note that:

    - All questions as to the validity, form, eligibility, time of receipt and acceptance of old notes tendered for exchange will be determined by Advanstar in its sole discretion, which determination shall be final and binding.

    - We reserve the absolute right to reject any and all tenders of any particular old notes not properly tendered or to not accept any particular old notes which acceptance might, in our judgment or the judgment of our counsel, be unlawful.

    - We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular old notes either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer. Unless we agree to waive any defect or irregularity in connection with the tender of old notes for exchange, you must cure any defect or irregularity within any reasonable period of time as we shall determine.

    - Our interpretation of the terms and conditions of the exchange offer as to any particular old notes either before or after the expiration date shall be final and binding on all parties.

    - Neither Advanstar, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of old notes for exchange, nor shall any of them incur any liability for failure to give any notification.

PROCEDURES FOR TENDERING OLD NOTES

WHAT TO SUBMIT AND HOW

    If you, as the registered holder of an old note, wish to tender your old notes for exchange in the exchange offer, you must transmit a properly completed and duly executed letter of transmittal to Wells Fargo Minnesota Bank, N.A. at the address set forth below under "Exchange Agent" on or prior to the expiration date.

    In addition,

    (1) certificates for old notes must be received by the exchange agent along with the letter of transmittal, OR

    (2) a timely confirmation of a book-entry transfer of old notes, if such procedure is available, into the exchange agent's account at DTC using the procedure for book-entry transfer described below, must be received by the exchange agent prior to the expiration date OR

    (3) you must comply with the guaranteed delivery procedures described below.

    The method of delivery of old notes, letters of transmittal and notices of guaranteed delivery is at your election and risk. If delivery is by mail, we recommend that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery. No letters of transmittal or old notes should be sent to Advanstar.

    HOW TO SIGN YOUR LETTER OF TRANSMITTAL AND OTHER DOCUMENTS

    Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes being surrendered for exchange are tendered

    (1) by a registered holder of the old notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal or

    (2) for the account of an eligible institution.

    If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantees must be by any of the following eligible institutions:

    - a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or

    - a commercial bank or trust company having an office or correspondent in the United States

    If the letter of transmittal is signed by a person or persons other than the registered holder or holders of old notes, the old notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the old notes and with the signature guaranteed.

    If the letter of transmittal or any old notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers or corporations or others acting in a fiduciary or representative capacity, the person should so indicate when signing and, unless waived by Advanstar, proper evidence satisfactory to Advanstar of its authority to so act must be submitted.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

    Once all of the conditions to the exchange offer are satisfied or waived, we will accept, promptly after the expiration date, all old notes properly tendered and will issue the new notes promptly after acceptance of the old notes. See "Conditions to the Exchange Offer" below. For purposes of the exchange offer, our giving of oral or written notice of our acceptance to the exchange agent will be considered our acceptance of the exchange offer.

    In all cases, we will issue new notes in exchange for old notes that are accepted for exchange only after timely receipt by the exchange agent of:

    - certificates for old notes, OR

    - a timely book-entry confirmation of transfer of old notes into the exchange agent's account at DTC using the book-entry transfer procedures described below, AND

    - a properly completed and duly executed letter of transmittal.

    If we do not accept any tendered old notes for any reason included in the terms and conditions of the exchange offer or if you submit certificates representing old notes in a greater principal amount than you wish to exchange, we will return any unaccepted or non-exchanged old notes without expense to the tendering holder or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC using the book-entry transfer procedures described below, non-exchanged old notes will be credited to an account maintained with DTC as promptly as practicable after the expiration or termination of the exchange offer.

BOOK-ENTRY TRANSFER

    The exchange agent will make a request to establish an account with respect to the old notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution that is a participant in DTC's systems may make book-entry delivery of old notes by causing DTC to transfer old notes into the exchange agent's account in accordance with DTC's Automated Tender Offer Program procedures for transfer. However, the exchange for the old notes so tendered will only be made after timely confirmation of book-entry transfer of old notes into the exchange agent's account, and timely receipt by the exchange agent of an agent's message, transmitted by DTC and received by the exchange agent and forming a part of a book-entry confirmation. The agent's message must state that DTC has received an express acknowledgment from the participant tendering old notes that are the subject of that book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce the agreement against that participant.

    Although delivery of old notes may be effected through book-entry transfer into the exchange agent's account at DTC, the letter of transmittal, or a facsimile copy, properly completed and duly executed, with any required signature guarantees, must in any case be delivered to and received by the exchange agent at its address listed under "--Exchange Agent" on or prior to the expiration date.

    If your old notes are held through DTC, you must complete a form called "instructions to registered holder and/or book-entry participant," which will instruct the DTC participant through whom you hold your securities of your intention to tender your old notes or not tender your old notes. Please note that delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent and we will not be able to accept your tender of securities until the exchange agent receives a letter of transmittal and a book-entry confirmation from DTC with respect to your securities. A copy of that form is available from the exchange agent.

GUARANTEED DELIVERY PROCEDURES

    If you are a registered holder of old notes and you want to tender your old notes but your old notes are not immediately available, or time will not permit your old notes to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if

    (1) the tender is made through an eligible institution,

    (2) prior to the expiration date, the exchange agent receives, by facsimile transmission, mail or hand delivery, from that eligible institution a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us, stating:

       - the name and address of the holder of old notes

       - the amount of old notes tendered

       - the tender is being made by delivering that notice and guaranteeing that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates of all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, will be deposited by that eligible institution with the exchange agent, and

    (3) the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

    You can withdraw your tender of old notes at any time on or prior to the expiration date.

    For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses listed below under "Exchange Agent." Any notice of withdrawal must specify:

    - the name of the person having tendered the old notes to be withdrawn,

    - the old notes to be withdrawn,

    - the principal amount of the old notes to be withdrawn,

    - if certificates for old notes have been delivered to the exchange agent, the name in which the old notes are registered, if different from that of the withdrawing holder,

    - if certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of those certificates, you must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless you are an eligible institution, and

    - if old notes have been tendered using the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of that facility.

    Please note that all questions as to the validity, form, eligibility and time of receipt of notices of withdrawal will be determined by us, and our determination shall be final and binding on all parties. Any old notes so withdrawn will be considered not to have been validly tendered for exchange for purposes of the exchange offer.

    If you have properly withdrawn old notes and wish to re-tender them, you may do so by following one of the procedures described under "Procedures for Tendering Old Notes" above at any time on or prior to the expiration date.

CONDITIONS TO THE EXCHANGE OFFER

    Notwithstanding any other provisions of the exchange offer, we will not be required to accept for exchange, or to issue new notes in exchange for, any old notes and may terminate or amend the

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exchange offer, if at any time before the acceptance of old notes for exchange or the exchange of the new notes for old notes, that acceptance or issuance would violate applicable law or any interpretation of the staff of the SEC.

    That condition is for our sole benefit and may be asserted by us regardless of the circumstances giving rise to that condition. Our failure at any time to exercise the foregoing rights shall not be considered a waiver by us of that right. Our rights described in the prior paragraph are ongoing rights which we may assert at any time and from time to time.

    In addition, we will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for any old notes, if at that time any stop order shall be threatened or in effect with respect to the exchange offer to which this prospectus relates or the qualification of the indenture under the Trust Indenture Act.

EXCHANGE AGENT

    Wells Fargo Bank Minnesota, N.A. has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent, addressed as follows:

       BY REGISTERED OR CERTIFIED MAIL:            BY OVERNIGHT DELIVERY OR REGULAR MAIL:

       Wells Fargo Bank Minnesota, N.A.               Wells Fargo Bank Minnesota, N.A.
          Corporate Trust Operations                     Corporate Trust Operations
                MAC N9303-121                                  MAC N9303-121
                 PO Box 1517                                Sixth and Marquette
            Minneapolis, MN 55479                          Minneapolis, MN 55479
           Attn: Michael T. Lechner                       Attn: Michael T. Lechner

                            FACSIMILE TRANSMISSIONS:
                                 (612) 667-4927
                            TO CONFIRM BY TELEPHONE
                              OR FOR INFORMATION:
                                 (800) 344-5128

    Delivery to an address other than as listed above or transmission of instructions via facsimile other than as listed above does not constitute a valid delivery.

FEES AND EXPENSES

    The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by our officers, regular employees and affiliates. We will not pay any additional compensation to any of our officers and employees who engage in soliciting tenders. We will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer.

    The estimated cash expenses to be incurred in connection with the exchange offer, including legal, accounting, SEC filing, printing and exchange agent expenses, will be paid by us and are estimated in the aggregate to be approximately $250,000.

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TRANSFER TAXES

    Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

RESALE OF THE NEW NOTES

    Under existing interpretations of the staff of the SEC contained in several no-action letters to third parties, the new notes would in general be freely transferable after the exchange offer without further registration under the Securities Act. The relevant no-action letters include the Exxon Capital Holdings Corporation letter, which was made available by the SEC on May 13, 1988, and the Morgan Stanley & Co. Incorporated letter, made available on June 5, 1991.

    However, any purchaser of old notes who is an "affiliate" of Advanstar under the Securities Act or who intends to participate in the exchange offer for the purpose of distributing the new notes

    (1) will not be able to rely on the interpretation of the staff of the SEC,

    (2) will not be able to tender its old notes in the exchange offer and

    (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the securities unless that sale or transfer is made using an exemption from those requirements.

    DLJ Investment Partners II, L.P. and related funds, including DLJ Investment Partners, L.P., DLJ Investment Funding II, Inc. and DLJ ESC II, L.P., have informed us that they own approximately $103.2 million aggregate principal amount at maturity of the discount notes as of March 31, 2001. Because they are our affiliates, they will not be permitted to participate in the exchange offer. We have filed a shelf registration statement as part of the same registration statement of which this prospectus is a part to permit them to sell their old notes. We refer to those funds as the DLJ Investment Partners funds.

    By executing, or otherwise becoming bound by, the Letter of Transmittal each holder of the old notes will represent that:

    (1) it is not our "affiliate";

    (2) any new notes to be received by it were acquired in the ordinary course of its business; and

    (3) it has no arrangement or understanding with any person to participate, and is not engaged in and does not intend to engage, in the "distribution," within the meaning of the Securities Act, of the new notes.

    In addition, in connection with any resales of new notes, any broker-dealer participating in the exchange offer who acquired securities for its own account as a result of market-making or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The SEC has taken the position in the Shearman & Sterling no-action letter, which it made available on July 2, 1993, that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the new notes, other than a resale of an unsold allotment from the original sale of the old notes, with the prospectus contained in the exchange offer registration statement. Under the registration rights agreement, we are required to allow participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use this prospectus as it may be amended or supplemented from time to time, in connection with the resale of new notes.

         MATERIAL UNITED STATES TAX CONSEQUENCES OF THE EXCHANGE OFFER

    The exchange of old notes for new notes in the exchange offer will not be a taxable transaction for United States federal income tax purposes. When a holder exchanges an old note for a new note in the exchange offer, the holder will have the same adjusted basis and holding period in the new note as in the old note immediately before the exchange.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives new notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale of new notes received by it in exchange for old notes.

    We will not receive any proceeds from any sale of new notes by broker-dealers.

    New notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions

    - in the over-the-counter market

    - in negotiated transactions

    - through the writing of options on the new notes or

    - a combination of those methods of resale

at market prices prevailing at the time of resale, at prices related to prevailing market prices or negotiated prices.

    Any resale may be made

    - directly to purchasers or

    - to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any new notes.

    Any broker-dealer that resells new notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of those new notes may be considered to be an "underwriter" within the meaning of the Securities Act. Any profit on any resale of those new notes and any commission or concessions received by any of those persons may be considered to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be considered to admit that it is an "underwriter" within the meaning of the Securities Act.

    For a period of 90 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests those documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the securities, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the securities, including any broker-dealers, against some liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

    The validity of the notes offered hereby will be passed upon for Advanstar by Davis Polk & Wardwell, New York, New York.

                                    EXPERTS

    The consolidated financial statements and schedules of Advanstar Inc. included in this prospectus and elsewhere in the registration statement as of December 31, 1999 and 2000, for the years ended December 31, 1998 and 1999, for the period from January 1, 2000 through October 11, 2000 and for the period from October 12, 2000 through December 31, 2000 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                             AVAILABLE INFORMATION

    We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Act with respect to our offering of the new notes. This prospectus does not contain all the information included in the registration statement and the exhibits and schedules thereto. You will find additional information about us and the new notes in the registration statement. The registration statement and the exhibits and schedules thereto may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the public reference facilities of the SEC's Regional Offices: New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of this material may also be obtained from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20545 at prescribed rates. The SEC also maintains a site on the World Wide Web (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, including Advanstar, that file electronically with the SEC. Statements made in this prospectus about legal documents may not necessarily be complete and you should read the documents which are filed as exhibits to the registration statement or otherwise filed with the SEC.

    If for any reason we are not required to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended, we are still required under the indenture to furnish the holders of the new notes with the information, documents and other reports specified in Sections 13 and 15(d) and of the Exchange Act. In addition, we have agreed that, for so long as any notes remain outstanding, we will furnish to the holders of the notes and to securities analysts and prospective investors, upon their request, the information required to be delivered by Rule 144A(d)(4) under the Securities Act.

    INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


                                                                PAGE
                                                              --------
ADVANSTAR, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Statement of
  Operations for the year ended December 31, 2000...........       P-3

Notes to Unaudited Pro Forma Condensed Consolidated
  Statement of Operations for the year ended December 31,
  2000......................................................       P-4

Unaudited Pro forma Condensed Consolidated Statement of
  Operations for the six months ended June 30, 2001.........       P-6

Notes to Unaudited Pro Forma Condensed Consolidated
  Statement of Operations for the six months ended June 30,
  2001......................................................       P-7

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

    The unaudited pro forma statements of operations for the year ended December 31, 2000 give effect to:

    (1) various acquisitions and dispositions by Advanstar, including:

       - the acquisition of the DMS tradeshow and INFO 21 magazine from Gruppe 21 Informations--GmbH in January 2000;

       - the acquisition of the Brand Licensing London tradeshow in July 2000;
         and

       - the disposition of our plastics business in August 2000; and

       - the acquisition of the outstanding minority interest in SeCA, our French joint venture, in November 2000. (We refer to the acquisition, together with the DMS, Info 21 and Brand Licensing London as the other acquisitions)


    (2) the acquisition by the DLJ Merchant Banking Funds and the related financings, including offering of the old notes and the concurrent senior subordinated notes offering and the application of the net proceeds therefrom, as if each of these transactions had occurred at the beginning of 2000.



    The unaudited pro forma statements of operations for the six months ended June 30, 2001 give effect to the acquisition-related financings, including the offering of the old notes, the senior subordinated notes offering and the application of the net proceeds therefrom, as if each of these transactions had occurred at the beginning of 2001.


    You should read "The Acquisition and Related Financings" for additional information about the acquisition and the related financings.


    The unaudited pro forma statements of operations do not reflect an extraordinary loss of approximately $2.6 million, net of income tax benefit of $1.5 million, that we recorded in connection with the repayment of the 9.25% senior subordinated notes and the write-off of deferred financing fees related to the bridge facility that was refinanced with the proceeds of the offering of the old notes and the senior subordinated notes. Additionally, the unaudited pro forma statements of operations for the six months ended June 30, 2001 do not reflect a pre-tax cumulative effect of an accounting change of approximately $0.9 million reduction to income that we recorded in connection with our adoption of SFAS 133 on January 1, 2001.


    The unaudited pro forma financial data presented in this prospectus are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma statements of operations do not purport to represent what our results of operations actually would have been if the events described above had occurred as of the dates indicated or what such results will be for any future periods. The unaudited pro forma financial statements are based upon assumptions and adjustments that we believe are reasonable. You should read the unaudited pro forma financial statements, and the accompanying notes, in conjunction with the historical financial statements, including the related notes, included elsewhere in this prospectus.

    All acquisitions have been accounted for using the purchase method of accounting and, accordingly, the assets acquired and liabilities assumed have been recorded at their fair values as of the dates of their respective acquisitions. These amounts have been recorded based upon preliminary estimates as of such dates. Further adjustments to the acquired assets and assumed liabilities will be reflected as a change in goodwill.

                                ADVANSTAR, INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 2000
                             (AMOUNTS IN THOUSANDS)


                                                                                              ACQUISITION
                                                                   OTHER         PRO FORMA    AND OFFERING
                                                  ACTUAL (1)   BUSINESSES (2)   ADJUSTMENTS   ADJUSTMENTS    PRO FORMA
                                                  ----------   --------------   -----------   ------------   ---------
Net revenue.....................................   $379,052            --             --              --     $379,052
Cost of production and selling..................    240,224          (241)           160 (3)          --      240,143
General and administrative expenses.............     63,492            --             --          (2,320)(7)   61,172
Stock option compensation expense...............     (2,485)           --             --              --       (2,485)
Amortization of goodwill and intangible
  assets........................................     49,449            --             78 (4)      14,270 (8)   63,797
                                                   --------        ------         ------        --------     --------
  Operating income..............................     28,372           241           (238)        (11,950)      16,425
Interest expense................................    (53,315)           --             --          (7,893)(9)  (61,208)
Other expense...................................    (10,191)           --             --              --      (10,191)
                                                   --------        ------         ------        --------     --------
  Income (loss) before income taxes and minority
    interest....................................    (35,134)          241           (238)        (19,843)     (54,974)
Provision (benefit) for income taxes............        282            90            (89)(5)         827(10)    1,110
Minority interests..............................       (878)           --          1,097(6)           --          219
                                                   --------        ------         ------        --------     --------
  Net income (loss).............................   $(36,294)       $  151         $  948        $(20,670)    $(55,865)
                                                   ========        ======         ======        ========     ========
OTHER DATA:
  EBITDA (11)...................................   $ 83,251        $  241         $  937        $  2,320     $ 86,749
  Adjusted EBITDA (12)..........................     80,766           241            937           2,320       84,264
  Adjusted EBITDA margin........................       21.3%                                                     22.2%
  Capital expenditures..........................   $ 19,489        $   --         $   --        $     --     $ 19,489
  Cash interest expense.........................                                                               45,986

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 2000

 (1) Represents the combined unaudited results of operations of Advanstar for the period from January 1, 2000 through October 11, 2000 and October 12, 2000 through December 31, 2000.

 (2) Represents the results of operations for other acquisitions from January 1, 2000 through the effective date of the respective acquisitions, and the disposition of our plastics business in July 2000. These are collectively referred to as the "other businesses."

 (3) Represents trade show management expenses related to the acquisition of the other businesses.

 (4) Represents incremental amortization of goodwill and other intangibles arising from the acquisitions included in the other businesses by Advanstar. The incremental goodwill and other intangibles are being amortized on a straight line basis over periods ranging from one to 23 years.

 (5) Represents incremental income tax adjustment to reflect pro forma income taxes for the other businesses at an estimated effective tax rate of 40%.

 (6) Represents the elimination of the minority interest expense related to our acquisition of the outstanding interest in SeCA, our French joint venture.

 (7) Represents the elimination of non-recurring executive transaction bonuses related to the DLJ Merchant Banking Funds acquisition.


 (8) Represents incremental amortization of goodwill and other intangibles arising from the acquisition of Advanstar, Inc., by the DLJ Merchant Banking Funds. The incremental goodwill and other intangibles of approximately $249.3 million are being amortized on a straight line basis over periods ranging from two to 23 years.



 (9) Represents incremental interest expense arising from the acquisition of Advanstar, Inc., by DLJ Merchant Banking Funds, and the offering. The adjustment to interest has been calculated as follows:



                                                                  AMOUNT
                                                              --------------
                                                              (IN THOUSANDS)
Interest expense on new credit facility.....................     $(26,786)
Interest expense on the senior subordinated notes...........      (19,200)
Interest expense on the 15% senior discount notes offered
  hereby....................................................      (12,740)
Amortization of deferred financing costs....................       (2,482)
Less existing pro forma interest expense on debt repaid.....       53,315
                                                                 --------
                                                                 $ (7,893)
                                                                 ========


    For purposes of calculating pro forma interest expense we assumed the following:

Implied yield to maturity of the senior discount notes
  offered hereby........................................             17.15%
Senior subordinated notes...............................             12.00%
New credit facility
  Term A................................................   LIBOR plus 3.00%
  Term B................................................   LIBOR plus 3.50%


    A 0.125% change in the average interest rate on the debt issued in connection with the acquisition of Advanstar, Inc., by the DLJ Merchant Banking Funds would have resulted in an approximately

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                      STATEMENT OF OPERATIONS (CONTINUED)

                      FOR THE YEAR ENDED DECEMBER 31, 2000


    $0.8 million change in the pro forma interest expense adjustment. For purposes of calculating pro forma interest expense, we used LIBOR as of June 30, 2001.



(10) Represents incremental income tax adjustment arising from the acquisition of Advanstar, Inc., by DLJ Merchant Banking Funds, and the offering at an estimated effective tax rate of 40%, excluding the effects of non-deductible goodwill.


(11) "EBITDA" is defined as operating income plus depreciation and amortization less amounts attributable to minority interest. EBITDA is a key financial measure but should not be construed as an alternative to operating income or cash flows from operating activities (as determined in accordance with generally accepted accounting principles). We believe that EBITDA is a useful supplement to net income and other income statement data in understanding cash flows generated from operations that are available or taxes, debt service and capital expenditures. However, our method of computation may not be comparable to other similarly titled measures of other companies.

    The following table demonstrates our calculation of EBITDA.


                                                                        ACQUISITION
                                               OTHER       PRO FORMA    AND OFFERING
                                   ACTUAL    BUSINESSES   ADJUSTMENTS   ADJUSTMENTS    PRO FORMA
                                  --------   ----------   -----------   ------------   ---------
Operating income................  $28,372      $  241        $ (238)       $(11,950)    $16,425
Depreciation and amortization...   56,834          --            78          14,270      71,182
Minority interest...............   (1,955)         --         1,097              --        (858)
                                  -------      ------        ------        --------     -------
EBITDA..........................  $83,251      $  241        $  937        $  2,320     $86,749
                                  =======      ======        ======        ========     =======


(12) "Adjusted EBITDA" is defined as EBITDA plus stock option compensation expense, or less any stock option compensation benefit. We believe that Adjusted EBITDA is a useful supplement to net income and other income statement data in understanding cash flows generated from operations that are available for taxes, debt service and capital expenditures, as it excludes stock option compensation expense which, in all historic periods, was a non-cash expense.

                                ADVANSTAR, INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS


                     FOR THE SIX MONTHS ENDED JUNE 30, 2001
                             (AMOUNTS IN THOUSANDS)



                                                                          ACQUISITION
                                                                          AND OFFERING
                                                              ACTUAL(1)   ADJUSTMENTS    PRO FORMA
                                                              ---------   ------------   ---------
Net Revenue.................................................  $205,627      $    --      $205,627
Cost of production and selling..............................   126,937           --       126,937
General and administrative expenses.........................    35,933           --        35,933
Restructuring charge and other..............................     3,789           --         3,789
Amortization of goodwill and intangible assets..............    27,957           --        27,957
                                                              --------      -------      --------
    Operating income........................................    11,011           --        11,011

Interest expense............................................   (33,895)       2,682(2)    (31,213)
Other income................................................     1,458           --         1,458
                                                              --------      -------      --------
    Income (loss) before income taxes and minority
      interest..............................................   (21,426)       2,682       (18,744)
Provision (benefit) for income taxes........................    (1,871)       1,257(3)       (614)
Minority interests..........................................      (766)          --          (766)
                                                              --------      -------      --------
    Income (loss) before extraordinary item and accounting
      change................................................  $(20,321)     $ 1,425      $(18,896)
                                                              ========      =======      ========
  OTHER DATA:
  EBITDA (4)................................................  $ 43,894      $    --      $ 43,894
  Adjusted EBITDA (5).......................................    43,894           --        43,894
  Adjusted EBITDA margin....................................      21.3%          --          21.3%
  Capital expenditures......................................  $  8,126      $    --      $  8,126
  Cash interest expense.....................................                               22,993

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS


                     FOR THE SIX MONTHS ENDED JUNE 30, 2001



 (1) Represents the combined unaudited results of operations of Advanstar for the six months ended June 30, 2001.


 (2) Represents incremental interest expense arising from the acquisition of Advanstar, Inc., by the DLJ Merchant Banking funds, and the offering. The adjustment to interest has been calculated as follows:


                                                                  AMOUNT
                                                              --------------
                                                              (IN THOUSANDS)
Interest expense on new credit facility.....................     $(14,148)
Interest expense on the senior subordinated notes...........       (9,600)
Interest expense on the 15% senior discount notes offered
  hereby....................................................       (6,224)
Amortization of deferred financing costs....................       (1,241)
Less existing pro forma interest expense on debt repaid.....       33,895
                                                                 --------
                                                                 $  2,682
                                                                 ========


    For purposes of calculating pro forma interest expense we assumed the following:

Implied yield to maturity of the senior discount
  notes.................................................             17.15%
Senior subordinated notes...............................             12.00%
New credit facility
  Term A................................................   LIBOR plus 3.00%
  Term B................................................   LIBOR plus 3.50%


    A 0.125% change in the average interest rate on the debt issued in connection with the acquisition of Advanstar, Inc., by the DLJ Merchant Banking funds would have resulted in an approximately $0.4 million change in the pro forma interest expense adjustment. For purposes of calculating pro forma interest expense, we used LIBOR as of June 30, 2001.


 (3) Represents incremental income tax adjustment arising from the offering at an estimated effective tax rate of 40%, excluding the effects of non-deductible goodwill and non-deductible interest.

 (4) "EBITDA" is defined as operating income plus depreciation and amortization less amounts attributable to minority interest. EBITDA is a key financial measure but should not be construed as an alternative to operating income or cash flows from operating activities (as determined in accordance with generally accepted accounting principles). We believe that EBITDA is a useful supplement to net income and other income statement data in understanding cash flows generated from operations that are available or taxes, debt service and capital expenditures. However, our method of computation may not be comparable to other similarly titled measures of other companies.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                      STATEMENT OF OPERATIONS (CONTINUED)


                     FOR THE SIX MONTHS ENDED JUNE 30, 2001


    The following table demonstrates our calculation of EBITDA.


                                                                  ACQUISITION
                                                                  AND OFFERING
                                                        ACTUAL    ADJUSTMENTS    PRO FORMA
                                                       --------   ------------   ---------
Operating income.....................................  $11,011           --       $11,011
Depreciation and amortization........................   33,935           --        33,935
Minority interest....................................   (1,052)          --        (1,052)
                                                       -------      -------       -------
EBITDA...............................................  $43,894      $    --       $43,894
                                                       =======      =======       =======


 (5) "Adjusted EBITDA" is defined as EBITDA plus stock option compensation expense, or less any stock option compensation benefit. We believe that Adjusted EBITDA is a useful supplement to net income and other income statement data in understanding cash flows generated from operations that are available for taxes, debt service and capital expenditures, as it excludes stock option compensation expense which, in all historic periods, was a non-cash expense.

                         INDEX TO FINANCIAL STATEMENTS


                                                                PAGE
                                                              --------
ADVANSTAR COMMUNICATIONS INC. AND SUBSIDIARIES

Report of Arthur Andersen LLP...............................       F-2
Consolidated Balance Sheets as of December 31, 1999 and
  2000......................................................       F-3
Consolidated Statements of Operations for each of the two
  years in the period ended December 31, 1999, for the
  period from January 1, 2000 through October 11, 2000 and
  for the period from October 12, 2000 through December 31,
  2000......................................................       F-4
Consolidated Statements of Stockholder's Equity for each of
  the two years in the period ended December 31, 1999, for
  the period from January 1, 2000 through October 11, 2000
  and for the period from October 12, 2000 through
  December 31, 2000.........................................       F-5
Consolidated Statements of Cash Flows for each of the two
  years in the period ended December 31, 1999, for the
  period from January 1, 2000 through October 11, 2000 and
  for the period from October 12, 2000 through December 31,
  2000......................................................       F-6
Notes to Consolidated Financial Statements..................       F-7

Condensed Consolidated Balance Sheets as of December 31,
  2000 and June 30, 2001 (unaudited)........................      F-24
Condensed Consolidated Statements of Operations for the
  three months ended June 30, 2000 and June 30, 2001
  (unaudited)...............................................      F-25
Condensed Consolidated Statements of Operations for the six
  months ended June 30, 2000 and June 30, 2001
  (unaudited)...............................................      F-26
Condensed Consolidated Statements of Cash Flows for the six
  months ended June 30, 2000 and June 30, 2001
  (unaudited)...............................................      F-27
Notes to Condensed Consolidated Financial Statements
  (unaudited)...............................................      F-28

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Advanstar, Inc.:

    We have audited the accompanying consolidated balance sheets of Advanstar, Inc. (a Delaware corporation) and Subsidiaries as of December 31, 1999 and 2000, and the related consolidated statements of operations, stockholder's equity and cash flows for the years ended December 31, 1998 and 1999, the period from January 1, 2000 through October 11, 2000, and the period from October 12, 2000 through December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Advanstar, Inc. and Subsidiaries as of December 31, 1999 and 2000, and the results of their operations and their cash flows for the years ended
December 31, 1998 and 1999, the period from January 1, 2000 through October 11, 2000, and the period from October 12, 2000 through December 31, 2000, in conformity with accounting principles generally accepted in the United States.

                                          Arthur Andersen LLP

Minneapolis, Minnesota,
February 26, 2001

                        ADVANSTAR, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                              PREDECESSOR  SUCCESSOR
                                                              ----------   ----------
                                                              DECEMBER      DECEMBER
                                                                 31,          31,
                                                                1999          2000
                                                              ----------   ----------
                           ASSETS
CURRENT ASSETS
  Cash and cash equivalents.................................   $ 11,237    $   17,581
  Investments...............................................     52,456         1,219
  Accounts receivable, net of allowance of $709 and $725....     29,447        31,193
  Prepaid expenses..........................................     14,595        19,300
  Other.....................................................      2,220         1,799
                                                               --------    ----------
    Total current assets....................................    109,955        71,092
PROPERTY, PLANT AND EQUIPMENT, net..........................     20,866        32,334
INTANGIBLE ASSETS, net
  Goodwill..................................................    590,912       821,866
  Other intangibles.........................................     93,635        86,425
                                                               --------    ----------
      Total intangible assets...............................    684,547       908,291
DEFERRED INCOME TAXES.......................................     16,442         8,933
OTHER ASSETS................................................        785           785
                                                               --------    ----------
                                                               $832,595    $1,021,435
                                                               ========    ==========
            LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term debt......................   $ 13,740    $   13,150
  Accounts payable..........................................     18,691        23,334
  Accrued compensation......................................      6,595        10,394
  Deferred income taxes.....................................     17,973            --
  Other accrued liabilities.................................     12,450        11,123
  Deferred revenue..........................................     69,483        69,004
                                                               --------    ----------
      Total current liabilities.............................    138,932       127,005
LONG-TERM DEBT, net of current maturities...................    509,414       594,971
OTHER LONG-TERM LIABILITIES.................................      9,122         5,448
MINORITY INTERESTS..........................................     15,161        10,435
COMMITMENTS AND CONTINGENCIES (Note 11)
STOCKHOLDER'S EQUITY:
  Common stock, $.01 par value, 40,000,000 shares
    authorized; 33,630,000 and 100 shares issued and
    outstanding at December 31, 1999 and 2000,
    respectively............................................        336            --
  Capital in excess of par value............................    186,578       304,808
  Accumulated deficit.......................................    (49,772)      (22,136)
  Accumulated other comprehensive income....................     22,824           904
                                                               --------    ----------
      Total stockholder's equity............................    159,966       283,576
                                                               --------    ----------
                                                               $832,595    $1,021,435
                                                               ========    ==========

                See notes to consolidated financial statements.

                        ADVANSTAR, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)

                                                       PREDECESSOR
                                           ------------------------------------
                                                                      FOR THE
                                                                      PERIOD        SUCCESSOR
                                                                       FROM       --------------
                                                                     JANUARY 1,     FOR THE
                                             FOR THE YEARS ENDED       2000       PERIOD FROM
                                           -----------------------    THROUGH     OCTOBER 12,
                                           DECEMBER     DECEMBER      OCTOBER     2000 THROUGH
                                              31,          31,          11,       DECEMBER 31,
                                             1998         1999         2000          2000
                                           ----------   ----------   ----------   --------------
NET REVENUE..............................   $259,825     $328,372     $315,180       $ 63,872
OPERATING EXPENSES:
  Cost of production.....................     54,330       66,237       61,783         15,106
  Selling, editorial and circulation.....    114,213      138,868      128,850         34,485
  General and administrative.............     36,883       43,527       40,670         12,952
  Amortization of goodwill and other
    intangibles..........................     48,752       49,214       35,438         14,011
  Depreciation...........................      3,071        4,044        5,037          2,348
                                            --------     --------     --------       --------
    Total operating expenses.............    257,249      301,890      271,778         78,902
                                            --------     --------     --------       --------
OPERATING INCOME (LOSS)..................      2,576       26,482       43,402        (15,030)
OTHER INCOME (EXPENSE):
  Interest expense, net..................    (27,862)     (39,888)     (38,096)       (15,219)
  Other income (expense), net............     (1,926)        (198)     (10,385)           194
  Nonrecurring charge....................         --       (1,442)          --             --
                                            --------     --------     --------       --------
LOSS BEFORE INCOME TAXES AND MINORITY
  INTERESTS..............................    (27,212)     (15,046)      (5,079)       (30,055)
PROVISION (BENEFIT) FOR INCOME TAXES.....      1,264      (11,431)       8,076         (7,794)
MINORITY INTERESTS IN (INCOME) LOSS OF
  SUBSIDIARY.............................         40        1,588       (1,003)           125
                                            --------     --------     --------       --------
NET LOSS.................................   $(28,436)    $ (2,027)    $(14,158)      $(22,136)
                                            ========     ========     ========       ========

                See notes to consolidated financial statements.

                        ADVANSTAR, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY

                             (DOLLARS IN THOUSANDS)

                                                                  CAPITAL
                                                COMMON           IN EXCESS   ACCUMULATED OTHER
                                         ---------------------      OF         COMPREHENSIVE     ACCUMULATED
                                           SHARES      AMOUNT    PAR VALUE     INCOME (LOSS)       DEFICIT      TOTAL
                                         ----------   --------   ---------   -----------------   -----------   --------
BALANCE, December 31, 1997
  (Predecessor)........................  21,800,000     $218     $108,782         $    43         $(19,309)    $ 89,734
  Comprehensive loss-
    Net loss...........................          --       --           --              --          (28,436)
    Translation adjustment.............          --       --           --            (915)              --
      Total comprehensive loss.........          --       --           --              --               --      (29,351)
  Stock option compensation expense....          --       --        3,397              --               --        3,397
  Issuance of common stock.............  11,666,666      117       70,863              --               --       70,980
                                         ----------     ----     --------         -------         --------     --------

BALANCE, December 31, 1998
  (Predecessor)........................  33,466,666      335      183,042            (872)         (47,745)     134,760
  Comprehensive income-
    Net loss...........................          --       --           --              --           (2,027)
    Translation adjustment.............          --       --           --          (4,751)              --
    Unrealized gain on investments, net
      of taxes.........................          --       --           --          28,447               --
      Total comprehensive income.......          --       --           --              --               --       21,669
  Stock option compensation expense and
    other..............................          --       --        3,536              --               --        3,536
  Issuance of common stock.............     163,334        1           --              --               --            1
                                         ----------     ----     --------         -------         --------     --------

BALANCE, December 31, 1999
  (Predecessor)........................  33,630,000      336      186,578          22,824          (49,772)     159,966
  Comprehensive loss-
    Net loss...........................          --       --           --              --          (14,158)
    Translation adjustment.............          --       --           --          (3,232)              --
    Change in unrealized gain on
      investments, net of taxes........          --       --           --         (20,206)              --
      Total comprehensive loss.........          --       --           --              --               --      (37,596)
  Stock option compensation (income)
    and other..........................          --       --       (6,933)             --               --       (6,933)
                                         ----------     ----     --------         -------         --------     --------

BALANCE, October 11, 2000
  (Predecessor)........................  33,630,000     $336     $179,645         $  (614)        $(63,930)    $115,437
                                         ==========     ====     ========         =======         ========     ========
-----------------------------------------------------------------------------------------------------------------------

BALANCE, October 12, 2000 (Successor)..         100     $ --     $304,808         $    --         $     --     $304,808
  Comprehensive loss-
    Net loss...........................          --       --           --              --          (22,136)
    Translation adjustment.............          --       --           --             904               --
      Total comprehensive loss.........          --       --           --              --               --      (21,232)
                                         ----------     ----     --------         -------         --------     --------

BALANCE, December 31, 2000
  (Successor)..........................         100     $ --     $304,808         $   904         $(22,136)    $283,576
                                         ==========     ====     ========         =======         ========     ========

                See notes to consolidated financial statements.

                        ADVANSTAR, INC. AND SUBIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                                      PREDECESSOR                         SUCCESSOR
                                                    ------------------------------------------------   ---------------
                                                                                        FOR THE          FOR THE
                                                                                      PERIOD FROM      PERIOD FROM
                                                          FOR THE YEARS ENDED         JANUARY 1,       OCTOBER 12,
                                                    -------------------------------   2000 THROUGH     2000 THROUGH
                                                    DECEMBER 31,       DECEMBER 31,   OCTOBER 11,      DECEMBER 31,
                                                        1998              1999           2000             2000
                                                    ----------------   ------------   --------------   ---------------
OPERATING ACTIVITIES:
  Net loss........................................      $(28,436)        $ (2,027)       $(14,158)        $(22,136)
  Adjustments to reconcile net loss to net cash
    provided by (used in) operating activities-
    Depreciation and amortization.................        39,158           49,114          40,475           16,359
    Noncash interest..............................           960            1,209             899            2,239
    Asset impairment write-downs..................        12,665            4,144              --               --
    Noncash stock compensation....................         3,397            3,925          (2,485)              --
    (Gain) loss on sales of assets and other......         1,968             (659)          2,321           (4,580)
    Deferred income taxes.........................            --          (12,631)          3,250              336
    Changes in operating assets and liabilities:
      Accounts receivable, net....................        (6,064)          (1,388)           (959)            (124)
      Inventories.................................           657             (318)            384               (5)
      Prepaid expenses............................          (670)           1,736           1,178           (7,090)
      Accounts payable and accrued liabilities....         7,338             (555)         21,753          (26,836)
      Deferred revenue............................         3,674           10,521         (19,031)          23,997
      Other.......................................        (1,079)             449            (862)             212
                                                        --------         --------        --------         --------
        Net cash provided by (used in) operating
          activities..............................        33,568           53,520          32,765          (17,628)
                                                        --------         --------        --------         --------

INVESTING ACTIVITIES:
  Additions to property, plant and equipment......        (4,154)          (9,722)        (15,724)          (3,765)
  Acquisition of publications and trade shows, net
    of cash acquired..............................      (358,315)        (141,479)        (16,237)          (6,408)
  Proceeds from sale of assets and other..........         4,208              299           9,455           16,997
                                                        --------         --------        --------         --------
        Net cash provided by (used in) investing
          activities..............................      (358,261)        (150,902)        (22,506)           6,824
                                                        --------         --------        --------         --------

FINANCING ACTIVITIES:
  Net proceeds from (payments on) revolving credit
    loan..........................................        27,000          (29,000)             --               --
  Proceeds from long-term debt....................       399,613          138,000              --               --
  Payments of long-term debt......................      (163,993)         (12,752)        (16,828)              --
  Proceeds from capital contributions and other...        69,980           (1,344)             --               --
                                                        --------         --------        --------         --------
        Net cash provided by (used in) financing
          activities..............................       332,600           94,904         (16,828)              --

EFFECT OF EXCHANGE RATE CHANGES ON CASH...........          (915)            (301)            280             (986)
                                                        --------         --------        --------         --------

NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS.....................................         6,992           (2,779)         (6,289)         (11,790)

CASH AND CASH EQUIVALENTS, beginning of period....         7,024           14,016          11,237           29,371
                                                        --------         --------        --------         --------

CASH AND CASH EQUIVALENTS, end of period..........      $ 14,016         $ 11,237        $  4,948         $ 17,581
                                                        ========         ========        ========         ========

                See notes to consolidated financial statements.

                        ADVANSTAR, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1999 AND 2000

1. NATURE OF BUSINESS AND BASIS OF PRESENTATION

    The accompanying consolidated financial statements include the accounts of Advanstar, Inc., and its wholly owned subsidiary, Advanstar Communications Inc. (Communications), and Communications' majority-owned subsidiaries (collectively, Advanstar or the Company). All intercompany accounts and transactions between consolidated entities have been eliminated.

    The Company operates and manages trade shows and conferences; publishes controlled circulation trade and professional periodicals; and markets a broad range of marketing, direct mail and database products and services.

    On June 10, 1998, Advanstar Holdings, Inc., merged into its parent holding company, AHI Holdings Corp. AHI Holdings Corp. had no operations independent of Advanstar Holdings, Inc. In connection with the merger, AHI Holdings Corp. changed its name to Advanstar Holdings, Inc. All references to the number of common shares and per share amounts have been adjusted to reflect the capitalization of the merged entity. On March 17, 1999, Advanstar
Holdings, Inc. changed its name to Advanstar, Inc.

    On October 11, 2000, a group of investors, including DLJ Merchant Banking Partners III L P (DLJMB), certain of its affiliated funds and certain members of management, formed Advanstar Holdings Corp. (Holdings) to acquire substantially all of the outstanding shares of Advanstar, Inc. for an aggregate purchase price of approximately $917.6 million (the DLJ Acquisition) including the assumption of outstanding indebtedness and debt repaid on the date of sale. The acquisition has been accounted for using the purchase method of accounting and, accordingly, all assets and liabilities of the Company have been recorded at their fair values as of the date of acquisition. The excess of the purchase price over the fair value of the assets and liabilities of the Company has been recorded as goodwill. Certain of the assets, including identifiable intangibles, have been recorded based upon preliminary estimates as of the date of acquisition. The Company does not believe the final allocation of purchase price will be materially different from preliminary allocations. Any changes to the preliminary estimates during the allocation period will be reflected as an adjustment to goodwill.

    Due to the effects of the DLJ Acquisition on the recorded bases of goodwill, intangibles, property and stockholder's equity, the financial statements prior to and subsequent to the DLJ Acquisition are not comparable. Periods prior to October 12, 2000 represent the accounts of the Predecessor and from that date, the Successor. The effects of the DLJ Acquisition have not been included in the accompanying statements of cash flows as the acquisition was deemed to have occurred at a date that is not part of either of the Predecessor or Successor company operations.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents include cash on deposit and highly liquid investments with original maturities of three months or less. Cash equivalents are stated at cost, which approximates fair market value.

                        ADVANSTAR, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1999 AND 2000

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
PREPAID EXPENSES AND OTHER CURRENT ASSETS

    Prepaid expenses consist primarily of prepaid trade show and conference expenses, prepaid publication production costs and miscellaneous deposits. Event and publication expenses are charged to operations at the time of the occurrence of the related event and at the time of publication issuance. Other current assets consist of paper inventories and notes receivable.

PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment consisted of the following (in thousands):

                                                      PREDECESSOR  SUCCESSOR
                                                      ----------   ----------
                                                      DECEMBER     DECEMBER
                                                        31,          31,
                                                        1999         2000
                                                      ----------   ----------
Land and improvements...............................   $ 2,538      $ 2,401
Buildings...........................................     5,359        4,686
Furniture, machinery and equipment..................    17,443       22,383
Leasehold improvements..............................     3,967        5,221
                                                       -------      -------
                                                        29,307       34,691
Accumulated depreciation............................    (8,441)      (2,357)
                                                       -------      -------
Net property, plant and equipment...................   $20,866      $32,334
                                                       =======      =======

    Property, plant and equipment is depreciated on the straight line basis over the following estimated useful lives:

                                                                  ESTIMATED
                                                                 USEFUL LIVES
                                                              ------------------
Land improvements...........................................  10-15 years
Buildings...................................................  20-40 years
Furniture, machinery and equipment..........................  3-10 years
Leasehold improvements......................................  Life of lease

    For tax reporting purposes, certain assets have different estimated useful lives and depreciation methods.

    Maintenance and repairs are charged to expense as incurred. Major betterments and improvements which extend the useful life of the item are capitalized and depreciated. The cost and accumulated depreciation of property, plant and equipment retired or otherwise disposed of are removed from the related accounts, and any residual values are charged or credited to income.

GOODWILL

    Goodwill, which is being amortized on a straight-line basis over an average of 23 years, is recorded in the accompanying consolidated balance sheets net of accumulated amortization of $53.7 million and $9.7 million at December 31, 1999 and 2000, respectively.

                        ADVANSTAR, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1999 AND 2000

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INTANGIBLE ASSETS

    Intangible assets are being amortized on a straight-line basis over 1 to 20 years. Intangible assets consist primarily of identifiable intangibles including advertiser, paid subscriber and trade show exhibitor lists, computer software, the value assigned to Advanstar's assembled workforce and fulfillment agreements. Accumulated amortization was $60.4 million and $5.0 million at December 31, 1999 and 2000, respectively.

IMPAIRMENT OF LONG-LIVED ASSETS

    The Company evaluates the carrying value of long-lived assets, including identifiable intangibles and goodwill, for impairment when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If impairment indicators are present and the estimated future undiscounted cash flows are less than the carrying value of the assets and any related goodwill, the carrying value is reduced to the estimated fair value as measured by the associated discounted cash flows.

    During 1998 and 1999, the Company identified certain properties which, due to changes in market conditions and portfolio management direction, the Company elected to discontinue. As a result, a total noncash charge of $12.7 million and $4.1 million was recorded in 1998 and 1999, respectively, to write down the carrying value of the related operating assets and intangibles, and is included in amortization of goodwill and other intangible assets on the consolidated statements of operations. There were no impairment write-downs for the period from January 1, 2000, through October 11, 2000, or for the period from October 12, 2000, through December 31, 2000.

REVENUE RECOGNITION

    Trade show and conference revenue is recognized in the accounting period in which the event is conducted. Subscription revenue is recognized on a pro rata basis as publications are issued to fulfill the subscription obligations. Advertising revenue is recognized as the publication with the respective advertisement is published. Deferred revenue is recorded when cash is received in advance of providing the related service.

    Deferred revenue consisted of the following (in thousands):

                                                      PREDECESSOR  SUCCESSOR
                                                      ----------   ----------
                                                      DECEMBER     DECEMBER
                                                        31,          31,
                                                        1999         2000
                                                      ----------   ----------
Deferred trade show and conference revenue..........   $57,727      $63,926
Deferred advertising and subscription revenue.......     4,228        4,018
Deferred internet and other revenue.................     7,528        1,060
                                                       -------      -------
Total deferred revenue..............................   $69,483      $69,004
                                                       =======      =======

                        ADVANSTAR, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1999 AND 2000

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
FOREIGN CURRENCY TRANSLATION

    The Company accounts for translation investments in foreign entities in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, "Foreign Currency Translation."

FINANCIAL DERIVATIVE INSTRUMENTS

    The Company's policy is to generally use financial derivative instruments only to manage exposure to fluctuations in interest and foreign currency exchange rates. The Company does not use derivative financial instruments for speculative or trading purposes.

    The Company periodically enters into forward exchange contracts principally to hedge the eventual dollar results of foreign currency denominated transactions (primarily British pounds, Eurodollars and Brazilian real). Gains and losses on forward exchange contracts entered into to hedge foreign currency transactions are included in revenue in the consolidated statements of operations when the underlying transaction is closed. There were open forward exchange contracts with a notional amount totaling $23.3 million and $20.1 million, and unrealized gains (losses) of $0.1 million and $(0.8) million, at December 31, 1999 and 2000, respectively.

    The Company has entered into interest rate collar and cap agreements with remaining maturities of up to 18 months, to manage its exposure to interest rate movements on a portion of its variable rate debt obligations. Interest rate differentials paid or received under these agreements are recognized as an adjustment to interest expense in the period realized. The notional amount of these contracts was $113.8 million and $105.5 million at December 31, 1999 and 2000, respectively.

STOCK-BASED COMPENSATION

    As permitted by SFAS No. 123, "Accounting for Stock Based Compensation," the Company has elected to account for stock options and awards to employees under the provisions Accounting Principles Board Opinion (APB) No. 25, "Accounting for Stock Issued to Employees," (APB No. 25) and related interpretations.

COMPREHENSIVE INCOME (LOSS)

    The Company follows the provisions of SFAS No. 130, "Reporting Comprehensive Income." This statement established rules for the reporting of comprehensive income (loss) and its components. Comprehensive income reflects the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. Comprehensive income (loss) consists of net income and foreign currency translation adjustments and is presented in the consolidated statements of stockholder's equity. For the year ended December 31, 1999 and the period from January 1, 2000 through October 11, 2000, other comprehensive income (loss) also includes unrealized gains on investments.

USE OF ESTIMATES

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported

                        ADVANSTAR, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1999 AND 2000

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Ultimate results could differ from these estimates. On an ongoing basis, management reviews its estimates, including those affecting doubtful accounts, valuation of goodwill and intangible assets, and income taxes. Changes in facts and circumstances may result in revised estimates.

RECLASSIFICATIONS

    Certain reclassifications have been made to amounts reported in prior periods in order to conform to the current period presentation.

RECENTLY ISSUED ACCOUNTING STANDARDS

    SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities," as amended, is effective for fiscal years beginning after June 15, 2000. The statement establishes accounting and reporting standards requiring that each derivative instrument be recorded in the balance sheet as either an asset or liability measured at fair value. Changes in the derivative financial instrument's fair value must be recognized currently in earnings unless specific hedge accounting criteria are met. For derivative financial instruments which meet the criteria, gains and losses may be recognized in other comprehensive income rather than current earnings. The Company adopted SFAS No. 133 on January 1, 2001, which did not have a material impact on the Company's financial position or results of operations.

3. STOCK SPLIT

    On April 20, 1999, the Company's board of directors approved a two-for-one stock split, which was effected as a stock dividend. On April 21, 1999, the stockholder was issued one additional share of common stock for each share of common stock held on the record date of April 20, 1999. All references to the number of common shares and per share amounts prior to the DLJ Acquisition have been adjusted to reflect the stock split on a retroactive basis.

4. NONRECURRING CHARGE

    Beginning in the quarter ended March 31, 1999, the Company began capitalizing direct costs related to a planned initial public offering. During the quarter ended September 30, 1999, the Company determined not to move forward at that time with the initial public offering. As a result, the Company recognized a charge of $1.4 million related to all costs of the initial public offering that had been previously capitalized.

5. ACQUISITIONS

    On April 30, 1998, the Company acquired Men's Apparel Guild in
California, Inc. (MAGIC), which operates apparel trade shows (the MAGIC Acquisition). The purchase price was approximately $234.3 million in cash and assumed liabilities. Concurrent with the MAGIC Acquisition, the Company renegotiated its credit agreement to provide additional borrowing capacity. The Company also received an additional equity contribution of approximately
$71.0 million.

                        ADVANSTAR, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1999 AND 2000

5. ACQUISITIONS (CONTINUED)
    On August 17, 1998, the Company acquired certain travel-related publication and trade show assets of Universal Media Inc., including Travel Agent (collectively, Travel Agent). The purchase price was approximately
$68.0 million in cash plus approximately $1.0 million in assumed liabilities. Concurrent with the Travel Agent acquisition, the Company undertook an additional amendment to its credit agreement to further increase its borrowing capacity and financed the balance of the cash purchase price with its available cash and revolving credit facility.

    From January 1, 1998 through December 31, 1998, the Company completed 11 other acquisitions of trade shows, conferences and publishing properties, with a cumulative purchase price totaling approximately $89.1 million. Certain entities acquired in 1998 have minority ownership interests.

    On July 28, 1999, the Company acquired certain trade shows and publishing properties of Larkin-Pluznik-Larkin, LLC and LPL/Style Group, LLC, (collectively, Larkin), which operates apparel trade shows. The purchase price was approximately $135.4 million in cash and assumed liabilities. Concurrent with the Larkin acquisition, the Company amended and restated its credit agreement to provide additional borrowing capacity to finance the acquisition.

    From January 1, 1999 through December 31, 1999, the Company completed three other acquisitions of trade shows, conferences and publishing properties, with a cumulative purchase price totaling approximately $17.3 million in cash and assumed liabilities.

    On January 7, 2000, the Company acquired the Documents, Messaging and Security (DMS) trade show and Info 21 magazine from Gruppe 21 Informations-GmbH for approximately $7.8 million in cash and assumed liabilities.

    On July 26, 2000, the Company acquired the Brand Licensing London trade show for approximately $4.6 million in cash and assumed liabilities.

    On November 26, 2000, the Company purchased the outstanding minority interest in SeCA, our French joint venture, for approximately $9.0 million in cash.

    Each of the acquisitions has been accounted for using the purchase method of accounting and, accordingly, the assets acquired and liabilities assumed have been recorded at their fair values as of the dates of the acquisitions. The excess of the purchase price over the fair value of the assets acquired and liabilities assumed has been recorded as goodwill. Certain of the liabilities assumed in connection with the 2000 acquisitions have been recorded based upon preliminary estimates as of the dates of acquisition. The Company does not believe the final allocation of purchase price will be materially different from preliminary allocations. Any changes to the preliminary estimates during the allocation period will be reflected as an adjustment to goodwill. Results of operations for these acquisitions have been included in the accompanying consolidated financial statements since their respective dates of acquisition.

                        ADVANSTAR, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1999 AND 2000

5. ACQUISITIONS (CONTINUED)
    The following are unaudited pro forma operating results as if the acquisitions had taken place at the beginning of the following periods (in thousands):

                                                   YEARS ENDED DECEMBER 31
                                                ------------------------------
                                                  1998       1999       2000
                                                --------   --------   --------
Total revenues................................  $343,252   $354,892   $379,052
Operating income..............................    20,060     32,088     30,617
Net loss......................................   (18,791)    (2,649)   (33,850)

    The unaudited pro forma financial information is provided for informational purposes only. It is based on historical information and does not purport to be indicative of the results that would have occurred had the acquisitions at such dates or the Company's or of future results of operations.

6. INVESTMENTS

    As part of a 1999 agreement with PurchasePro.com, Inc., a developer and operator of web-based e-commerce solutions, to provide business-to-business electronic commerce services, Advanstar IH, Inc., a wholly owned subsidiary of the Company, received warrants to purchase 525,000 shares of PurchasePro.com, Inc. common stock at an exercise price of $37.58 per share, to expire in May 2000. The Company had classified these warrants as available for sale under the provisions of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." In January 2000, Advanstar IH, Inc. exercised 141,000 warrants and subsequently sold the common stock received upon exercise for proceeds of $5.7 million. A gain of $3.7 million was recorded on the sale of the common stock which is included in other income in the consolidated statement of operations for the period from January 1, 2000 through October 11, 2000.

    In June 2000, the agreement with PurchasePro.com was amended. This amendment included revisions to PurchasePro.com's responsibilities under the agreement, the timing and amount of payments, extending the terms of the remaining 384,000 warrants to December 1, 2000 and adjusting the exercise price to $27.00 per share. As a result of the amendment, the Company recorded a loss of $2.9 million which is included in other expense in the consolidated statement of operations for the period from January 1, 2000 through October 11, 2000.

    In September 2000, Advanstar IH, Inc. exercised the remaining
PurchasePro.com warrants in a cashless exercise in exchange for approximately 268,000 shares of common stock. In connection with the DLJ Acquisition, the Company sold the shares of common stock and distributed the proceeds, net of tax of approximately $12.0 million, to the selling shareholders.

    On March 31, 2000, the Company entered into an on-line ad network agreement and a stock purchase agreement with a third-party advertising broker. As part of the stock purchase agreement, Advanstar IH, Inc. received 497,500 shares of common stock of the third-party advertising broker which the Company has classified as available for sale under the provisions of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The Company has valued these shares on the date of issuance at their fair value of $1.2 million and has recorded this amount as deferred revenue which is being amortized over the contract period. These shares are not readily marketable. Under SFAS No. 115, if the Company determined a permanent impairment in value has occurred, the carrying value

                        ADVANSTAR, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1999 AND 2000

6. INVESTMENTS (CONTINUED)
of the shares would be written down to estimated fair value with a corresponding charge to earnings. As of December 31, 2000, no adjustment to the carrying value of these shares has been recorded as the Company does not believe a permanent impairment in value has occurred.

7. DEBT

CREDIT FACILITY

    In connection with the DLJ Acquisition, the Company's Amended Credit Facility was replaced with a syndicated senior secured credit facility (the New Credit Facility) with a group of financial institutions. The New Credit Facility consists of (i) $415 million of term loans payable in quarterly installments beginning March 31, 2001 and continuing through October 11, 2007 and
(ii) $80 million of revolving loan availability. The New Credit Facility contains a number of covenants that, among other things, require the Company to maintain certain financial ratios, including leverage and fixed charge coverage ratios, as defined. Failure of the Company to comply with any of these covenants may cause an Event of Default under the New Credit Facility. The Company was in compliance with all covenants as of December 31, 2000. Borrowings under the New Credit Facility are secured by substantially all of the Company's assets. In addition, at December 31, 2000, the Company has purchased interest rate protection agreements for a notional amount of $105.5 million that effectively guarantee the Company's interest rate on $105.5 million of the Company's New Credit Facility will not exceed 12%, nor be less than 8.75%.

SENIOR SUBORDINATED NOTES

    The senior subordinated notes (Notes) issued in conjunction with the MAGIC acquisition are unsecured obligations of Communications, limited to $150.0 million aggregate principal amount, and mature on May 1, 2008. Each of the Notes bears interest at 9 1/4 percent, payable semiannually. On January 9, 2001, the Notes were tendered at an offer price in cash equal to 101% of the aggregate principal amount, plus accrued interest. Communications financed the repurchase of the Notes with bridge financing, and subsequently replaced the bridge financing with the issuance of 12% senior subordinated notes, due 2011 (see Note 13).

SENIOR DISCOUNT NOTES

    On October 11, 2000, in connection with the DLJ Acquisition, the Company issued 15% senior discount notes due October 2011, with a principal amount at maturity of $103.2 million, and warrants to purchase shares of common stock of Holdings for consideration of $50.0 million, to DLJ Investment Partners, an affiliate of DLJMB. The notes bear interest at 15%, payable semiannually beginning October 2005, and have an implied yield to maturity of approximately 17.2%. The notes are redeemable at the Company's option at specified premiums through 2007, and at par thereafter. The notes may also be redeemed at a premium upon a qualifying change of control of the Company.

                        ADVANSTAR, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1999 AND 2000

7. DEBT (CONTINUED)
    A summary of long-term debt consists of the following (in thousands):

                                                              PREDECESSOR  SUCCESSOR
                                                              ----------   ----------
                                                              DECEMBER     DECEMBER
                                                                 31,          31,
                                                                1999         2000
                                                              ----------   ----------
Tranche A term loan, interest at LIBOR plus 2.25%...........   $ 90,210     $     --
Tranche B term loan, interest at LIBOR plus 2.50%...........    147,223           --
Tranche C term loan, interest at LIBOR plus 3.00%...........    136,043           --
Term loan A, interest at LIBOR plus 3.00%, 9.72% at December
  31, 2000, due quarterly through April 11, 2007............         --      100,000
Term loan B, interest at LIBOR plus 3.50%, 10.14% at
  December 31, 2000, due quarterly through October 11,
  2007......................................................         --      315,000
Senior subordinated notes at 9.25%, due May 31, 2008........    149,678      150,000
Senior discount notes at 15.00%, due October 11, 2011, net
  of discount...............................................         --       43,121
                                                               --------     --------
                                                                523,154      608,121
Less- Current maturities....................................    (13,740)     (13,150)
                                                               --------     --------
                                                               $509,414     $594,971
                                                               ========     ========

    Based on the borrowing rates currently available to the Company for debt instruments with similar terms and average maturities, the fair value of long-term debt was substantially the same as its carrying value at December 31, 1999 and would have been below its carrying value by approximately
$20.0 million at December 31, 2000. Cash paid during 1998 and 1999, the period from January 1, 2000 through October 11, 2000, and the period from October 12, 2000 through December 31, 2000 for interest was $25.3 million, $38.8 million, $34.0 million and $15.3 million, respectively.

    Annual maturities of long-term debt for the next five years are as follows (in thousands):

2001........................................................  $13,150
2002........................................................   18,150
2003........................................................   18,150
2004........................................................   20,294
2005........................................................   20,294
Thereafter..................................................  518,083

8. STOCKHOLDER'S EQUITY

STOCK OPTION PLANS

    The Company's stock option plans consist of the 1996 Stock Option Plan and the 2000 Management Incentive Plan.

                        ADVANSTAR, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1999 AND 2000

8. STOCKHOLDER'S EQUITY (CONTINUED)
1996 STOCK OPTION PLAN

    The Company accounts for the options using the intrinsic value method outlined in APB No. 25. Accordingly, and because of certain variable features of the 1996 Stock Option Plan (the Plan), the Company measures compensation cost as the difference between the exercise price of the options and the fair value of the shares under option at the end of each period, and recognizes compensation expense to provide for such difference. In connection with the DLJ Acquisition, all of the outstanding options under the Plan became fully vested and were purchased and cancelled by the Company at fair market value and the Plan was terminated. For the year ended December 31, 1999 and the period from January 1 through October 11, 2000, the Company recognized compensation expense of $3.9 million and a benefit of $2.5 million, respectively, under the Plan. The compensation expense is presented in the consolidated statements of stockholder's equity net of the Company's repurchase of the options.

2000 MANAGEMENT INCENTIVE PLAN

    On October 12, 2000, Holdings adopted the 2000 Management Incentive Plan. A maximum of 3,422,789 shares of Holdings are authorized for grant to participants under the 2000 Management Incentive Plan. Options are granted by Holdings Board of Directors at an exercise price of not less than the fair market value of Holdings common stock at the date of grant and vest over a maximum of nine years. Shares available for grant under the 2000 Management Incentive Plan totaled 167,789 at December 31, 2000.

    If the Company had elected to recognize compensation cost based on the fair value of the options granted as prescribed by SFAS No. 123, "Accounting for Stock-Based Compensation," net loss would have been increased to the pro forma amounts indicated in the table below (in thousands):

                                                  PREDECESSOR                SUCCESSOR
                                       ----------------------------------   ------------
                                                              FOR THE        FOR THE
                                                             PERIOD FROM    PERIOD FROM
                                       FOR THE YEARS ENDED   JANUARY 1,     OCTOBER 12,
                                           DECEMBER 31       2000 THROUGH   2000 THROUGH
                                       -------------------   OCTOBER 11,    DECEMBER 31,
                                         1998      1999         2000           2000
                                       --------   --------   ------------   ------------
Net loss--as reported................  $(28,436)  $(2,027)     $(14,158)      $(22,136)
Net loss--pro forma..................   (29,005)   (2,858)      (16,102)       (22,456)

                        ADVANSTAR, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1999 AND 2000

8. STOCKHOLDER'S EQUITY (CONTINUED)

    For purposes of computing compensation cost of stock options granted, the fair value of each stock option grant was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

                                                                                SUCCESSOR
                                                            PREDECESSOR       --------------
                                                        -------------------   FOR THE PERIOD
                                                                                 FROM
                                                           FOR THE YEARS      OCTOBER 12,
                                                               ENDED             2000
                                                            DECEMBER 31         THROUGH
                                                        -------------------   DECEMBER 31,
                                                         1998       1999         2000
                                                        --------   --------   --------------
Expected dividend yield...............................       --         --             --
Expected stock price volatility.......................    30.6%      34.7%          41.6%
Risk-free interest rate...............................     5.6%       6.5%           6.0%
Expected life of options..............................  5 years    5 years      7.5 years

    A summary of stock option activity under the 1996 Stock Option Plan and the 2000 Management Incentive Plan is as follows:

                                                        OPTIONS     WEIGHTED AVERAGE
                                                      OUTSTANDING    EXERCISE PRICE
                                                      -----------   ----------------
Outstanding at December 31, 1997 (Predecessor)......   1,470,800         $ 5.82
  Granted...........................................     720,300           6.09
  Cancelled.........................................    (380,000)          5.87
                                                      ----------         ------
Outstanding at December 31, 1998 (Predecessor)......   1,811,100           6.42
  Granted...........................................     410,000          12.68
  Cancelled.........................................    (190,000)          6.67
                                                      ----------         ------
Outstanding at December 31, 1999 (Predecessor)......   2,031,100           8.24
  Granted...........................................      50,000          12.68
  Repurchased in connection with DLJ acquisition....  (2,081,100)          9.00
                                                      ----------         ------
Outstanding at October 11, 2000 (Predecessor).......          --         $   --
                                                      ==========         ======
------------------------------------------------------------------------------------

Outstanding at October 12, 2000 (Successor).........          --         $   --
Granted.............................................   3,255,000          10.00
                                                      ----------         ------
Outstanding at December 31, 2000 (Successor)........   3,255,000         $10.00
                                                      ==========         ======

    As of December 31, 2000, the outstanding stock options had a weighted average remaining contractual life of 9.8 years. None of the options outstanding at December 31, 2000 were exercisable. The weighted average fair value of grants, as estimated using the Black-Scholes option pricing model, for the years ended December 31, 1998 and 1999, and the period from October 12, 2000 through December 31, 2000 was $2.40, $3.14 and $5.54, respectively.

                        ADVANSTAR, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1999 AND 2000

8. STOCKHOLDER'S EQUITY (CONTINUED)
DIVIDENDS

    The Company has not declared or paid any cash dividends in the past. Under terms of the Company's New Credit Facility, the Company is prohibited from paying cash dividends without prior approval of the financial institutions.

9. 401(K) PLAN

    The Company has an employees' 401(k) plan and trust (the 401(k) Plan) available to employees of the Company and its domestic subsidiaries. All current and future domestic employees who have completed one year of service and are at least 21 years of age are eligible to participate in the 401(k) Plan. The Company is required to make a matching contribution to the 401(k) Plan and may, at its discretion, make discretionary contributions to the 401(k) Plan. Eligible employees are vested 100 percent in their own contributions. Contributions made by the Company vest in equal installments over five years. Total contribution expense was $1.0 million and $1.2 million for the years ended December 31, 1998 and 1999, and $1.1 million and $0.2 million for the period from January 1, 2000 through October 11, 2000 and the period from October 12, 2000 through December 31, 2000, respectively.

10. INCOME TAXES

    The summary of loss before provision (benefit) for income taxes and minority interest were as follows (in thousands):

                                                  PREDECESSOR                  SUCCESSOR
                                      ------------------------------------   --------------
                                                            FOR THE PERIOD   FOR THE PERIOD
                                                            FROM JANUARY     FROM OCTOBER
                                      FOR THE YEARS ENDED       1,               12,
                                          DECEMBER 31       2000 THROUGH     2000 THROUGH
                                      -------------------   OCTOBER 11,      DECEMBER 31,
                                        1998       1999        2000             2000
                                      --------   --------   --------------   --------------
Domestic............................  $(28,219)  $(11,689)     $(1,626)         $(28,558)
Foreign.............................     1,007     (3,357)      (3,453)           (1,497)
                                      --------   --------      -------          --------
Total...............................  $(27,212)  $(15,046)     $(5,079)         $(30,055)
                                      ========   ========      =======          ========

    The provision (benefit) for income taxes is comprised of the following (in thousands):

                                                     PREDECESSOR                  SUCCESSOR
                                         ------------------------------------   --------------
                                                               FOR THE PERIOD   FOR THE PERIOD
                                                               FROM JANUARY     FROM OCTOBER
                                         FOR THE YEARS ENDED       1,              12,
                                             DECEMBER 31       2000 THROUGH     2000 THROUGH
                                         -------------------   OCTOBER 11,      DECEMBER 31,
                                          1998        1999        2000             2000
                                         --------   --------   --------------   --------------
Current:
  Federal..............................   $   --    $    268       $2,903          $(7,815)
  State................................      217          65          568             (471)
  Foreign..............................    1,047         867        1,355              156
Deferred...............................       --     (12,631)       3,250              336
                                          ------    --------       ------          -------
Total provision (benefit)..............   $1,264    $(11,431)      $8,076          $(7,794)
                                          ======    ========       ======          =======

                        ADVANSTAR, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1999 AND 2000

10. INCOME TAXES (CONTINUED)
    The Company accounts for income taxes following the provisions of SFAS
No. 109, "Accounting for Income Taxes," which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using currently enacted tax rates.

    Significant components of the Company's deferred income taxes were as follows (in thousands):

                                                               PREDECESSOR       SUCCESSOR
                                                              --------------   --------------
                                                              DECEMBER 31,     DECEMBER 31,
                                                                 1999             2000
                                                              --------------   --------------
Deferred tax liabilities:
  Unrealized gain on investments............................     $(16,492)        $    --
  Prepaid expenses..........................................       (2,570)         (2,021)
                                                                 --------         -------
Total deferred tax liabilities..............................      (19,062)         (2,021)
                                                                 --------         -------
Deferred tax assets:
  Depreciation and amortization.............................        8,819           5,702
  Accrued expenses and other................................        2,110           3,058
  Net operating loss carryforwards..........................        1,205           1,747
  Foreign tax credit carryforwards..........................        1,593             513
  Stock options and warrants................................        5,397             447
                                                                 --------         -------
Total deferred tax assets...................................       19,124          11,467
                                                                 --------         -------
Valuation allowance.........................................       (1,593)           (513)
                                                                 --------         -------
Net deferred income taxes...................................     $ (1,531)        $ 8,933
                                                                 ========         =======

    During 1999, the Company established deferred tax assets of $2.3 million related to its 1998 and prior acquisitions. Due to the difference in the income tax and financial reporting bases of assets acquired and liabilities assumed in these acquisitions, the tax benefit has been reflected as a reduction of goodwill in the accompanying consolidated balance sheet as of December 31, 1999.

    The valuation allowance for deferred tax assets decreased by $1.1 million in 2000. The decrease in the allowance is primarily attributable to foreign tax credit carryforwards which expired in 2000. A valuation allowance has been provided on foreign tax credit carryforwards which substantially expire in 2001. Based on management's assessment, it is more likely than not that all the deferred tax assets, net of the valuation allowance at December 31, 2000, will be realized. The Company's net operating loss carryforwards expire through 2020.

                        ADVANSTAR, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1999 AND 2000

10. INCOME TAXES (CONTINUED)
    A reconciliation of the Company's provision (benefit) for income taxes at the federal statutory rate to the reported income tax provision is as follows (in thousands):

                                                      PREDECESSOR
                                           ----------------------------------     SUCCESSOR
                                                                  FOR THE       --------------
                                                                  PERIOD        FOR THE PERIOD
                                                                 FROM JANUARY   FROM OCTOBER
                                           FOR THE YEARS ENDED      1,              12,
                                               DECEMBER 31       2000 THROUGH   2000 THROUGH
                                           -------------------   OCTOBER 11,    DECEMBER 31,
                                            1998        1999       2000            2000
                                           --------   --------   ------------   --------------
Income tax benefit at statutory rates....  $(9,510)   $ (4,710)    $(1,727)        $(10,219)
Change in valuation allowance............    9,060     (13,817)     (1,080)              --
Capitalized sale expenses................       --          --       2,946               --
Nondeductible amortization...............    2,875       4,127       3,339            2,220
Foreign provision in excess of U.S.
  rate...................................      220         468       2,215            1,506
State taxes, net of federal benefit......      143         102         595             (547)
Change in deferred tax rates.............       --         488          --               --
Other, net...............................   (1,524)      1,911       1,788             (754)
                                           -------    --------     -------         --------
Total....................................  $ 1,264    $(11,431)    $ 8,076         $ (7,794)
                                           =======    ========     =======         ========

11. COMMITMENTS AND CONTINGENCIES

LEASES

    The Company has long-term operating leases for office space and office equipment. The leases generally require the Company to pay maintenance, insurance, taxes and other expenses in addition to minimum annual rentals. Building and equipment rent expense was $3.4 million, $5.2 million, $5.3 million and $1.5 million for the years ended December 31, 1998 and 1999, the period from January 1, 2000 through October 11, 2000, and for the period from October 12, 2000 through December 31, 2000, respectively. Future minimum lease commitments under operating leases with initial terms of one year or more are as follows (in thousands):

2001........................................................   $6,849
2002........................................................    6,399
2003........................................................    5,536
2004........................................................    4,553
2005........................................................    4,641
Thereafter..................................................   18,884

LITIGATION

    The Company is a defendant in legal proceedings arising in the ordinary course of business. Although the outcome of these proceedings cannot presently be determined, in the opinion of management, disposition of these proceedings will not have a material effect on the results of operations or financial position of the Company.

                        ADVANSTAR, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1999 AND 2000

12. SEGMENTS

    The Company follows the provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," and has three reportable segments: trade shows and conferences, trade publications, and marketing services. The trade show and conference segment allows exhibitors a cost-effective means to showcase and sell products and services while developing business relationships with many potential customers in a short time period. The Company's trade publications segment provides key new product and educational information to readers and allows advertisers to reach highly targeted and select business audiences. The marketing services segment offers customers mailing lists from the Company's subscriber and attendee databases; editorial and advertising reprints; direct mail postcards; and classified, recruitment and industry directory advertising.

    The Company evaluates the performance of, and allocates resources to, its segments based on gross profit. The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies. There are no intersegment sales or transfers. Segment assets are primarily intangible assets, prepaid expenses and accounts receivables (in thousands):

                                             TRADE
                                           SHOWS AND       TRADE       MARKETING   CORPORATE
                                          CONFERENCES   PUBLICATIONS   SERVICES    AND OTHER    TOTALS
                                          -----------   ------------   ---------   ---------   ---------
Year ended December 31, 1998
  (Predecessor):
  Revenues..............................    $113,066      $130,442      $15,647     $   670    $ 259,825
  Gross profit..........................      45,020        37,715        8,102         445       91,282
  Segment assets........................     356,655       248,291        2,254      53,026      660,226

Year ended December 31, 1999
  (Predecessor):
  Revenues..............................     161,007       147,714       18,581       1,070      328,372
  Gross profit..........................      71,593        41,991        9,290         393      123,267
  Segment assets........................     468,018       236,062        3,020     125,495      832,595

Period from January 1, 2000 through
  October 11, 2000 (Predecessor):
  Revenues..............................     178,606       120,706       13,794       2,074      315,180
  Gross profit..........................      83,815        35,209        6,233        (710)     124,547
  Segment assets........................     453,299       224,829        2,291      84,330      764,749
--------------------------------------------------------------------------------------------------------

Period from October 12, 2000 through
  December 31, 2000 (Successor):
  Revenues..............................      19,752        38,281        5,206         633       63,872
  Gross profit..........................       2,399        10,959        2,585      (1,662)      14,281
  Segment assets........................     281,666       568,639        3,003     168,127    1,021,435

                        ADVANSTAR, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1999 AND 2000

12. SEGMENTS (CONTINUED)
    The reconciliation of total segment gross profit to consolidated pretax loss is as follows (in thousands):

                                                             PREDECESSOR                SUCCESSOR
                                                  ----------------------------------   ------------
                                                                         FOR THE        FOR THE
                                                                          PERIOD         PERIOD
                                                                        FROM JANUARY   OCTOBER 12,
                                                  FOR THE YEARS ENDED       1,            2000
                                                      DECEMBER 31       2000 THROUGH    THROUGH
                                                  -------------------   OCTOBER 11,     DECEMBER
                                                    1998       1999        2000         31, 2000
                                                  --------   --------   ------------   ------------
Total segment gross profit......................  $ 91,282   $123,267     $124,547       $ 14,281
General and administrative expense..............   (36,883)   (43,527)     (40,670)       (12,952)
Depreciation and amortization...................   (51,823)   (53,258)     (40,475)       (16,359)
Other expense...................................   (29,788)   (41,528)     (48,481)       (15,025)
Consolidated pretax loss........................  $(27,212)  $(15,046)    $ (5,079)      $(30,055)

    Financial information relating to the Company's operations by geographic area are as follows (in thousands):

REVENUES

                                                            PREDECESSOR
                                                -----------------------------------      SUCCESSOR
                                                                       FOR THE        ---------------
                                                                        PERIOD        FOR THE PERIOD
                                                                      FROM JANUARY    FROM OCTOBER
                                                FOR THE YEARS ENDED       1,              12,
                                                    DECEMBER 31       2000 THROUGH    2000 THROUGH
                                                -------------------   OCTOBER 11,     DECEMBER 31,
                                                  1998       1999        2000            2000
                                                --------   --------   -------------   ---------------
United States.................................  $225,104   $287,850     $281,971          $53,757
International.................................    34,721     40,522       33,209           10,115
                                                --------   --------     --------          -------
Total.........................................  $259,825   $328,372     $315,180          $63,872
                                                ========   ========     ========          =======

    Revenues are primarily attributed to countries based on the location of customers.

LONG-LIVED ASSETS

                                                              PREDECESSOR
                                                          -------------------     SUCCESSOR
                                                                                --------------
                                                           AS OF DECEMBER 31       AS OF
                                                          -------------------   DECEMBER 31,
                                                            1998       1999        2000
                                                          --------   --------   --------------
United States...........................................  $573,734   $688,112      $895,181
International...........................................    27,619     17,301        45,444
                                                          --------   --------      --------
                                                          $601,353   $705,413      $940,625
                                                          ========   ========      ========

13. EVENTS SUBSEQUENT TO DECEMBER 31, 2000 (UNAUDITED)

    The DLJ Acquisition constituted a change in control under the Notes. Upon occurrence of a change of control, each holder of the Notes may require the Company to repurchase all or any part of

                        ADVANSTAR, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1999 AND 2000

13. EVENTS SUBSEQUENT TO DECEMBER 31, 2000 (UNAUDITED) (CONTINUED) the Notes held by such holder at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued interest and other specified costs to the date of repurchase. On January 4, 2001, all of the Notes were tendered. Communications obtained bridge financing in order to fund the repurchase of the Notes. On February 21, 2001, Communications issued
$160.0 million of unsecured, 12% senior subordinated notes, due 2011(Replacement Notes). Interest on the Replacement Notes is payable semiannually commencing August 2001. The Replacement Notes are fully and unconditionally guaranteed on a senior subordinated basis, jointly and severally, by Communications and its wholly owned domestic subsidiaries. As part of tendering of the Notes, the Company wrote off remaining deferred financing costs of approximated
$2.4 million, net of related tax benefits.

    Concurrent with the issuance of the Replacement Notes, Advanstar issued units comprised of 15% senior discount notes (Discount Notes) with an aggregate principal amount at maturity of $68.6 million and warrants to purchase shares of common stock of Holdings for consideration of approximately $34.8 million. The notes bear interest at 15%, payable semiannually beginning October 2005, and have an implied yield to maturity of 17.2%. The Discount Notes are redeemable at the Company's option at specified premiums through 2007, and at par thereafter. The Discount Notes may also be redeemed at a premium upon a qualifying change of control of the Company.

    Communications used the proceeds from issuance of the Replacement Notes and the Discount Notes to repay and terminate the bridge financing and to repay approximately $45.0 million of term loan borrowings under the New Credit Facility. Concurrent with the issuance of the Discount Notes, DLJIP exchanged its senior discount notes issued as part of the DLJ Acquisition, for like units valued at $52.7 million.

                        ADVANSTAR, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                              DECEMBER 31, 2000   JUNE 30, 2001
                                                              -----------------   --------------
                                                                                   (UNAUDITED)
                           ASSETS
CURRENT ASSETS
  Cash and cash equivalents.................................     $   17,581         $   14,738
  Investments...............................................          1,219              1,219
  Accounts receivable, net..................................         31,193             32,550
  Prepaid expenses..........................................         19,300             11,804
  Other.....................................................          1,799              1,668
                                                                 ----------         ----------
    Total current assets....................................         71,092             61,979
                                                                 ----------         ----------

PROPERTY, PLANT AND EQUIPMENT, net..........................         32,334             33,078
GOODWILL AND INTANGIBLE ASSETS, net.........................        908,291            889,754
DEFERRED INCOME TAXES.......................................          8,933              8,933
OTHER ASSETS................................................            785                969
                                                                 ----------         ----------
    Total Assets............................................     $1,021,435         $  994,713
                                                                 ==========         ==========

            LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
  Current maturities of long-term debt                           $   13,150         $    6,700
  Accounts payable..........................................         23,334             21,096
  Accrued liabilities.......................................         21,517             22,259
  Deferred revenue..........................................         69,004             47,808
                                                                 ----------         ----------
    Total current liabilities...............................        127,005             97,863
                                                                 ----------         ----------
LONG-TERM DEBT, net of current maturities                           594,971            623,459
OTHER LONG-TERM LIABILITIES                                           5,448              4,457
MINORITY INTEREST...........................................         10,435              8,899
COMMITMENTS AND CONTINGENCIES
STOCKHOLDER'S EQUITY
  Common stock, $.01 par value; 10,000 shares authorized;
    100 shares issued and outstanding at June 30, 2001 and
    December 31, 2000.......................................             --                 --
  Capital in excess of par..................................        304,808            310,424
  Accumulated deficit.......................................        (22,136)           (45,565)
  Accumulated other comprehensive income (loss).............            904             (4,824)
                                                                 ----------         ----------
    Total stockholder's equity..............................        283,576            260,035
                                                                 ----------         ----------
    Total liabilities and stockholder's equity..............     $1,021,435         $  994,713
                                                                 ==========         ==========


            See notes to condensed consolidated financial statements

                                ADVANSTAR, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (IN THOUSANDS, EXCEPT PER SHARE DATA--UNAUDITED)

                                                              PREDECESSOR  SUCCESSOR
                                                              ----------   ----------
                                                                THREE        THREE
                                                               MONTHS       MONTHS
                                                                ENDED        ENDED
                                                              JUNE 30,     JUNE 30,
                                                                2000         2001
                                                              ----------   ----------
Net revenue.................................................   $ 74,759     $ 76,369
Operating expenses:
  Costs of production.......................................     14,058       15,622
  Selling, editorial and circulation........................     35,038       39,003
  General and administrative................................     14,234       14,856
  Restructuring charge and other............................         --          252
  Depreciation and amortization.............................     12,739       16,137
                                                               --------     --------
    Total operating expenses................................     76,069       85,870
                                                               --------     --------
Operating loss..............................................     (1,310)      (9,501)
Other income (expense):
  Interest expense, net.....................................    (12,087)     (16,727)
  Other income (expense), net...............................     (2,950)       2,411
                                                               --------     --------
Loss before income taxes and minority interest..............    (16,347)     (23,817)
Income tax benefit..........................................     (1,598)      (6,385)
Minority interests..........................................       (348)        (632)
                                                               --------     --------
Net loss....................................................   $(15,097)    $(18,064)
                                                               ========     ========

            See notes to condensed consolidated financial statements

                        ADVANSTAR, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                (IN THOUSANDS, EXCEPT PER SHARE DATA--UNAUDITED)


                                                               PREDECESSOR      SUCCESSOR
                                                              -------------   -------------
                                                               SIX MONTHS      SIX MONTHS
                                                                  ENDED           ENDED
                                                              JUNE 30, 2000   JUNE 30, 2001
                                                              -------------   -------------
Net revenue.................................................     $208,107        $205,627
                                                                 --------        --------
Operating expenses:
  Costs of production.......................................       42,139          41,073
  Selling, editorial and circulation........................       84,686          85,864
  General and administrative................................       27,375          29,955
  Restructuring charge and other............................           --           3,789
  Depreciation and amortization.............................       24,984          33,935
                                                                 --------        --------
    Total operating expenses................................      179,184         194,616
                                                                 --------        --------
Operating loss..............................................       28,923          11,011
Other income (expense):
  Interest expense, net.....................................      (24,446)        (33,895)
  Other income, net.........................................          766           1,458
                                                                 --------        --------
Income (loss) before income taxes and minority interest.....        5,243         (21,426)
Provision (benefit) for income taxes........................        6,721          (1,871)
Minority interests..........................................         (711)           (766)
                                                                 --------        --------
(Loss) income before extraordinary item and accounting
  change....................................................       (2,189)        (20,321)
Extraordinary item--early extinguishment of debt, net                  --          (2,556)
Cumulative effect of accounting change, net.................           --            (552)
                                                                 --------        --------
Net (loss) income...........................................     $ (2,189)       $(23,429)
                                                                 ========        ========


            See notes to condensed consolidated financial statements

                        ADVANSTAR,INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                           (IN THOUSANDS--UNAUDITED)


                                                               PREDECESSOR      SUCCESSOR
                                                              -------------   -------------
                                                               SIX MONTHS      SIX MONTHS
                                                                  ENDED           ENDED
                                                              JUNE 30, 2000   JUNE 30, 2001
                                                              -------------   -------------
OPERATING ACTIVITIES
  Net (loss) income.........................................     $ (2,189)      $ (23,429)
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities
    Extraordinary item--early extinguishment of debt........           --           2,538
    Restructuring charge and other..........................           --           1,299
    Depreciation and amortization...........................       24,984          33,935
    Non-cash interest.......................................          599           6,300
    Non-cash stock option compensation......................         (183)             --
    Loss on sales of assets and other.......................        1,211             770
    Gain on sale of investments.............................         (771)             --
    Changes in operating assets and liabilities.............       (8,720)        (20,208)
                                                                 --------       ---------
      Net cash provided by operating activities.............       14,931           1,205
                                                                 --------       ---------
INVESTING ACTIVITIES
  Additions to property, plant and equipment................       (8,275)         (8,126)
Acquisition of publications and trade shows, net of cash
  acquired..................................................       (9,399)         (9,310)
    Proceeds from sale of investments and other assets......        5,688              18
                                                                 --------       ---------
      Net cash used in investing activities.................      (11,986)        (17,418)
                                                                 --------       ---------
FINANCING ACTIVITIES
  Net proceeds from revolving credit facility...............        3,000          22,000
  Repayments of long-term debt..............................       (4,916)       (195,000)
  Borrowings of long-term debt..............................           --         189,893
  Capital contributions.....................................           --           5,616
  Long-term debt financing costs............................           --          (9,349)
                                                                 --------       ---------
      Net cash used in (provided by) financing activities...       (1,916)         13,160
                                                                 --------       ---------
EFFECT OF EXCHANGE RATE CHANGES ON CASH.....................          363             210
                                                                 --------       ---------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................        1,392          (2,843)
CASH AND CASH EQUIVALENTS, beginning of period..............       11,237          17,581
                                                                 --------       ---------
CASH AND CASH EQUIVALENTS, end of period....................     $ 12,629       $  14,738
                                                                 ========       =========


            See notes to condensed consolidated financial statements

                        ADVANSTAR, INC. AND SUBSIDIARIES



            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS



1. BASIS OF PRESENTATION



    The accompanying unaudited condensed consolidated financial statements have been prepared by Advanstar, Inc. (the Company) in accordance with the instructions to Form 10-Q and, therefore, do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. Management believes that the disclosures are adequate to make the information presented not misleading. However, these condensed consolidated financial statements should be read in conjunction with the audited financial statements and the related notes for the year ended December 31, 2000. The results of operations for the three and six month periods ended June 30, 2001, are not necessarily indicative of the operating results that may be expected for the entire year ending December 31, 2001.



2. DERIVATIVE FINANCIAL INSTRUMENTS



    Effective January 1, 2001, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities" which requires that derivative instruments be recorded in the balance sheet at fair value. Changes in the fair value of derivative financial instruments must be recognized currently in earnings unless specific hedge accounting criteria are met. For those which meet the criteria, gains and losses may be recognized in other comprehensive income rather than in current earnings.



    The adoption of SFAS 133 on January 1, 2001, resulted in the pre-tax cumulative effect of an accounting change of a reduction to income of approximately $0.9 million and a $0.2 million reduction to other comprehensive income.



    The Company uses derivative instruments to manage exposures to foreign currency and interest rate risks. The Company's objectives for holding derivatives are to minimize the risks using the most effective methods to eliminate or reduce the impacts of these exposures.



    Certain forecasted transactions are exposed to foreign currency risk. Principal currencies hedged include the Euro, British Pound and Brazilian Real. Forward contracts used to hedge forecasted international revenue for up to 15 months in the future are designated as cash flow hedging instruments. Forwards not designated as hedging instruments under SFAS 133 are also used to manage the impact of the variability in exchange rates.



    Variable rate debt instruments are subject to interest rate risk. The Company has entered into interest rate collar and cap agreements with remaining maturities of up to 33 months to manage its exposure to interest rate movements on a portion of its variable rate debt obligations.



    Other expense includes income of $2.0 million and $0.9 million for the three and six months ended June 30, 2001, respectively, representing the amount of hedge ineffectiveness and changes in fair value of derivative instruments not designated as hedging instruments. Other comprehensive income includes net losses of $2.0 million and $2.5 million, respectively, for the three and six months ended June 30, 2001.



3. RESTRUCTURING CHARGE



    In March 2001, the Company announced plans to more tightly focus the activities of Advanstar.com. These plans will have the effect of more closely integrating many of the sales, marketing, technology and operating functions of Advanstar.com with Advanstar Communications Inc. and its core activities in publishing, tradeshows, and marketing services. As a result, Advanstar.com will

                        ADVANSTAR, INC. AND SUBSIDIARIES

3. RESTRUCTURING CHARGE (CONTINUED)


reduce the number of internet products scheduled for introduction in 2001. These actions resulted in a first quarter restructuring charge of $3.5 million and a second quarter charge of $0.3 million, including severance related payments of $0.7 million and facility closure costs of approximately $1.0 million, asset impairments of $1.3 million and $0.8 million of other contractual commitments. This decision by the Company will result in a reduction in the work force of approximately 62 employees, and the closing of two offices. Costs incurred and charged to the reserves as of June 30, 2001 amounted to $0.6 million in severance related costs and $0.1 million related to facility closure costs and payments under contractual commitments. The balance of the accrual at June 30, 2001 was $1.5 million. These restructuring activities are expected to be completed by the end of 2001, except for facility lease costs, which continue through March 2002. The asset impairment consisted of leasehold improvements from a facility the Company vacated.



4. DEBT



    On January 9, 2001, in connection with the acquisition of the Company by a group of investors, including DLJ Merchant Banking Partners III L.P., the 9.25% senior subordinated notes due 2008 (Notes) were tendered at an offer price in cash equal to 101% of the aggregate principal amount, plus accrued interest. The Company financed the repurchase of the Notes with bridge financing. The premium paid on the tender of the Notes of $1.5 million is reflected, net of income tax, as an extraordinary item in the accompanying 2001 condensed consolidated statement of operations.



    On February 21, 2001, the Company issued $160.0 million of unsecured, 12% senior subordinated notes, due 2011(Replacement Notes). Interest on the Replacement Notes is payable semi-annually on February 15th and August 15th of each year commencing on August 15, 2001. The Replacement Notes are fully and unconditionally guaranteed on a senior subordinated basis by the Company and its wholly-owned domestic subsidiaries.



    Concurrently, the Company issued units comprised of 15% senior discount notes (the Discount Notes) with an aggregate principal amount at maturity of approximately $68.6 million, and warrants to purchase shares of common stock of Advanstar Holdings Corp. (Holdings), for consideration of approximately
$34.8 million. The Discount Notes bear interest at 15 percent, payable semiannually beginning October 2005, and have an implied yield to maturity of
17.2 percent. The Discount Notes are redeemable at the Company's option at specified premiums through 2007, and at par thereafter, and may be redeemed at a premium upon a qualifying change of control of the Company. The deemed fair value of the warrants of approximately $5.6 million was contributed by Holdings to the Company and recorded as a capital contribution.



    The Company used the proceeds from issuance of the Replacement Notes and the Discount Notes to repay and terminate the bridge financing and to repay approximately $45.0 million of term loan borrowings under the credit facility. The Company charged-off deferred financing costs of approximately $1.6 million, net of income taxes, during the first quarter of 2001. This charge is

                        ADVANSTAR, INC. AND SUBSIDIARIES

4. DEBT (CONTINUED)


reflected as an extraordinary item in the accompanying 2001 condensed consolidated statements of operations.



    Long-term debt consists of the following:



                                                              JUNE 30,   DECEMBER 31,
                                                                2001         2000
                                                              --------   ------------
Term loan A, interest at LIBOR plus 3.00%, 7.00% at June 30,
  2001, due quarterly through April 11, 2007................  $ 89,200     $100,000
Term loan B, interest at LIBOR plus 3.50%, 7.50% at June 30,
  2001, due quarterly through October 11, 2008..............   280,800      315,000
Revolving credit facility, interest at LIBOR plus 3.00%,
  7.19% at June 30, 2001, due April 11, 2007................    22,000           --
Senior subordinated notes at 12.00%, due 2011...............   160,000           --
Senior discount notes at 15.00%, due October 11, 2011, net
  of discount...............................................    78,159       43,121
Senior subordinated notes at 9.25%, due 2008................        --      150,000
                                                              --------     --------
                                                               630,159      608,121
Less- Current maturities....................................    (6,700)     (13,150)
                                                              --------     --------
                                                              $623,459     $594,971
                                                              ========     ========



    The Company's credit facility contains certain financial covenants, including a minimum fixed charge coverage ratio and a maximum leverage ratio. Additionally, certain financial covenants under the Replacement Notes include a maximum leverage ratio, limitations on certain asset dispositions, dividends and other restricted payments. The Company was in compliance with all covenants as of June 30, 2001.



5. COMPREHENSIVE INCOME



    The table below presents comprehensive income, defined as changes in the equity of the Company excluding changes resulting from investments by and distributions to shareholders (in thousands).



                                                              SUCCESSOR   PREDECESSOR
                                                              ---------   -----------
                                                                THREE        THREE
                                                               MONTHS       MONTHS
                                                                ENDED        ENDED
                                                              JUNE 30,     JUNE 30,
                                                                2001         2000
                                                              ---------   -----------
Net loss....................................................  $(18,064)     $(15,097)
Change in cumulative translation adjustment.................      (981)         (593)
Change in unrealized gains on securities arising during the
  period....................................................        --           128
Change in unrealized losses on derivative financial
  instruments, net of tax...................................    (1,975)           --
                                                              --------      --------
Comprehensive loss..........................................  $(21,020)     $(15,562)
                                                              ========      ========

                        ADVANSTAR, INC. AND SUBSIDIARIES

5. COMPREHENSIVE INCOME (CONTINUED)



                                                              SUCCESSOR    PREDECESSOR
                                                              ----------   -----------
                                                              SIX MONTHS   SIX MONTHS
                                                                ENDED         ENDED
                                                               JUNE 30,     JUNE 30,
                                                                 2001         2000
                                                              ----------   -----------
Net loss....................................................   $(23,429)     $ (2,189)
Change in cumulative translation adjustment.................     (3,179)       (1,531)
Change in unrealized gains on securities arising during the
  period....................................................         --       (22,231)
Less reclassification adjustments for losses included in net
  income....................................................         --        (3,663)
Change in unrealized losses on derivative financial
  instruments, net of tax...................................     (2,549)           --
                                                               --------      --------
Comprehensive loss..........................................   $(29,157)     $(29,614)
                                                               ========      ========



6. SEGMENT INFORMATION



                                          TRADE SHOWS                              CORPORATE
                                              AND          TRADE       MARKETING      AND
                                          CONFERENCES   PUBLICATIONS   SERVICES      OTHER      TOTALS
                                          -----------   ------------   ---------   ---------   --------
                                                                 (IN THOUSANDS)
THREE MONTHS ENDED JUNE 30, 2001
  (SUCCESSOR)
Revenues................................    $ 30,110      $40,733       $4,476     $  1,050    $ 76,369
Gross profit............................       7,105       12,116        2,409          114      21,744
Segment assets..........................       8,332       32,450        2,241      951,690     994,713
                                            --------      -------       ------     --------    --------

THREE MONTHS ENDED JUNE 30, 2000
  (PREDECESSOR)
Revenues................................    $ 25,411      $43,936       $4,794     $    618    $ 74,759
Gross profit............................       6,385       15,948        2,703          627      25,663
Segment assets..........................      15,942       35,345        2,536      734,755     788,578

SIX MONTHS ENDED JUNE 30, 2001
  (SUCCESSOR)
Revenues................................    $119,674      $75,373       $8,646     $  1,934    $205,627
Gross profit............................      55,310       19,340        4,265         (225)     78,690
Segment assets..........................       8,332       32,450        2,241      951,690     994,713

SIX MONTHS ENDED JUNE 30, 2000
  (PREDECESSOR)
Revenues................................    $119,040      $78,910       $9,088     $  1,069    $208,107
Gross profit............................      53,395       22,993        4,609          285      81,282
Segment assets..........................      15,942       35,345        2,536      734,755     788,578
                                            --------      -------       ------     --------    --------

                        ADVANSTAR, INC. AND SUBSIDIARIES

6. SEGMENT INFORMATION (CONTINUED)


    The reconciliation of total segment gross profit to consolidated pre-tax income is as follows (in thousands):



                                                         SUCCESSOR   PREDECESSOR
                                                         ---------   -----------
                                                           THREE        THREE
                                                          MONTHS       MONTHS
                                                           ENDED        ENDED
                                                         JUNE 30,     JUNE 30,
                                                           2001         2000
                                                         ---------   -----------
Total segment gross profit.............................  $ 21,744      $ 25,663
General and administrative expense.....................   (14,856)      (14,234)
Restructuring charge...................................      (252)           --
Depreciation and amortization..........................   (16,137)      (12,739)
Other expense..........................................   (14,316)      (15,037)
                                                         --------      --------
Loss before minority interest and income taxes.........  $(23,817)     $(16,347)
                                                         ========      ========



                                                         SUCCESSOR   PREDECESSOR
                                                         ---------   -----------
                                                            SIX          SIX
                                                          MONTHS       MONTHS
                                                           ENDED        ENDED
                                                         JUNE 30,     JUNE 30,
                                                           2001         2000
                                                         ---------   -----------
Total segment gross profit.............................  $ 78,690      $ 81,282
General and administrative expense.....................   (29,955)      (27,375)
Restructuring charge...................................    (3,789)           --
Depreciation and amortization..........................   (33,935)      (24,984)
Other expense..........................................   (32,437)      (23,680)
                                                         --------      --------
Income (loss) before minority interest and income
  taxes................................................  $(21,426)     $  5,243
                                                         ========      ========



7. RELATED PARTY TRANSACTIONS



    Financial Advisory Fees and Agreements



    Credit Suisse First Boston Corporation (CSFB), an affiliate of the DLJ Merchant Banking funds, acted as the Company's financial advisor and was an initial purchaser of the Replacement Notes and the Discount Notes. The Company paid customary fees to CSFB as compensation for those services. DLJ Capital Funding, an affiliate of the DLJ Merchant Banking funds, received customary fees and reimbursement of expenses in connection with the bridge financing. The aggregate amount of all fees paid to the CSFB entities in connection with these financings for the six months ended June 30, 2001 was approximately
$7.3 million, plus out-of-pocket expenses.



    Advanstar Holdings Corp. has agreed to pay CSFB an annual advisory fee of $0.5 million, until the earlier to occur of (1) an initial public offering of Holdings, (2) the date when the DLJ Merchant Banking funds own less than 16 2/3% of the shares of Holdings' common stock held by them on the closing date of the acquisition and (3) October 11, 2005.

                        [ADVANSTAR COMMUNICATIONS LOGO]

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR REFERRED TO IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

              [ALTERNATE FRONT COVER FOR MARKET-MAKING PROSPECTUS]


                SUBJECT TO COMPLETION, DATED SEPTEMBER 27, 2001


PROSPECTUS

                                ADVANSTAR, INC.

                  15% SERIES B SENIOR DISCOUNT NOTES DUE 2011

The senior discount notes will mature on October 15, 2011. The senior discount notes accrete at a rate of 15% compounded semiannually to an aggregate principal amount of $171,792,000 on October 15, 2005. Interest is payable in cash thereafter on each April 15 and October 15. The senior discount notes are redeemable under the circumstances and at the prices described in this prospectus.

THIS INVESTMENT INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE   .

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

    This prospectus will be used by (1) Credit Suisse First Boston Corporation in connection with offers and sales in market-making transactions at negotiated prices related to prevailing market prices and (2) DLJ Investment Partners II, L.P. and the following related funds: DLJ Investment Partners, L.P., DLJ ESC II, L.P. and DLJ Investment Funding II, Inc., and any other selling security holder that may be named in an accompanying prospectus supplement. There is currently no public market for the notes. We do not intend to list the notes on any securities exchange. Credit Suisse First Boston Corporation has advised us that it is currently making a market in the notes; however, it is not obligated to do so and may stop at any time. Credit Suisse First Boston Corporation may act as principal or agent in any such transaction. We will not receive the proceeds of the sale of the notes but will bear the expenses of registration.

                           CREDIT SUISSE FIRST BOSTON

                    THE DATE OF THIS PROSPECTUS IS   , 2001.

               [ALTERNATE SECTIONS FOR MARKET MAKING PROSPECTUS]

                               TABLE OF CONTENTS

                                          PAGE
                                        --------
PROSPECTUS SUMMARY.....................      1
RISK FACTORS...........................      9
THE ACQUISITION AND RELATED
  FINANCINGS...........................     17
USE OF PROCEEDS........................     21
CAPITALIZATION.........................     21
NOTE ON INDUSTRY AND MARKET DATA.......     22
SELECTED HISTORICAL CONSOLIDATED
  FINANCIAL DATA.......................     23
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS...........................     25
BUSINESS...............................     36
MANAGEMENT.............................     51
EXECUTIVE COMPENSATION.................     53
                                          PAGE
                                          ----
SECURITY OWNERSHIP OF CERTAIN
  BENEFICIAL OWNERS AND MANAGEMENT.....     58
CERTAIN RELATIONSHIPS AND RELATED PARTY
  TRANSACTIONS.........................     59
DESCRIPTION OF CERTAIN INDEBTEDNESS....     61
DESCRIPTION OF NOTES...................     65
MATERIAL U.S. TAX CONSEQUENCES TO THE
  HOLDERS OF THE NOTES.................    110
PLAN OF DISTRIBUTION...................    113
LEGAL MATTERS..........................    114
INDEPENDENT PUBLIC ACCOUNTANTS.........
AVAILABLE INFORMATION..................    114
INDEX TO UNAUDITED PRO FORMA CONDENSED
  CONSOLIDATED FINANCIAL STATEMENTS....    P-1
INDEX TO FINANCIAL STATEMENTS..........    F-1

                                  RISK FACTORS

THERE IS NO EXISTING TRADING MARKET FOR THE NOTES, WHICH COULD MAKE IT DIFFICULT FOR YOU TO SELL YOUR NOTES AT AN ACCEPTABLE PRICE OR AT ALL.

    There is no existing trading market for the notes, and we cannot assure you about the future development of a market for the notes or your ability to sell their new notes or the price at which you may be able to sell your notes. If such market were to develop, the notes could trade at prices that may be higher or lower than their initial offering price depending on many factors, including prevailing interest rates, our operating results and the market for similar securities. Although it is not obligated to do so, Credit Suisse First Boston Corporation intends to make a market in the notes. Any such market-making activity may be discontinued at any time, for any reason, without notice at the sole discretion of Credit Suisse First Boston Corporation. No assurance can be given as to the liquidity of or the trading market for the notes.

    Credit Suisse First Boston Corporation may be deemed to be our "affiliate", as defined the Securities Act, and, as a result, may be required to deliver a prospectus in connection with its market-making activities in the notes. In the registration rights agreement that we signed with Credit Suisse First Boston Corporation in connection with the initial sale of the notes, we agreed to use our best efforts to file and maintain a registration statement that would allow Credit Suisse First Boston Corporation to engage in market-making transactions in the notes. We have agreed to bear substantially all the costs and expenses related to registration.

                                USE OF PROCEEDS

    This prospectus is delivered in connection with the sale of the notes by Credit Suisse First Boston Corporation in market-making transactions and the sale of the notes by the DLJ Investment Partners funds or any of their transferees, pledgees, donees or other successors. We will not receive any of the proceeds from such transactions.

                             UNITED STATES TAXATION

    The following discussion is the opinion of Davis Polk & Wardwell. It describes the material United States federal tax consequences of ownership and disposition of the notes. This discussion only applies to:

    - notes held as capital assets; and

    - United States Holders (as defined below).

    This discussion does not describe all of the tax consequences that may be relevant to a holder in light of his particular circumstances or to holders subject to special rules, such as:

    - certain financial institutions;

    - insurance companies;

    - dealers in securities or foreign currencies;

    - persons holding notes as part of a hedge;

    - United States Holders whose functional currency is not the U.S. dollar;

    - partnerships or other entities classified as partnerships for U.S. federal income tax purposes; or

    - persons subject to the alternative minimum tax.

    This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. Persons considering the purchase of notes should consult their tax advisors with regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

    As used herein, the term "United States Holder" means a beneficial owner of a note that is for United States federal income tax purposes:

    - a citizen or resident of the United States;

    - a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof; or

    - an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

    The term United States Holder also includes certain former citizens of the United States.

GENERAL

    The notes were originally issued as part of units consisting of the notes and warrants to purchase shares of our common stock. Based on our determination of the relative fair market values of the notes and the warrants at the time of issuance, we allocated 83.9% of the issue price of the units to the notes and 16.1% to the warrants. Our allocation of the issue price between the notes and the warrants will be binding on a holder of notes unless the holder timely and explicitly discloses to the Internal Revenue Service that its allocation is different from ours.

TAX TREATMENT OF THE NOTES

    ORIGINAL ISSUE DISCOUNT. The notes were issued with original issue discount for U.S. federal income tax purposes in an amount equal to the excess of a note's "stated redemption price at maturity" and a note's "issue price." For these purposes a note's stated redemption price at maturity equals the sum of all payments required under the note (including the interest payable on the note). The issue price of a note equaled the allocable portion (83.9%) of the original issue price of the unit of which the note was a part, as described above.

    Subject to the discussion of the rules relating to acquisition premium below, a United States Holder of a note will be required to include original issue discount in income for U.S. federal income tax purposes as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of cash payments attributable to this income. Under this method, United States Holders of notes generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

    MARKET DISCOUNT. If a United States Holder purchases a note for an amount that is less than its adjusted issue price (as defined below), the amount of the difference between the purchase price and the note's adjusted issue price will be treated as market discount for U.S. federal income tax purposes unless this difference is less than a specified DE MINIMIS amount. For this purpose (and for the purpose of the acquisition premium rules described below), the adjusted issue price of a note equals the sum of the issue price of the note and the aggregate amount of previously accrued original issue discount, less any prior interest payments made on the notes.

    A United States Holder will be required to treat any payment on a note, or any gain on the sale, exchange, retirement or other disposition of a note, as ordinary income to the extent of the market discount accrued on the note at the time of payment or disposition unless this market discount has been previously included in income by the holder either on any prior payment on the note or pursuant to an election by the holder to include market discount in income as it accrues. If the note is disposed of in certain nontaxable transactions, accrued market discount will be includible as ordinary income to the holder as if the holder had sold the note at its then fair market value. In addition, the holder may be required to defer, until maturity of the note or its earlier disposition (including certain nontaxable transaction), the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry the note.

    ACQUISITION PREMIUM. A United States Holder who purchases a note for an amount that is greater than the note's adjusted issue price but less than or equal to the sum of all amounts payable on the note after the purchase date will be considered to have purchased the note at an acquisition premium. Under the acquisition premium rules, the amount of original issue discount that the holder must include in its gross income with respect to the note for any taxable year will be reduced by the portion of acquisition premium properly allocable to that year.

    SALE, EXCHANGE OR RETIREMENT OF A NOTE. Upon the sale, exchange or retirement of a note, a United States Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the holder's adjusted tax basis in the note. A United States Holder's adjusted tax basis in a note will equal the cost of the note to the holder, increased by the amounts of any market discount and original issue discount previously included in income by the holder with respect to the note and reduced by any interest payments received by the holder with respect to the note.

    Gain on the sale, exchange or retirement of a note will be ordinary income to the extent of any market discount not previously included in the holder's taxable income. Otherwise, gain or loss realized on the sale, exchange or retirement of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the note has been held by the holder for more than one year.

BACKUP WITHHOLDING AND INFORMATION REPORTING


    Information returns will be filed with the Internal Revenue Service in connection with payments on the notes and the proceeds from a sale or other disposition of the notes. A United States Holder will be subject to United States backup withholding tax on these payments if the holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to a United States Holder will be allowed as a credit against its United States federal income tax liability and may entitle it to a refund, provided that the required information is furnished to the Internal Revenue Service.


                              PLAN OF DISTRIBUTION

    This prospectus is to be used by Credit Suisse First Boston Corporation in connection with offers and sales of the new notes in market-making transactions effected from time to time. Credit Suisse First Boston Corporation may act as a principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties when it acts as agent for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices.

    In addition, this prospectus may be used by the DLJ Investment Partners funds in connection with resales in the over-the-counter market, in negotiated transactions, in underwritten offerings, or a combination of such methods of sale, a fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Any successor, pledgee, transferee or donee of the DLJ Investment Partners funds may also sell the notes using this prospectus. We will name any successor, pledgee, transferee or donee in a prospectus supplement and disclose any material relationship between Advanstar and that successor, pledgee, transferee or donee. The DLJ Investment Partners funds or such other selling securityholder may effect such transactions by selling the notes to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from selling securityholder and/or the purchasers for whom such broker-dealer may act as agents or to whom they sell as principals, or both.

    As of the date of this prospectus, the DLJ Investment Partners funds owned approximately $103.2 million principal amount at maturity of notes, all or part of which may be sold from time to time using this prospectus. Of that amount, $58.7 million principal amount at maturity is held of record by DLJ Investment Partners II, L.P., $26.1 million is held of record by DLJ Investment
Partners L.P., $12.9 million is held of record by DLJ ESC II, L.P. and $5.6 million is held of record by DLJ Investment Funding II, L.P. Because they may offer all or some portion of the notes using this prospectus or in transactions exempt from registration, no estimate can be given as to the amount of notes that will be held by them after any sale using this prospectus. We will file a prospectus supplement in connection with each offering by any selling securityholder which will identify the amount of securities held by that holder upon completion of the offering. The address of each of the DLJ Investment Partners funds is 277 Park Avenue, New York, NY 10172.

    The DLJ Investment Partners funds and other selling securityholders and any broker-dealers or agents that participate with them in the distribution of the notes may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the notes purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

    DLJ Merchant Banking, an affiliate of Credit Suisse First Boston Corporation and the DLJ Investment Partners funds, and its affiliates beneficially own substantially all of the common stock of our parent. David Wittels, James Quella and OhSang Kwon, each of whom is an employee of DLJ Merchant Banking, are members of the board of directors of our company. The DLJ Investment Partners funds are also affiliates of Credit Suisse First Boston Corporation. Further, an affiliate of Credit Suisse First Boston Corporation acted as lead arranger and syndication agent in connection with the new credit facility for which it received customary fees and expenses and another affiliate of Credit Suisse First Boston Corporation purchased the bridge notes, for which it received customary fees and expenses. Credit Suisse First Boston Corporation has, from time to time, provided investment banking and other financial advisory services to Advanstar in the past for which it has received customary compensation, and will provide such services and financial advisory services to our company in the future. Credit Suisse First Boston Corporation acted as purchaser in connection with the initial sale of the old notes and senior subordinated notes and received an underwriting discount in connection therewith. See "Certain Relationships and Related Transactions."


    Credit Suisse First Boston Corporation has informed us that it does not intend to confirm sales of the new notes to any accounts over which it exercises discretionary authority without the prior specific written approval of such transactions by the customer.

    We have been advised by Credit Suisse First Boston Corporation that, subject to applicable laws and regulations, Credit Suisse First Boston Corporation currently intends to make a market in the new notes following completion of the exchange offer. However, Credit Suisse First Boston Corporation is not obligated to do so and any such market-making may be interrupted or discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. There can be no assurance that an active trading market will develop or be sustained. See "Risk Factors--Risks Related to the Notes--There is no existing trading market for the notes, which could make it difficult for you to sell your notes at an acceptable price or at all."

    Credit Suisse First Boston Corporation and Advanstar have entered into a registration rights agreement with respect to the use by Credit Suisse First Boston Corporation of this prospectus. In that agreement, we agreed to bear all registration expenses incurred under such agreement, and we agreed to indemnify Credit Suisse First Boston Corporation against a variety of liabilities, including liabilities under the Securities Act. We have entered into a similar agreement with the DLJ Investment Partners funds.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following is an itemization of all estimated expenses incurred or expected to be incurred by the Registrants in connection with the issuance and distribution of the securities being registered hereby.

ITEM                                                           AMOUNT
----                                                           ------
SEC Registration Fee........................................  $ 22,755
Printing and Engraving Costs................................   125,000
Trustee Fees................................................     2,500
Legal Fees and Expenses.....................................    65,000
Accounting Fees and Expenses................................    31,000
Miscellaneous...............................................     6,500
                                                              --------
    Total...................................................  $252,755
                                                              ========


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS


    Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Company. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
Article V, Section 1 of the Company's Bylaws provides for indemnification by the Registrant of its directors, officers and employees in all such circumstances to the extent authorized by the Delaware General Corporation Law.

    Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation provides for such limitation of liability.

    In addition, the Company has a directors and officers liability insurance policy.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    In the three years preceding the filing of this registration statement, the Company has issued the following securities (after giving effect to a two-for-one stock split effected on April 21, 1999 in the form of a stock dividend) that were not registered under the Act:

    On March 15, 1999, the Company issued 163,334 shares of its common stock, par value $.01 per share, to AHI Advanstar LLC for a total consideration of $980,000.

    Prior to the Company's acquisition by Advanstar Holdings, Inc. on October 10, 2001, the Company had issued options to purchase an aggregate of 960,324 shares of the Company's common stock under the 1996 Stock Option Plan. The Company has not issued any shares upon exercise of such options. All outstanding options were cancelled in connection with the acquisition.

    No underwriters were involved in the foregoing sales of securities. Such sales were made in reliance upon an exemption from the registration provisions of the Act set forth in Section 4(2) thereof relative to sales by an issuer not involving any public offering or the rules and regulations thereunder, or, in the case of options to purchase common stock, Rule 701 of the Act.

    On October 10, 2000, the Company issued units consisting of its 15% senior discount notes due 2011 to DLJ Investment Partners II, L.P. and related funds for aggregate consideration of $50.0 million. No underwriters were involved and the sale was made in reliance upon Section 4(2). On February 21, 2001, the Company sold additional units for aggregate consideration of $35.0 million to Credit Suisse First Boston Corporation, as initial purchaser in a transaction exempt from registration pursuant to Section 4(2) under the Securities Act. Discounts and commissions totaled $1.0 million. The units were immediately resold by the initial purchaser in transactions not involving a public offering. At the same time, the Company exchanged the notes sold in October for new notes. The exchange was consummated pursuant to Sections 3(a)(9) and 4(2) under the Securities Act.

    On February 21, 2001 a subsidiary of the Company sold $160,000,000 in aggregate principal amount of its 12% Senior Subordinated Notes due 2011, to Credit Suisse First Boston Corporation, Fleet Securities, Inc., Barclays
Capital Inc., BMO Nesbitt Burns Inc. and Dresdner Kleinwort Benson North America LLC (the "initial purchasers") in a private placement in reliance on
Section 4(2) under the Securities Act. The old notes were immediately resold by the initial purchasers in transactions not involving a public offering.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (A) EXHIBITS

     EXHIBIT NO.                                  DOCUMENT
     -----------                                  --------
 1.1                    Registration Rights Agreement dated as of February 21, 2001 between Advanstar, Inc. and Credit Suisse First Boston
                        Corporation, as Initial Purchaser*

 2.1                    Agreement and Plan of Merger dated August 14, 2000, among
                        Advanstar, Inc., Advanstar Holdings Corp. (formerly known as
                        Jetman Acquisition Corp.), Junior Jetman Corp. and AHI
                        Advanstar LLC (filed as Exhibit 2.1 to Form 8-K of
                        Advanstar, Inc. filed with the Securities and Exchange
                        Commission on October 26, 2000, and incorporated by
                        reference herein)

 3.1                    Certificate of Incorporation of Advanstar, Inc. (Previously
                        filed as an exhibit to the Company's Registration Statement on Form S-4 (File No. 333-57201) and incorporated by
                        reference herein)

 3.1.1 Certificate of Amendment of the Certificates of Incorporation of Advanstar, Inc. (Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for June 30, 1999 and incorporated by reference herein)

 3.2 By-Laws of Advanstar, Inc. (Previously filed as an exhibit to the Company's Registration Statement on Form S-4 (File
                        No. 333-57201) and incorporated by reference herein)

 4.1                    Indenture, dated as of February 21, 2001 among Advanstar
                        Communications Inc., the Guarantor party thereto and the Trustee. (Previously filed as an exhibit to Advanstar
                        Communications' Annual Report on Form 10-K for 2000 and incorporated by reference herein)

 4.2                    Indenture dated as of February 21, 2001 between Advanstar,
                        Inc. and the Trustee*

     EXHIBIT NO.                                  DOCUMENT
     -----------                                  --------
 5.1                    Opinion of Davis Polk & Wardwell with respect to the new
                        notes*

 10.1 Advanstar Holdings Corp. 2000 Management Plan Incentive dated as of October 11, 2000. (Previously filed as an exhibit to Advanstar Communications' Annual Report on
                        Form 10-K for 2000 and incorporated by reference herein)

 10.2                   Advanstar Holdings Corp. Shareholders Agreement dated as of
                        October 11, 2000. (Previously filed as an exhibit to
                        Advanstar Communications' Annual Report on Form 10-K for
                        2000 and incorporated by reference herein)

 10.2.1                 First Amendment and Waiver to Shareholders' Agreement dated as of February 21, 2001. (Previously filed as an Exhibit to
                        Advanstar Communications' Registration Statement on
                        Form S-1 (333-59284) and incorporated by reference herein.)

 10.2.2                 Second Amendment and Waiver to Stockholders' Agreement dated as of April 4, 2001. (Previously filed as an Exhibit to
                        Advanstar Communications' Registration Statement on
                        Form S-1 (333-59284) and incorporated by reference herein.)

 10.3 Credit Agreement, dated as of October 11, 2000, as amended and restated November 7, 2000, among, Advanstar
                        Communications Inc., the guarantors party thereto and the lenders party thereto. (Previously filed as an exhibit to Advanstar Communications' Annual Report on Form 10-K for
                        2000 and incorporated by reference herein)

 10.4                   Employment Agreement, dated August 14, 2000, between
                        Advanstar, Inc. and Robert Krakoff. (Previously filed as
                        Exhibit 10.1 to Form 10-Q of Advanstar, Inc. filed with the
                        Securities and Exchange Commission on November 14, 2000, and
                        incorporated by reference herein)

 10.5                   Employment Agreement, dated August 14, 2000, between
                        Advanstar, Inc. and James M. Alic. (Previously filed as
                        Exhibit 10.2 to Form 10-Q of Advanstar, Inc. filed with the
                        Securities and Exchange Commission on November 14, 2000, and
                        incorporated by reference herein)

 10.6                   Employees' 401(k) Plan and Trust, as amended. (Previously
                        filed as an exhibit to the Company's Registration Statement on Form S-4 (File No. 333-57201) and incorporated by
                        reference herein)

 10.7                   Agreement, dated July 31, 1997, between Advanstar
                        Communications Inc. and Banta Publications. (Previously
                        filed as an exhibit to the Company's Registration Statement on Form S-4 (File No. 333-57201) and incorporated by
                        reference herein)

 10.8                   Employment Agreement dated June 21, 2001 between Advanstar
                        Inc. and Joseph Loggia (previously filed as an exhibit to
                        Advanstar Communications' Quarterly Report on Form 10-Q for
                        the second quarter of 2001 and incorporated by reference
                        herein)

 12.1                   Computation of Ratio of Earnings to Fixed Charges/Deficiency

 21.1                   Subsidiaries of Advanstar, Inc.*

 23.1                   Consent of Davis Polk & Wardwell (contained in their opinion filed as Exhibit 5.1).*

 23.2                   Consent of Arthur Andersen LLP

 24.1 Power of Attorney (included on signature page of the Registration Statement)*

 25.1                   Statement of Eligibility of Wells Fargo Bank Minnesota, N.A.
                        on Form T-1*

 99.1                   Form of Letter of Transmittal*

 99.2                   Form of Notice of Guaranteed Delivery*

 99.3                   Form of Letter to Clients*

     EXHIBIT NO.                                  DOCUMENT
     -----------                                  --------
 99.4                   Form of Letter to Nominees*

 99.5                   Form of Instructions to Registered Holder and/or Book-Entry
                        Transfer Participant from Owner*


------------------------


*   Previously filed.


(B) FINANCIAL STATEMENT SCHEDULES

                SCHEDULE II-- VALUATION AND QUALIFYING ACCOUNTS.

                                ADVANSTAR, INC.
                       VALUATION AND QUALIFYING ACCOUNTS

                                                            ADDITIONS
                                                     -----------------------
                                       BALANCE AT    CHARGED TO   CHARGED TO                   BALANCE AT
                                      BEGINNING OF   COSTS AND      OTHER                        END OF
                                         PERIOD       EXPENSES     ACCOUNTS    DEDUCTIONS(1)     PERIOD
                                      ------------   ----------   ----------   -------------   ----------
Period of October 12, 2000 to
  December 31, 2000
  Allowance for doubtful accounts...    $703,000     $  956,500       --         $  934,500     $725,000
Period of January 1, 2000 to
  October 11, 2000
  Allowance for doubtful accounts...    $709,000     $1,406,500       --         $1,412,500     $703,000
Year ended December 31, 1999
  Allowance for doubtful accounts...    $574,000     $1,878,000       --         $1,743,000     $709,000
Year ended December 31, 1998
  Allowance for doubtful accounts...    $553,000     $1,148,000       --         $1,127,000     $574,000

------------------------

(1) Uncollectible accounts written off.

    All other financial schedule are omitted because they are not applicable or the information is included in the financial statements or related notes.

ITEM 17. UNDERTAKINGS

    (a) The undersigned hereby undertakes:

        (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, Advanstar, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Minnesota, on September 27, 2001.


                                                       ADVANSTAR, INC.

                                                       By:  /s/ DAVID W. MONTGOMERY
                                                            -----------------------------------------
                                                            Name: David W. Montgomery
                                                            Title: Vice President - Finance,
                                                                 Chief Financial Officer

    Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                  TITLE                    DATE
                      ---------                                  -----                    ----

                          *
     -------------------------------------------       Chairman of the Board and   September 27, 2001
                  Robert L. Krakoff                      Chief Executive Officer

                                                       Vice President-Finance,
               /s/ DAVID W. MONTGOMERY                   Chief Financial Officer
     -------------------------------------------         Secretary and Principal   September 27, 2001
                 David W. Montgomery                     Accounting Officer

                          *
     -------------------------------------------       Director                    September 27, 2001
                    James M. Alic

                          *
     -------------------------------------------       Director                    September 27, 2001
                     OhSang Kwon

                          *
     -------------------------------------------       Director                    September 27, 2001
                   James A. Quella

                          *
     -------------------------------------------       Director                    September 27, 2001
                  David M. Wittels


*By:                 /s/ DAVID W. MONTGOMERY
             --------------------------------------
                       David W. Montgomery
                        ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


     EXHIBIT NO.
     -----------
 1.1                    Registration Rights Agreement dated as of February 21, 2001 between Advanstar, Inc. and Credit Suisse First Boston
                        Corporation, as Initial Purchaser*

 2.1                    Agreement and Plan of Merger dated August 14, 2000, among
                        Advanstar, Inc., Advanstar Holdings Corp. (formerly known as
                        Jetman Acquisition Corp.), Junior Jetman Corp. and AHI
                        Advanstar LLC (filed as Exhibit 2.1 to Form 8-K of
                        Advanstar, Inc. filed with the Securities and Exchange
                        Commission on October 26, 2000, and incorporated by
                        reference herein)

 3.1                    Certificate of Incorporation of Advanstar, Inc. (Previously
                        filed as an exhibit to the Company's Registration Statement on Form S-4 (File No. 333-57201) and incorporated by
                        reference herein)

 3.1.1 Certificate of Amendment of the Certificates of Incorporation of Advanstar, Inc. (Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for June 30, 1999 and incorporated by reference herein)

 3.2                    By-Laws of Advanstar Communications Inc. (Previously filed as an exhibit to the Company's Registration Statement on
                        Form S-4 (File No. 333-57201) and incorporated by reference herein)

 4.1                    Indenture, dated as of February 21, 2001 among Advanstar
                        Communications Inc., the Guarantor party thereto and the Trustee (Previously filed as an exhibit to the Company's
                        Annual Report on Form 10-K for 2000 and incorporated by reference herein)

 4.2                    Indenture, dated as of February 21, 2001 between Advanstar,
                        Inc. and the Trustee*

 5.1 Opinion of Davis Polk & Wardwell with respect to the new notes*

 10.1 Advanstar Holdings Corp. 2000 Management Plan Incentive dated as of October 11, 2000. (Previously filed as an exhibit to Advanstar Communications Annual Report on
                        Form 10-K for 2000 and incorporated by reference herein)

 10.2                   Advanstar Holdings Corp. Shareholders Agreement dated as of
                        October 11, 2000. (Previously filed as an exhibit to
                        Advanstar Communications Annual Report on Form 10-K for 2000
                        and incorporated by reference herein)

 10.2.1                 First Amendment and Waiver to Shareholders' Agreement dated as of February 21, 2001. (Previously filed as an Exhibit to
                        Advanstar Communications' Registration Statement on
                        Form S-1 (333-59284) and incorporated by reference herein.)

 10.2.2                 Second Amendment and Waiver to Stockholders' Agreement dated as April 4, 2001. (Previously filed as an Exhibit to
                        Advanstar Communications' Registration Statement on
                        Form S-1 (333-59284) and incorporated by reference herein.)

 10.3                   Credit Agreement, dated as of October 11, 2000, as amended and restated November 7, 2000, among, Advanstar
                        Communications Inc., the guarantors party thereto and the
                        lenders party thereto. (Previously filed as an exhibit to
                        the Advanstar Communication's Annual Report on Form 10-K for
                        2000 and incorporated by reference herein)

 10.4                   Employment Agreement, dated August 14, 2000, between
                        Advanstar, Inc. and Robert Krakoff. (Previously filed as
                        Exhibit 10.1 to Form 10-Q of Advanstar, Inc. filed with the
                        Securities and Exchange Commission on November 14, 2000, and
                        incorporated by reference herein)

     EXHIBIT NO.
     -----------
 10.5                   Employment Agreement, dated August 14, 2000, between
                        Advanstar, Inc. and James M. Alic. (Previously filed as
                        Exhibit 10.2 to Form 10-Q of Advanstar, Inc. filed with the
                        Securities and Exchange Commission on November 14, 2000, and
                        incorporated by reference herein)

 10.6                   Employees' 401(k) Plan and Trust, as amended. (Previously
                        filed as an exhibit to the Company's Registration Statement on Form S-4 (File No. 333-57201) and incorporated by
                        reference herein)

 10.7                   Agreement, dated July 31, 1997, between Advanstar
                        Communications Inc. and Banta Publications. (Previously
                        filed as an exhibit to the Company's Registration Statement on Form S-4 (File No. 333-57201) and incorporated by
                        reference herein)

 10.8                   Employment Agreement dated June 20, 2001 between Advanstar
                        Inc. and Joseph Loggia (Previously filed as an exhibit to
                        Advanstar Communications' Quarterly Report on Form 10-Q for
                        the second quarter of 2001 and incorporated by reference
                        herein)

 12.1                   Computation of Ratio of Earnings to Fixed Charges/Deficiency

 21.1                   Subsidiaries of Advanstar, Inc.*

 23.1                   Consent of Davis Polk & Wardwell (contained in their opinion filed as Exhibit 5.1).*

 23.2                   Consent of Arthur Andersen LLP

 24.1 Power of Attorney (included on signature page of registration statement)*

 25.1                   Statement of Eligibility of Wells Fargo Bank Minnesota, N.A.
                        on Form T-1.*

 99.1                   Form of Letter of Transmittal*

 99.2                   Form of Notice of Guaranteed Delivery*

 99.3                   Form of Letter to Clients*

 99.4                   Form of Letter to Nominees*

 99.5                   Form of Instructions to Registered Holder and/or Book-Entry
                        Transfer Participant from Owner*


------------------------


*   Previously filed.